Exhibit 9.1

AMENDED AND RESTATED AGREEMENT AND

DECLARATION OF VOTING TRUST

between

Permuto Capital LLC,
a Delaware limited liability company, as the Trust Administrator

and

CSC Delaware Trust Company,
as the initial Delaware Trustee

    , 2025

i

ii

EXHIBITS

Exhibit A-1	Form of Dividend Certificate
Exhibit A-2	Form of Asset Certificate

SCHEDULES

Schedule 1	Voting Rights of Asset Certificates and Dividend Certificates
Schedule 2	Consequences of Corporate Actions
Schedule 3	Maintenance of Capital Accounts

iii

AMENDED AND RESTATED AGREEMENT AND DECLARATION OF VOTING TRUST

This AMENDED AND RESTATED AGREEMENT AND DECLARATION OF VOTING TRUST, dated as of                     , 2025, is between Permuto Capital LLC, a Delaware limited liability company, as trust administrator (the “Trust Administrator”), and CSC Delaware Trust Company, as the initial Delaware trustee (the “Delaware Trustee”).

RECITALS

WHEREAS, on February 4, 2025, Permuto Capital AAPL Trust I (the “Trust”) was formed when the Certificate of Trust was filed in the Office of the Secretary of State of the State of Delaware under the provisions of the Delaware Statutory Trust Act, Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801 et seq. (as it may be amended from time to time, or any successor legislation, the “Act”) and the Trust Administrator and Delaware Trustee entered into the initial trust agreement of the Trust, dated as of February 4, 2025 (the “Initial Trust Agreement”);

WHEREAS, the parties hereto intend that the Trust created by the Certificate of Trust and the Initial Trust Agreement be a voting trust within the meaning of Section 218 of the General Corporation Law of the State of Delaware;

WHEREAS, the Trust Administrator desires to adopt this Agreement to establish the terms on which the Underlying Shares may be deposited in the Trust and provide for the creation and redemption of Trust Units; and

WHEREAS, the Trust Administrator desires to provide for other terms and conditions on which the Trust shall be established and administered, as hereinafter provided.

NOW, THEREFORE, it being the intention of the parties hereto that, subject to the terms hereof, this Agreement shall constitute the governing instrument of the Trust, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1 Definitions. For the purposes of this Agreement, the terms defined in this Article I shall have the meanings herein specified unless the context otherwise requires.

“Act” has the meaning specified in the recitals hereto.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agreement” means this Amended and Restated Agreement and Declaration of Voting Trust, including the exhibits and schedules hereto, as amended, modified, supplemented, restated, and/or amended and restated from time to time in accordance with its terms.

“Applicable AML Law” has the meaning specified in Section 7.10.

“Asset Certificate” means (1) a certificate, in substantially the form attached as Exhibit A-2 hereto, that is executed and delivered by the Trust under this Agreement evidencing an Asset Interest, (2) a digital certificate issued by the Trust as a CAT evidencing an Asset Interest, and/or (3) an equivalent certificate evidencing an Asset Interest in a form reasonably determined by the Trust Administrator and issued or delivered by the Trust.

“Asset Interest” means a unit of beneficial interest in all other economic rights of a holder of an Underlying Share (but excluding for all purposes any Dividend Interest with respect to such Underlying Share and the voting rights and any other distribution rights allocated to the Dividend Interest in accordance with Schedule 1 and Schedule 2, respectively).

“Base Payment of a Dividend” means the Chia blockchain or other blockchain protocol fees that are attributable to the initial spend or transaction that effects the distribution of a Dividend pursuant to Section 4.2 in the form of Stablecoins on the Chia blockchain.

The Trust Administrator utilizes software on the Chia blockchain entitled “Secure the Bag,” or its successor technology, that enables a user to process one large transaction on the Chia blockchain that creates a ‘tree’ of digital assets that then become subsequent transactions, as more fully described at: https://www.chia.net/2024/06/17/great-bitcoin-ideas-show-the-power-of-one-market-secure-the-bag/. Secure the Bag enables users of the Chia blockchain to pay additional transaction fees to speed up or prioritize a particular transaction on the Chia blockchain, including a specific Dividend transaction in the form of Stablecoins, that is contained within the original ‘tree’ of digital assets.

Any Chia blockchain or other blockchain protocol fees that a Registered Owner, Beneficial Owner, or any Person pays or incurs to (a) speed up or prioritize the processing of a transaction on the Chia blockchain in order to receive a Dividend in the form of a Stablecoin earlier than other transactions, as well as, (b) bridge, spend, or transfer Stablecoins, Trust Certificates held in digital form, or any other digital asset to other blockchain protocols, exchanges, or Digital Wallets, and (c) trade digital certificates in a secondary market or any secondary transaction following initial receipt of the Trust Units from the Trust or Trust Administrator are specifically excluded.

“Base Payment of an Initial Issuance” means the Chia blockchain or other blockchain protocol fees that are attributable to the mint, issuance, and airdrop of a (1) Trust Certificate in digital form pursuant to Sections 2.4(b) and 2.7, and (2) Dividend pursuant to Section 4.3 and Schedule 2 in the form of a digital certificate or share on the Chia blockchain. However, any mint, issuance, or airdrop that is not the initial issuance of a Trust Unit, digital certificate, or share on the Chia blockchain is specifically excluded. For example, if a Registered Owner submits Trust Certificates to reissue, split, or combine a certificate or certificates pursuant to Sections 2.8(b) and 2.8(c), the Trust Administrator is not required to pay for or incur the related Chia blockchain or other blockchain protocol fees pursuant to Section 5.7(f).

“Beneficial Owner” means any Person owning a beneficial interest as evidenced by (1) ownership in any Trust Certificates, including a person who holds Trust Certificates through a Registered Owner, or (2) control or ownership of a Chia Asset Token based Trust Certificate.

“Business Day” means any day (1) the Federal Reserve wire transfer system is open for cash wire transfers, or (2) that the Trust Administrator determines that it is able to conduct business.

“CAT” or “Chia Asset Token” means a digital asset token issued on the Chia blockchain under an applicable Chia asset token standard as defined at https://chialisp.com/cats/ or successor website.

“CAT Dividend Fee” has the meaning specified in Section 5.13(c).

“Certificate of Trust” means the Certificate of Trust with respect to the Trust, as filed with the Secretary of State pursuant to Section 3810 of the Act.

“Chia blockchain” means an open source Layer 1 blockchain, purposefully designed to be secure, sustainable, and compliant, which was originally built by Chia Network Inc. with a native token Chia (XCH).

“Code” means the Internal Revenue Code of 1986.

“Conflicting Provisions” has the meaning specified in Section 7.9.

“Corporate Office” means the office of the Trust Administrator at which its depositary receipt business is administered, which, as of the date hereof, is located at 611 Gateway Boulevard, Suite 120, South San Francisco, California 94080.

“Covered Person” means the Trust Administrator and its Affiliates.

“CTA” means the Corporate Transparency Act (31 U.S.C. § 5336) and its implementing regulations.

“Custodian” means U.S. Bank National Association, or any successor thereto in its capacity as the custodian for the Trust, and any substitute or additional custodian engaged pursuant to one or more written agreements with the Trust or Trust Administrator on behalf of the Trust.

“Custody Agreement” means the custody or similar agreement entered into between the Trust and the Custodian.

“Delaware Trustee” means the Person named as such in the introductory paragraph hereto, solely in such Person’s capacity as the Delaware trustee of the Trust created hereunder and not in such Person’s individual or other capacity and includes any successor Delaware trustee under this Agreement.

“Delaware Trustee Indemnified Persons” has the meaning specified in Section 5.20(e).

“Deliver,” “Delivered” or “Delivery” means, (a) when used with respect to Underlying Shares, (i) in the case of an initial deposit, one or more book-entry transfers of such Underlying Shares to an account or accounts at DTC designated by the Trust Administrator, and (ii) in the case of a redemption, one or more book-entry transfers of such Underlying Shares to an account or accounts at DTC designated by the Eligible Participant, and (b) when used with respect to Trust Certificates, (i) one or more book-entry transfers of such Trust Certificates to an account or accounts at DTC designated by the Person entitled to such delivery for further credit as specified by such Person, or (ii) when used with respect to Chia Asset Token based Trust Certificates, an effective transfer of the Trust Certificate from the relevant sender’s Digital Wallet or Vault into the recipient’s Digital Wallet or Vault on the Chia blockchain.

“Deposit Fee” has the meaning specified in Section 5.13(a).

“Depositor” means any Eligible Participant that Delivers, directly or through an agent, Underlying Shares to, or at the direction of the Trust, either for its own account or on behalf of another Person that is the owner or beneficial owner of such Underlying Shares.

“Depositor Agreement” means an agreement between the Trust Administrator and an Eligible Participant that provides the procedures for the creation and redemption of Trust Certificates.

“Digital Wallet” shall mean a digital software or hardware wallet or Vault that is owned by the Trust, the Trust Administrator, or an Eligible Participant (or its agent).

“Dividend” means any distribution of cash, shares, or other property made by the Subject Corporation, as the issuer of Underlying Shares, as a dividend, to the holders of such Underlying Shares, as set forth in Schedule 2.

“Dividend Certificate” means (1) a certificate, in substantially the form attached as Exhibit A-1 hereto, that is executed and delivered by the Trust under this Agreement evidencing a Dividend Interest, (2) a digital certificate issued by the Trust as a CAT evidencing a Dividend Interest, and/or (3) an equivalent certificate evidencing a Dividend Interest in a form reasonably determined by the Trust Administrator and issued or delivered by the Trust.

“Dividend Fee” has the meaning specified in Section 5.13(c).

“Dividend Interest” means a unit of beneficial interest in the economic rights of a holder of an Underlying Share solely with respect to the receipt of dividends with respect to such Underlying Share and the voting rights allocated to such beneficial interest to receive Dividends in accordance with Schedule 1.

“DTC” means The Depository Trust Company, or its successor.

“DTC Dividend Fee” has the meaning specified in Section 5.13(c).

“DTC Participant” means a Person that has an account with DTC.

“Eligible Participant” means a Person who, at the time of submitting to the Trust a Purchase Order or a Redemption Order, (a) is either (i) a QIB, or (ii) has provided such identifying information and documentation as may be available to enable the Trust Administrator to comply with Applicable AML Law, and (b) has in effect a valid Depositor Agreement.

“Exchange” means a registered U.S. national securities exchange, or any other regulated securities market or quotation system where, by action of the Trust Administrator, the Trust Certificates have been listed, quoted, or approved for trading.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder.

“FinCEN” means the U.S. Department of the Treasury Financial Crimes Enforcement Network.

“Fiscal Year” means the fiscal year of the Trust for financial accounting purposes, which shall begin on January 1 (or, for the first fiscal year, such date on which the Trust’s year begins for financial accounting purposes) and end on December 31 (or, for the last fiscal year, the date on which the Trust terminates).

“Indemnified Amounts” has the meaning specified in Section 5.11(a).

“Indemnitee” has the meaning specified in Section 5.11(c).

“Indemnitor” has the meaning specified in Section 5.11(c).

“Indirect Participant” means a Person that has access to the DTC clearing system by clearing securities through, or maintaining a custodial relationship with, a DTC Participant.

“Investment Company Act” means the Investment Company Act of 1940.

“Minimum Amount” means an amount equal to $25,000 of Underlying Shares, calculated based the closing price of such Underlying Shares on the Nasdaq Global Market (or any successor exchange to the foregoing, or any market on which the Underlying Shares are listed or admitted to trading) on the trading day immediately preceding the date of a deposit or redemption, as applicable.

“New Partnership Audit Procedures” means Subchapter C of Chapter 63 of the Code, as modified by Section 1101 of the Bipartisan Budget Act of 2015, Pub. L. No. 114-74, any amended or successor version, Treasury Regulations promulgated thereunder, official interpretations thereof, related notices, or other related administrative guidance.

“Order Cutoff Time” means, with respect to any Business Day, (a) 3:59:59 p.m. Eastern Time on such Business Day or (b) any other time agreed to by the Trust Administrator and of which all existing Eligible Participants who are then Registered Owners have been previously notified by the Trust Administrator.

“Order Date” means, with respect to a Purchase Order, the date specified in Section 2.6(a) and, with respect to a Redemption Order, the date specified in Section 2.9(b).

“Person” shall mean any natural person, corporation, limited liability company, unlimited liability company, trust, joint venture, association, company, partnership, or other entity.

“Proceeding” has the meaning specified in Section 5.11(c).

“Purchase Order” has the meaning specified in Section 2.6(a).

“QIB” means a “qualified institutional buyer” as defined in Rule 144A and any applicable successor rule.

“Redemption Fee” has the meaning specified in Section 5.13(b).

“Redemption Order” has the meaning specified in Section 2.9(a).

“Registered Owner” means a Person in whose name Trust Certificates are registered on the books of the Registrar or Chia blockchain registry maintained for that purpose.

“Registrar” means the Trust Administrator or any bank or trust company that is appointed to register Trust Certificates and transfers of Trust Certificates as herein provided.

“Responsible Officer of the Delaware Trustee” means any officer within the corporate trust office of the Delaware Trustee including any vice president, assistant vice president, assistant treasurer, assistant secretary, or any other officer customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of the Delaware Trustee role hereunder.

“Rule 144A” means Rule 144A, as promulgated under the Securities Act.

“SEC” means the Securities and Exchange Commission of the United States, or any successor governmental agency in the United States.

“Securities Act” means the Securities Act of 1933 and the rules and regulations thereunder.

“Stablecoins” means a digital asset or currency that is designed to maintain a value by being backed by a reserve asset or pegged to another asset. The Trust Administrator may at its sole discretion limit Stablecoins used by the Trust, Trust Administrator, Registered Owner, Eligible Participant, Depositor, or any holder of Trust Certificates to those backed by a level 1 cash equivalent similar to wrapped USDC.

“Subject Corporation” means Apple Inc., a California corporation (or any successor corporation, subject to the terms of Schedule 2 hereto).

“Surrender,” “Surrendered” or “Surrendering” means (a) one or more book-entry transfers of Trust Certificates on account evidencing one or more Trust Units to an account at DTC designated by the Trust Administrator, (b) surrender to the Trust at its Corporate Office of Trust Certificates evidencing one or more Trust Units or (c) an effective transfer of Chia Asset Token based Trust Certificates evidencing one or more Trust Units from the Digital Wallet of the Registered Owner into the Digital Wallet or Vault of the Trust.

“Treasury Regulations” means Treasury regulations promulgated under the Code.

“Trust” has the meaning specified in the recitals hereto.

“Trust Administrator” means the Person named as such in the introductory paragraph hereto, solely in such Person’s capacity as administrative trustee and not in such Person’s individual or other capacity, so long as such Person shall continue in office in accordance with the terms hereof, and any other Person who may from time to time be duly appointed, qualified, and serving as an administrative trustee in accordance with the provisions hereof.

“Trust Administrator Indemnified Person” has the meaning specified in Section 5.11(a).

“Trust Administrator’s Fees” means the Deposit Fee, the Redemption Fee, and the Dividend Fee.

“Trust Certificates” means Dividend Certificates and Asset Certificates.

“Trust Property” means, at any time, the assets of the Trust at such time, regardless of whether such assets are held by the Custodian, the Trust Administrator, the Trust or any agent or other custodian for the Trust.

“Trust Services” means certain order processing, communications to Eligible Participants and to Depositors in relation to Underlying Shares, and related services in connection with the issuance and redemption of Trust Certificates.

“Trust Services Provider” means a vendor retained by the Trust Administrator, or any successor thereto, that provides Trust Services or products to the Trust. Trust Services Providers may also include Trust Administrator in its capacity as the provider of services or products to the Trust.

“Trust Unit” means (i) one Dividend Certificate and (ii) one Asset Certificate, in each case taken together.

“Underlying Share Amount” means the whole number of Underlying Share(s) (1) equal to the number of Trust Units being purchased in a Purchase Order or (2) corresponding to the number of Trust Units being redeemed in a Redemption Order.

“Underlying Shares” means shares of common stock, $0.00001 par value per share, of the Subject Corporation (or successor shares as a result of a stock split, stock combination, or change in par value or similar event, with respect to such shares, in each case, subject to Schedule 2 hereto).

“Vault” means software such as a smart coin (or smart contract) that utilizes blockchain technology to automate security measures, including, but not limited to, enhanced control to block unauthorized access attempts, transparency over the digital assets stored therein, time-locked withdrawal delays to block unauthorized access attempts, and other customizable security and safety options, as applicable, through pre-defined code.

Section 1.2 Rules of Construction. The use in this Agreement of the term “including” means “including, without limitation.” The words “herein,” “hereof,” “hereunder,” and other words of similar import refer to this Agreement as a whole, including the schedule, as the same may from time to time be amended, modified, supplemented, or restated, and not to any particular section, subsection, paragraph, subparagraph, or clause contained in this Agreement. All references to articles, sections, exhibits, and schedules mean the articles and sections of this Agreement and the exhibits and schedules attached to this Agreement, except where otherwise stated. The use herein of the masculine, feminine, or neuter forms shall also denote the other forms, and the singular includes the plural, and vice versa, in each case as the context may require. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit, or restrict in any manner the construction of the general statement to which it relates. Reference to any statute shall be deemed to refer to such statute, together with the rules and regulations promulgated thereunder, in each case as may be amended from time to time and any successor statute, rules, or regulations thereto.

ARTICLE II

CREATION AND DECLARATION OF TRUST

Section 2.1 Creation and Declaration of Trust; Business of the Trust.

(a) The Trust Administrator declares that the Trust holds and will hold all Trust Property through the Custodian in accordance with the Custody Agreement, for the benefit of the Registered Owners for the purposes of, and subject to the terms and conditions set forth in, this Agreement.

(b) The Trust created hereby and governed by this Agreement shall be known as “Permuto Capital AAPL Trust I” in which name the Trust Administrator may conduct the business of the Trust, in each case, in accordance with this Agreement. The Delaware Trustee is authorized to file any amendment or restatement thereof to the Certificate of Trust as may be necessary, advisable, desirable, or incidental from time to time at the written direction of the Trust Administrator.

(c) The Trust shall have full power and authority (i) to engage in such business or activities as set forth in, or contemplated by, this Agreement, the Custody Agreement, the Depositor Agreements, and any other agreements or instruments to which, in compliance with the provisions of this Agreement, it shall become a party to or by which it may be bound, (ii) to engage in activities necessary, advisable, desirable, or incidental to carry out the duties and responsibilities as set forth in, or contemplated by, this Agreement, the Depositor Agreements, and such other agreements or instruments, and (iii) subject to the following sentence, to engage in any other lawful business, purpose, or activity for which statutory trusts may be formed under the Act. Other than the Trust Certificates, the Trust shall not issue or sell any beneficial interests or other obligations or otherwise incur, assume, or guarantee any indebtedness for money borrowed.

Section 2.2 [Reserved.]

Section 2.3 Legal Title. Legal title to all of the Trust Property shall be vested in the Trust as a separate legal entity; provided, however, that where applicable law in any jurisdiction requires any part of the Trust Property to be vested otherwise, the Trust Administrator may cause legal title to the Trust Property or any portion thereof to be held by or in the name of the Trust Administrator or any other Person as nominee (provided, however, that in no case shall title be held in the name of the Delaware Trustee). To the extent that any Trust Property is titled in the name of the Trust Administrator or one more Persons designated by the Trust Administrator, the right, title and interest of such Persons in the Trust Property shall vest automatically in each successor thereto upon such Person’s due election and qualification. Upon the ceasing of any Person to be the Trust Administrator or nominee of the Trust Administrator for any reason, such Person shall automatically cease to have any right, title, or interest in any of the Trust Property, and the right, title and interest of such Person in the Trust Property shall vest automatically in such Person’s successor whether or not conveyancing documents have been executed and delivered.

Section 2.4 Form of Trust Certificates; Book-Entry System; Transferability of Trust Certificates.

All interests in the Trust shall be represented only by Trust Certificates as follows:

In either (1) physical (including global) form pursuant to Section 2.4(a) or (2) digital (including as a CAT on the Chia blockchain) form pursuant to Section 2.4(b).

(a) This Section 2.4(a) shall apply only to Trust Certificates issued in physical (including global) form. A Trust Certificate may be substantially in the form set forth in Exhibit A-1 or A-2, as applicable, hereto, with appropriate insertions, modifications, and omissions, as hereinafter provided. No such Trust Certificates shall be entitled to any benefits under this Agreement or be valid or obligatory for any purpose unless a physical (which may be in global form) certificate evidencing those Trust Certificates has been executed by the manual or digital signature of a duly authorized signatory of the Trust Administrator and, if a Registrar (other than the Trust Administrator) for the Trust Certificates shall have been appointed, countersigned by the manual, or digital signature of a duly authorized officer of the Registrar. A Trust Certificate bearing the manual or digital signature of a duly authorized signatory of the Trust Administrator and the manual or digital signature of a duly authorized officer of the Registrar, if applicable, who was, at the time such Trust Certificate was executed, a proper signatory of the Trust Administrator or the Registrar, if applicable, shall bind the Trust Administrator, notwithstanding that such signatory has ceased to hold such office prior to the delivery of such Trust Certificate.

(i) Such Trust Certificate may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Agreement as may be required by the Trust Administrator or required to comply with any applicable law or regulations or with the rules and regulations of any Exchange upon which Trust Certificates may be listed or quoted or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which the Trust Certificates evidenced by a particular Trust Certificate are subject.

(ii) The Trust Administrator, or such other Person as it may designate, will apply to DTC for eligibility of such Trust Certificates in DTC’s book-entry settlement system. Trust Certificates deposited with DTC shall be evidenced by one or more global certificates, which shall be registered in the name of Cede & Co., as nominee for DTC, and shall bear any legends in such form and substance as are required by DTC.

(iii) So long as such Trust Certificates are eligible for book-entry settlement with DTC and such settlement is available, unless otherwise required by applicable law and the other provisions of this Section 2.4(a), all Trust Certificates issued other than as provided in Section 2.4(b) shall be evidenced by one or more global certificates, the Registered Owner of which is DTC or a nominee of DTC, and (1) no Beneficial Owner will be entitled to receive a separate certificate evidencing those Trust Certificates (subject to Section 2.4(a)(iv)), (2) the interest of a Beneficial Owner in Trust Certificates represented by a global certificate will be shown only on, and transfer of that interest will be effected only through, records maintained by DTC or a DTC Participant or Indirect Participant through which the Beneficial Owner holds that interest or the Trust Administrator pursuant to Section 2.4(a)(iv), and (3) the rights of a Beneficial Owner with respect to Trust Certificates represented by a global certificate will be exercised only to the extent allowed by, and in compliance with, the arrangements in effect between such Beneficial Owner and DTC or the DTC Participant or Indirect Participant through which that Beneficial Owner holds an interest in Trust Certificates or the Trust Administrator.

(iv) If, at any time when such Trust Certificates are evidenced by a global certificate, DTC ceases to make its book-entry settlement system available for such Trust Certificates, the Trust Administrator may select a comparable depositary for the book-entry settlement of the Trust Certificates and cause new global certificates to be issued and registered in the name of such successor depositary or its nominee. If the Trust Administrator determines that no such successor depositary is available, the Trust may be dissolved and, to the extent necessary in connection therewith, the Trust Administrator shall execute and deliver, or cause to be executed and delivered, separate certificates evidencing Trust Certificates registered in the names of the Beneficial Owners thereof, with such additions, deletions, and modifications to this Agreement and to the form of Certificate evidencing Trust Certificates as the Trust Administrator may agree.

(v) Title to a Trust Certificate held in DTC, when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a certificated security under Article 8 of the Uniform Commercial Code of the State of Delaware; provided, however, that the Trust Administrator, notwithstanding any notice to the contrary, may treat the Registered Owner of Trust Certificates as the absolute owner thereof for all purposes under this Agreement, including to receive any notice provided for in this Agreement.

(b) This Section 2.4(b) shall apply only to Trust Certificates issued in digital form, including as a CAT on the Chia blockchain. A Trust Certificate may be issued by the Trust as a CAT on the Chia blockchain, with appropriate insertions, modifications, and omissions, as hereinafter provided. No such Trust Certificates shall be entitled to any benefits under this Agreement or be valid or obligatory for any purpose unless a CAT evidencing those Trust Certificates has been Delivered or control or ownership is recorded on the Chia blockchain.

(i) Such Trust Certificate may incorporate in the metadata or a universal resource locator (URL) linking to online terms such legends or recitals or modifications not inconsistent with the provisions of this Agreement as may be required by the Trust Administrator or required to comply with any applicable law or regulations or with the rules and regulations of any Exchange or automated quotation system upon which Trust Certificates may be listed or quoted or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which the Trust Certificates evidenced by a particular CAT are subject.

(ii) The Trust Administrator will refer to the Chia blockchain for such Trust Certificates issued as Chia Asset Tokens.

(iii) All such Trust Certificates shall be evidenced by CATs on the Chia blockchain, and (1) no Beneficial Owner will be entitled to receive a separate certificate evidencing those Trust Certificates, (2) the interest of a Beneficial Owner in such Trust Certificates represented by a Chia Asset Token will be shown only on, and transfer of that interest will be effected only through transactions recorded on, the Chia blockchain, and (3) the rights of a Beneficial Owner with respect to Trust Certificates represented by a Chia Asset Token will be exercised only to the extent recorded on the Chia blockchain and arrangements in effect between such Beneficial Owner and Trust Administrator exist through which that Beneficial Owner holds an interest in Trust Certificates.

(iv) If, at any time when such Trust Certificates are evidenced by a Chia Asset Token, an upgrade is required to the Chia Asset Token standards, the Trust Administrator may reissue an updated Chia Asset Token to the Digital Wallet or Vault of the Beneficial Owner.

Section 2.5 Trust Certificates; General.

(a) Subject to the terms of this Agreement, including Section 2.9(a), the Trust Administrator shall have the power and authority, and is hereby authorized, such authority having been granted without the approval or action of any Registered Owner or Beneficial Owner, to issue and to offer to repurchase Trust Certificates from time to time. All Trust Certificates when so issued on the terms contemplated by this Agreement shall be fully paid and non-assessable. Every Registered Owner or Beneficial Owner, by virtue of having purchased or otherwise acquired a Trust Certificate or a beneficial interest in a Trust Certificate, shall be deemed to have expressly consented and agreed to be bound by the terms of this Agreement.

(b) The Trust shall not accept for deposit any Underlying Shares if such deposit would result in the Trust holding five percent (5%) or more of the total outstanding shares of the class of Underlying Shares of the Subject Corporation.

(c) Acceptance by the Trust of Underlying Shares for deposit shall be subject to all terms of this Agreement, including Sections 2.5(b), 2.6 and 4.5(d).

Section 2.6 Purchase Orders.

(a) Only Eligible Participants may submit Purchase Orders and acquire Trust Certificates from the Trust, in each case in accordance with this Agreement. Eligible Participants wishing to acquire Trust Certificates must place an order (a “Purchase Order”) with the Trust Administrator (or its appointed delegee, including the Trust Services Provider) which specifies the form of Trust Certificate pursuant to such Purchase Order. Purchase Orders received by the Trust Administrator on a Business Day prior to the Order Cutoff Time will have that Business Day as the Order Date. Purchase Orders received by the Trust Administrator on a Business Day on or after the Order Cutoff Time, or on a day that is not a Business Day, will not be accepted unless the Trust Administrator informs such Eligible Participant that the Trust Administrator will process such Purchase Order on the next Business Day at the discretion of the Trust Administrator. As consideration for the Trust Units to be acquired pursuant to a Purchase Order, an Eligible Participant must Deliver the Underlying Share Amount corresponding to such Purchase Order. Only whole numbers of Underlying Shares, with a minimum Purchase Order of at least the Minimum Amount, will be accepted. The Trust Administrator and the Trust shall have no liability for any loss of Underlying Shares occurring prior to the Delivery of Underlying Shares to the Custodian by the Eligible Participant (and for the avoidance of doubt, shall have no liability for any loss of Underlying Shares while held by the Custodian, except to the extent of gross negligence or willful misconduct by the Trust Administrator, in each case as finally adjudicated by a court of competent jurisdiction).

(b) All Underlying Shares Delivered to the Trust as part of a Purchase Order and any other Trust Property shall be owned by the Trust and held for the Trust by the Custodian.

(c) After the initial deposit of Underlying Shares, Deliveries of Trust Certificates will take place in compliance with the provisions of this Agreement, as supplemented by any procedures attached to the Custody Agreement and the applicable Depositor Agreement, to the extent those procedures are consistent with this Agreement.

Section 2.7 Delivery of Trust Certificates. Upon receipt by the Trust Administrator (or its appointed delegee, including the Trust Services Provider) of a Purchase Order for Trust Certificates and the other required documents, if any, as specified above and a confirmation from the Custodian that the Underlying Share Amount has been Delivered to the Custodian for each Trust Certificate and the Custodian is holding such Underlying Shares for the account of the Trust, the Trust Administrator, subject to the terms and conditions of this Agreement, including Sections 2.5, 2.6, 2.10, and this Section 2.7, as supplemented by any procedures attached to the Custody Agreement or the applicable Depositor Agreement, to the extent those procedures are not inconsistent with this Agreement, shall Deliver to, or as directed by, the Eligible Participant the number of Trust Certificates issuable with respect to such Delivery as requested in the corresponding Purchase Order, but only upon reimbursement to the Trust of any extraordinary costs or expenses incurred in connection with the execution of trades related to such Purchase Order, and the payment to the Trust Administrator or Trust Services Provider of the fees and expenses of the Trust, the Trust Administrator, and the Trust Services Provider relating to such Purchase Order as provided in Section 5.13 and of all taxes, charges, and fees payable in connection with such Delivery, as provided in Section 2.10(a), the transfer of the Underlying Shares and the issuance and Delivery of the Trust Certificates, including as provided in Section 2.10(a).

Section 2.8 Registration and Registration of Transfer of Trust Certificates.

(a) The Trust Administrator shall keep or cause to be kept a register of Registered Owners and shall provide for the registration of Trust Certificates and the registration of transfers of Trust Certificates. Notwithstanding the foregoing, the Trust Administrator may rely on the Chia blockchain as the register for all Trust Certificates issued as a Chia Asset Token.

(b) The Trust Administrator, subject to the terms and conditions of this Agreement, shall register transfers of ownership of Trust Certificates on its transfer books from time to time upon any Surrender of a Trust Certificate evidencing such Trust Certificates by or on behalf of the Registered Owner, properly endorsed and accompanied by any other required instruments of transfer. Thereupon, the Trust Administrator shall execute or issue one or more new certificates evidencing such Trust Certificates and Deliver the same to or upon the order of the Person entitled thereto. This subsection may not apply to digital versions of Trust Certificates issued by the Trust using a Chia Asset Token at the discretion of the Trust Administrator.

(c) The Trust Administrator, subject to the terms and conditions of this Agreement, shall, upon Surrender of a Trust Certificate or Trust Certificates for the purposes of effecting a split-up or combination or similar transaction of that Trust Certificate or Trust Certificates, execute or issue, and Deliver, one or more new certificates evidencing those Trust Certificates. This subsection may not apply to digital versions of Trust Certificates issued by the Trust using a Chia Asset Token at the discretion of the Trust Administrator.

(d) The Trust Administrator may appoint one or more co-transfer agents for the purpose of effecting registration of transfers of Trust Certificates and split-ups or combinations or similar transactions of Trust Certificates at designated transfer offices on behalf of the Trust Administrator. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Registered Owners or Persons entitled to Trust Certificates and will be entitled to protection and indemnity to the same extent as the Trust Administrator.

Section 2.9 Redemption of Trust Certificates and Withdrawal of Trust Property.

(a) Eligible Participants wishing to redeem one or more Trust Units must place an order with the Trust Administrator (or its appointed delegee, including the Trust Services Provider) on a Business Day (a “Redemption Order”). For the avoidance of doubt, each Redemption Order shall specify the number of Asset Certificates and Dividend Certificates subject thereto, and in all such cases, the redemption of a number of Trust Units shall require the Eligible Participant to Surrender an equal number of both Asset Certificates and Dividend Certificates, in whole amounts, with a minimum Redemption Order of at least the Minimum Amount. By way of example, if an Eligible Participant wishes to redeem one hundred (100) Trust Units, such Eligible Participant would be required to Surrender one hundred (100) Asset Certificates and one hundred (100) Dividend Certificates. Upon receipt by the Trust Administrator (or its appointed delegee, including the Trust Services Provider) of a Redemption Order, the Surrender by an Eligible Participant of the whole number of Trust Units for the purpose of withdrawal of the amount of Trust Property represented thereby, the reimbursement to the Trust of any extraordinary costs or expenses incurred in connection with the execution of trades related to such Redemption Order, and payment of the fees and expenses of the Trust, the Trust Administrator, and the Trust Services Provider relating to such Redemption Order as provided in Section 5.13 and payment of all taxes, charges, and fees payable in connection with such redemption and Surrender and withdrawal of Trust Property (including as provided in Section 2.10(a)), and subject to the terms and conditions of this Agreement, including this Section 2.9 and Section 2.10, as supplemented by any procedures attached to the Custody Agreement or the applicable Depositor Agreement, to the extent those procedures are not inconsistent with this Agreement, such Trust Units shall be redeemed by the Trust, and such Eligible Participant, as, or acting on authority of, the Registered Owner of those Trust Certificates will be entitled to Delivery, in accordance with the provisions of this Agreement, as supplemented by any procedures attached to an applicable Depositor Agreement, to the extent those procedures are consistent with this Agreement, of the Underlying Share Amounts corresponding to such Trust Units (determined in accordance with Section 2.9(c)) on the applicable Order Date (determined as provided below).

(b) Redemption Orders received by the Trust Administrator prior to the Order Cutoff Time on a Business Day will have that Business Day as the Order Date. Redemption Orders received by the Trust Administrator on or after the Order Cutoff Time on a Business Day, or on a day that is not a Business Day, will not be accepted unless the Trust Administrator informs such Eligible Participant that the Trust Administrator will process such Redemption Order on the next Business Day at the discretion of the Trust Administrator.

(c) Upon a Surrender by the Eligible Participant of a whole number of Trust Units for redemption and satisfaction of all the conditions for withdrawal of Trust Property (including as set forth in this Section 2.9 and Section 2.10), the Trust Administrator shall instruct the Custodian to Deliver to the Eligible Participant the amount of Underlying Shares represented by the Surrendered Trust Units, and the Trust Administrator shall pay or deliver to the Eligible Participant any other Trust Property represented by the Surrendered Trust Units that the Eligible Participant is entitled to. The Trust Administrator and the Trust shall have no liability for any loss of Underlying Shares occurring after the Delivery of Underlying Shares by the Custodian, as applicable, to the Eligible Participant (and for the avoidance of doubt, shall have no liability for any loss of Underlying Shares while held by the Custodian except to the extent of gross negligence or willful misconduct by the Trust Administrator, in each case as finally adjudicated by a court of competent jurisdiction).

(d) The Trust Administrator may require that a physical certificate evidencing Trust Certificates redeemed for the purpose of withdrawal is properly endorsed in blank or accompanied by proper instruments of transfer in blank. The Trust Administrator may require that a digital certificate evidencing Trust Certificates redeemed for the purpose of withdrawal be delivered, spent, or transferred to the Trust Administrator’s Digital Wallets or Vaults.

Section 2.10 Limitations on Issuance and Delivery, Registration of Transfer, and Surrender of Trust Certificates.

(a) As a condition precedent to the Delivery, registration of transfer, split-up, combination, redemption, or Surrender of any Trust Certificates, or withdrawal of any Trust Property, the Trust Administrator or the Registrar will require payment (in cash, Stablecoins, Underlying Shares, or other form of payment agreed upon) from the Eligible Participant Surrendering the Trust Certificates of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to any securities being withdrawn) and payment of any applicable fees as herein provided (including the fees of the Trust Administrator set forth in Section 5.13), may require the production of proof satisfactory to it as to the identity and genuineness of any signature or other information that it deems, in its sole discretion, to be necessary, advisable, desirable, or incidental, and may also require compliance with any regulations, policies, or procedures the Trust Administrator may establish consistent with the provisions of this Agreement, including this Section 2.10.

(b) Except as otherwise provided elsewhere in this Agreement, the Trust Administrator may, in its sole discretion, postpone, delay, suspend, refuse, or reject, as applicable, the registration of transfer of Trust Certificates, the right to redeem or Surrender Trust Certificates for the purpose of withdrawal of Trust Property, or the issuance or date of Delivery of Underlying Shares, generally or with respect to a particular registration, redemption, issuance, Delivery, Purchase Order, Surrender, or Redemption Order, as applicable, (i) during any period in which the Exchange is closed (other than scheduled holiday or weekend closings) or regular trading thereon is suspended or restricted, (ii) during any period in which trading in the Underlying Shares is halted, suspended or otherwise restricted, (iii) the Chia blockchain or DTC, as applicable, is not functioning or not functioning as intended, or (iv) during a period when the Trust Administrator determines that Delivery of the Trust Certificates or the Underlying Shares is not reasonably practicable or such action is otherwise advisable for any reason. The Trust Administrator may reject any Purchase Order or Redemption Order that is not in proper form. If the Trust suspends deposits or redemptions, holders of Trust Certificates will be notified in a prospectus supplement, in its Exchange Act reports, and/or on the Trust Administrator’s website, as well as other means of public disclosure. The Trust Administrator shall not be liable to any Person by reason of any action provided for under this Section 2.10.

Section 2.11 Lost Certificates, Etc. The Trust Administrator shall execute and deliver a new Trust Certificate in exchange and substitution for a mutilated Trust Certificate upon cancellation thereof, or in lieu of and in substitution for a destroyed, lost, or stolen Trust Certificate, if the Registered Owner thereof has (a) filed with the Trust Administrator (i) a request for such execution and delivery before the Trust Administrator has notice that the Trust Certificates have been acquired by a protected purchaser and (ii) a sufficient (in the sole discretion of the Trust Administrator) indemnity bond, and (b) satisfied any other reasonable requirements imposed by the Trust Administrator.

Section 2.12 Cancellation and Destruction of Surrendered Certificates. All Trust Certificates Surrendered to the Trust Administrator shall be canceled by the Trust Administrator. The Trust Administrator is authorized to destroy Trust Certificates so canceled.

ARTICLE III

CERTIFICATE OWNERS

Section 3.1 Registered Owners, Beneficial Owners, Eligible Participants, and Depositors as Parties; Binding Effect.

(a) The Registered Owners, Beneficial Owners, Eligible Participants, and Depositors from time to time shall be bound by all the terms and conditions hereof by acceptance of Trust Certificates or any interest therein or by depositing Underlying Shares, as the case may be. Any Registered Owner or Beneficial Owner of Trust Units becomes a “beneficial owner” under the Act.

(b) No Registered Owners, Beneficial Owners, Eligible Participants, or Depositors shall have any right to vote or in any manner otherwise to control the operation or management of the Trust or the obligations of the parties hereto. Except for applicable tax purposes, nothing set forth in this Agreement shall be construed to constitute the Registered Owners, Beneficial Owners, Eligible Participants, or Depositors from time to time as partners or members of an association, nor shall any Registered Owner, Beneficial Owner, Eligible Participant, or Depositors ever be liable to any third Person by reason of any action taken by the parties to this Agreement or for any other cause whatsoever.

(c) Each Registered Owner, Beneficial Owner, Eligible Participant, and Depositor expressly waives any right such Registered Owner, Beneficial Owner, Eligible Participant, and Depositor may have under any rule of law, or the provisions of any statute, or otherwise, to require the Trust Administrator at any time to account, in any manner other than as expressly provided in this Agreement, with respect to the Trust Property from time to time received, held, and applied by the Trust Administrator hereunder.

Section 3.2 Limitation on Liability. Registered Owners and Beneficial Owners shall be entitled to the same limitation on personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware.

Section 3.3 Liability of Registered Owner for Taxes and Other Governmental Charges and Other Fees. If any tax or other governmental charge, or any stock transfer or registration fee, or similar charge of fee shall become payable by the Trust Administrator with respect to any deposit of Underlying Shares, transfer, or redemption of Trust Certificates, such tax or other governmental charge, stock transfer, or registration fee, or other charge or fee shall be payable by the Eligible Participant making such deposit or redemption, or the Registered Owner of such Trust Certificates, as applicable, to the Trust Administrator. The Trust Administrator shall refuse to effect any deposit of Underlying Shares, or any registration of transfer of such Trust Certificates, or any withdrawal of Trust Property represented by such Trust Certificates until such payment is made and may withhold any distributions, or may sell for the account of such Eligible Participant or Registered Owner any Trust Property or Trust Certificates, and may apply such distributions or the proceeds of any such sale in payment of such tax or other governmental charge, stock transfer, or registration fee, or other charge or fee and such Eligible Participant or Registered Owner shall remain liable for any deficiency. The Trust Administrator shall distribute any net proceeds of a sale made under the preceding sentence that remain, after payment of the tax or other governmental charge, stock transfer, or registration fee, or other charge or fee to such Eligible Participant or Registered Owner entitled thereto as in the case of a distribution in cash.

Section 3.4 Warranties on Delivery of Underlying Share Amount. Every Depositor, at the time it Delivers to the Trust Underlying Shares under this Agreement, shall be deemed to make the representations and warranties as are set forth in the Depositor Agreement, including Article VII thereof. All such representations and warranties deemed to be made under the Depositor Agreement and under this Section 3.4 shall survive the Delivery of an Underlying Share Amount, Delivery, or Surrender of Trust Certificates, or termination of the Depositor Agreement or this Agreement.

Section 3.5 Derivative Actions. Subject to any other requirements of applicable law, including Section 3816 of the Delaware Trust Statute, no beneficial owner shall have the right, power, or authority to bring or maintain a derivative action, suit, or other proceeding on behalf of the Trust unless (a) two or more beneficial owners who (i) are not Affiliates of one another and (ii) collectively hold at least ten percent (10%) of the outstanding Asset Certificates and ten percent (10%) of the outstanding Dividend Certificates join in the bringing or maintaining of such action, suit, or other proceeding, and (b) (i) prior to bringing such action, the beneficial owners must make a demand upon the Trust Administrator to bring the subject action unless an effort to cause the Trust Administrator to bring such an action is not likely to succeed; and a demand on the Trust Administrator shall only be deemed not likely to succeed and therefore excused if the Trust Administrator has a personal financial interest in the transaction at issue, and the Trust Administrator shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a beneficial owner’s demand by virtue of the fact that the Trust Administrator receives remuneration for its service as the Trust Administrator of the Trust, or the Trust Administrator has directors, officers, or employees that also serve as trustees, directors, officers, or employees of, or the Trust Administrator provides services to and received compensation from one or more entities that are under common management with or otherwise affiliated with the Trust or that provide services with respect to the Trust, the Trust Administrator, or the Trust Certificates, including Chia Network Inc.; and (ii) unless a demand is not required under clause (b)(i) of this paragraph, the Trust Administrator must be afforded a reasonable amount of time to consider such beneficial owner request and to investigate the basis of such claim; and the Trust Administrator shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the beneficial owners making such request to reimburse the Trust for the expense of any such advisors in the event that the Trust Administrator determines not to bring such action. For the avoidance of doubt, any Registered Owner or Beneficial Owner of Trust Units becomes a “beneficial owner” under the Act.

In addition to all suits, claims, or other actions (collectively, “claims”) that under applicable law must be brought as derivative claims, each beneficial owner agrees that any claim that affects all beneficial owners equally, that is, proportionately based on their number of Trust Certificates, must be brought as a derivative claim subject to this Section 3.5 irrespective of whether such claim involves a violation of the beneficial owners’ rights under this Agreement or any other alleged violation of contractual or individual rights that might otherwise give rise to a direct claim.

Notwithstanding the foregoing, however, if a provision of this Section 3.5 is found to violate the U.S. federal securities laws, then such provision shall not apply to any claims asserted under such U.S. federal securities law.

Section 3.6 Voting of Asset Certificates and Dividend Certificates. The provisions of Schedule 1 are hereby incorporated by reference into, and made a part of, this Agreement.

Section 3.7 Consequences of Corporate Actions. The provisions of Schedule 2 are hereby incorporated by reference into, and made a part of, this Agreement.

ARTICLE IV

ADMINISTRATION OF THE TRUST

Section 4.1 Responsibility of the Trust Administrator for Determinations. All determinations made by the Trust Administrator under this Agreement shall be made in good faith upon the basis of, and the Trust Administrator shall not be liable for any errors contained in, information reasonably available to it. Neither the Trust Administrator nor the Trust Services Provider shall be under any liability to the Registered Owners, the Beneficial Owners, the Eligible Participants, the Depositors, or each other for errors in judgment; provided, however, that this provision shall not protect the Trust Administrator against any liability to which it would otherwise be subject by reason of gross negligence or willful misconduct in the performance of its duties, in each case as finally adjudicated by a court of competent jurisdiction. The Trust Administrator shall have the exclusive authority to cause the Trust to distribute any Trust Property to the Registered Owners in accordance with this Agreement. Notwithstanding the foregoing, holders of Trust Certificates in digital form shall receive any cash distributions in the form of Stablecoins, as selected by the Trust Administrator, unless otherwise determined by the Trust Administrator.

Section 4.2 Cash Distributions. Whenever the Trust Administrator distributes any cash or Stablecoins, the Trust Administrator shall distribute the amount available for distribution to the Registered Owners entitled thereto, as set forth in Schedule 2 or, in the event such distribution is not addressed in Schedule 2, in proportion to the value of Trust Certificates held by them respectively. The Trust Administrator shall distribute only such amount, however, as can be distributed without attributing to any Registered Owner a fraction of one cent. Any such fractional amounts shall be rounded down to the nearest whole cent.

Section 4.3 Other Distributions. Whenever the Trust Administrator distributes any non-cash proceeds (including claims and other intangibles) with respect to Trust Property other than property subject to distribution in accordance with the creation and redemption procedures set forth herein, as supplemented by the Depositor Agreements, the Trust Administrator shall cause such non-cash proceeds received by it to be distributed to the Registered Owners entitled thereto, as set forth in Schedule 2 or, in the event such distribution is not addressed in Schedule 2, in proportion to the value of Trust Certificates held by them respectively, after deduction or upon payment of the expenses of the Trust Administrator, in any manner that the Trust Administrator may deem to be lawful, equitable, and feasible for accomplishing such distribution; provided, however, that if in the opinion of the Trust Administrator such distribution cannot be made proportionately among the Registered Owners entitled thereto, or if for any other reason (including any requirement that the Trust Administrator withhold an amount on account of taxes or other governmental charges or that securities must be registered under the Securities Act in order to be distributed to the Registered Owners) the Trust Administrator deems such distribution not to be lawful and feasible, the Trust Administrator shall adopt such method as it deems to be lawful, equitable, and feasible for the purpose of effecting such distribution, after deduction or upon payment of the expenses of the Trust Administrator, including the public or private sale of the non-cash proceeds thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Trust Administrator to the Registered Owners entitled thereto as in the case of a distribution received in cash.

Section 4.4 Fixing of Record Date. Whenever (a) any distribution will be made, or (b) the Trust Administrator receives notice from the Custodian of any solicitation of proxies or consents with respect to the Underlying Shares or any other setting of a record date for the Underlying Shares, or (c) there is a split, reverse split, or other change in the outstanding Trust Certificates or the Underlying Shares or any other corporate action for which a record date has been or is required to be set, or (d) the Trust Administrator shall, in its sole discretion, find it necessary, advisable, desirable, or incidental with respect to any matter, the Trust Administrator, in consultation with the Custodian, shall fix a record date for the determination of the Registered Owners who shall be (i) entitled to receive such distribution, (ii) entitled to give proxies or consents with respect to the Trust Certificates as it relates to any such solicitation with respect to the Underlying Shares, or (iii) entitled to act with respect to any other matter for which such record date was set.

Section 4.5 Payment of Expenses; Sales of Trust Property.

(a) The following charges may be accrued and shall be paid by the Trust:

(i) any expenses of the Trust not assumed by the Trust Administrator pursuant to Section 5.7(f) and any other expenses paid or incurred by the Trust Administrator under this Agreement except as set forth in Section 5.7(f);

(ii) any taxes and other governmental charges that may fall on the Trust or the Trust Property, subject to Section 3.3;

(iii) any expenses of any extraordinary services performed by the Trust Administrator on behalf of the Trust or expenses of any action taken by the Trust Administrator to protect the Trust or the interests of Registered Owners or Beneficial Owners (including, for example, in connection with any corporate actions taken by the Subject Corporation or otherwise with respect to the Underlying Shares);

(iv) any indemnification of a Trust Administrator Indemnified Person as provided in Section 5.11(a), any indemnification of a Delaware Trustee Indemnified Person provided in Section 5.20(e), or any indemnification of the Custodian, Trust Services Provider, or other agents, service providers, or counterparties of the Trust, and any expenses or disbursements in connection therewith;

(v) legal fees and expenses, including any attorneys’ fees, legal fees, and expenses incurred in connection with litigation, regulatory enforcement, or investigation matters;

(vi) the fee payable to the Trust Administrator pursuant to Section 5.13 and any reimbursement for which the Trust Administrator is entitled under Section 5.13; and

(vii) expenses pursuant to Section 5.17(a).

(b) The Trust Administrator, in its sole discretion, may sell or liquidate Trust Property at such times as may be necessary, advisable, desirable, or incidental to permit payment of expenses and effect transactions under this Agreement, including as set forth in Schedule 2. The Trust Administrator shall not have any liability for loss or depreciation resulting from sales of Trust Property so made. The Trust Administrator shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale or liquidation made pursuant to the Trust Administrator’s direction or otherwise in accordance with this Section 4.5 or as contemplated in Section 4.7.

(c) Except as provided in this Agreement, the Trust shall have no obligation to make any distribution to any Registered Owners or Beneficial Owners. If, at any time and from time to time, the Trust Administrator determines that the amount of cash included in the Trust Property exceeds the reasonably anticipated expenses of the Trust, the Trust Administrator may, in its sole discretion, distribute the extra cash to Registered Owners.

(d) If the Trust receives money or any property other than Underlying Shares, the Trust Administrator shall, as soon as commercially feasible, (i) sell and/or distribute all the property (other than money) received, (ii) if the Trust will not distribute all of the money received (including all money received from the sale of other property), determine the amount of such money that will be promptly used by the Trust to pay the applicable Trust Administrator’s Fees and/or expenses and liabilities not assumed by the Trust Administrator, and (iii) distribute any money that will not be promptly used as described in the preceding clause (ii). For the avoidance of doubt, none of the Registered Owners, Beneficial Owners, Eligible Participants, or Depositors has any right to any such money or property, except as expressly set forth in Schedule 2.

Section 4.6 Statements and Reports.

(a) The Trust Administrator will send or make available to the Registered Owners an annual report for each Fiscal Year, following the end of such Fiscal Year. The annual report will contain financial statements that will be prepared by the Trust Administrator and audited by independent accountants designated by the Trust Administrator and such other information as may be required by such laws, rules, and regulations or otherwise, or which the Trust Administrator determines to include. The Trust Administrator may distribute the annual report electronically, including by filing with the SEC, publicly posting on the Trust Administrator’s website, by email, by message on the Chia blockchain or any other means determined by the Trust Administrator and of which the Registered Owners are given notice.

(b) To the extent applicable, the Trust Administrator shall provide the Trust with such certifications, supporting documents and other evidence regarding the internal control over financial reporting established and maintained by the Trust, and used by the Trust Administrator in connection with its preparation of the financial statements of the Trust, as may be reasonably necessary in order to enable the Trust to prepare and file or furnish to the SEC any certifications regarding such matters that may be required to be included with the Trust’s periodic reports under the Exchange Act.

Section 4.7 Further Provisions for Sales of Trust Property. In addition to selling or liquidating Trust Property in accordance with Section 4.5(b), the Trust Administrator shall sell or liquidate Trust Property whenever either or both of the following conditions exist:

(a) the Delaware Trustee has notified the Trust Administrator that such sale or liquidation is required by applicable law or regulation; or

(b) this Trust has been dissolved and the Trust Property is to be sold or liquidated in accordance with Section 6.2.

The Trust Administrator shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale or liquidation made pursuant to this Section 4.7.

Section 4.8 Counsel. The Trust Administrator may, from time to time, employ counsel to act on behalf of the Trust and perform any legal services in connection with the Trust Property and the Trust, including any legal matters relating to the possible disposition or acquisition of any Trust Property. The fees and expenses of such counsel shall be paid by the Trust Administrator.

Section 4.9 Tax Matters.

(a) Each of the parties hereto, by entering into this Agreement, and each Beneficial Owner, by acquiring Trust Certificates in the Trust, (i) expresses its intention that the Trust Certificates will qualify for U.S. federal (and applicable state and local) income tax purposes as partnership interests, and that Trust will qualify as a partnership for such purposes, (ii) agrees that it will file its own applicable federal, state and local income, franchise, and other tax returns in a manner that is consistent with such classification of the Trust as a partnership, and (iii) agrees to use reasonable efforts to notify the Trust Administrator promptly upon a receipt of any notice from any taxing authority having jurisdiction over such holders of Trust Certificates with respect to the treatment of the Trust Certificates as anything inconsistent with the foregoing.

(b) The Trust Administrator shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Trust as a partnership for U.S. federal (and applicable state and local) income tax purposes. If, however, the Trust Administrator determines, in its sole discretion, for any reason (including the proposal, formally, or informally, of legislation that could affect the Trust’s status as a partnership for U.S. federal and/or applicable state and local income tax purposes) that it is not in the best interests of the Trust to be characterized as a partnership, the Trust Administrator may take whatever steps, if any, are needed to cause the Trust to be or confirm that the Trust will be treated as an association or as a publicly traded partnership taxable as a corporation for U.S. federal (and applicable state and local) income tax purposes. Notwithstanding anything in this Agreement to the contrary, in the event U.S. federal (and/or applicable state and local) income tax laws, rules, or regulations are enacted, amended, modified, or applied after the date hereof in such a manner as to require or necessitate that the Trust no longer be treated as a partnership for U.S. federal (and/or applicable state and local) income tax purposes, then neither Section 4.9(a) nor the first sentence of this Section 4.9(b) shall continue to apply.

(c) Unless otherwise required by the Code, the Trust’s taxable year shall be the calendar year.

(d) The Trust Administrator shall use commercially reasonable efforts to timely file all returns of the Trust that are required for U.S. federal, state, and local income tax purposes. The Trust Administrator shall use commercially reasonable efforts to furnish to all Beneficial Owners necessary tax information as promptly as possible after the end of the taxable year. Each Beneficial Owner agrees to file all U.S. federal, state, and local tax returns required to be filed by it in a manner consistent with the information provided to it by the Trust. The classification, realization, and recognition of income, gain, losses, deductions, and other items shall be on the accrual method of accounting for U.S. federal, state, and local income tax purposes. The Trust Administrator may direct Beneficial Owners who hold digital Trust Certificates by an issued Chia Asset Token to view the Chia blockchain to obtain appropriate tax information.

(e) Except as otherwise expressly provided herein, the Trust Administrator, in its sole and absolute discretion, shall determine whether the Trust should make any elections permitted by the tax laws of the United States, the several states, and other relevant jurisdictions.

(f) The Trust Administrator shall be the partnership representative within the meaning of Section 6223 of the Code (the “Partnership Representative”). If the Trust Administrator is not permitted to be the Partnership Representative under the Code, then the Trust Administrator shall, in its discretion, appoint a Beneficial Owner to be the Partnership Representative. Any “designated individual” (as defined in the Treasury Regulations) appointed with respect to the Trust will be subject to the same obligations under this Agreement as the Partnership Representative. The Partnership Representative is authorized and required to represent the Trust in connection with all examinations of the Trust’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Trust funds for professional services and costs associated therewith. Each Beneficial Owner agrees to cooperate with the Partnership Representative and to do or refrain from doing any or all things reasonably required by the Partnership Representative to conduct such proceedings. All expenses incurred by the Partnership Representative with respect to any tax matter that does or may affect the Trust, or any Beneficial Owner by reason thereof, including, but not limited to, expenses incurred by the Partnership Representative in connection with the preparation of Trust tax returns and Trust level administrative or judicial tax proceedings, shall be paid for out of Trust assets and shall be treated as Trust expenses. The Partnership Representative shall, in its reasonable discretion, exercised in good faith, take any legally permissible action so that, to the greatest extent possible, no Beneficial Owner shall bear liability (or the economic burden of liability) for taxes, interest, or penalties imposed on the Trust under Section 6225 of the Code that such Person would not have borne if the law in effect prior to the effective date of the New Partnership Audit Procedures continued to remain effective and Section 6225 of the Code were not effective. The Partnership Representative may apportion any taxes (and related interest, penalties, claims, liabilities, and expenses) imposed on the Trust pursuant to the New Partnership Audit Procedures among the Beneficial Owners and may withhold any such amounts from distributions made to any such Beneficial Owner. To the extent that the Trust is required or elects to withhold or otherwise pays over to any taxing authority any amounts apportioned to a Beneficial Owner with respect to the New Partnership Audit Procedures, such amounts shall be treated as described in paragraph (g), below. The Partnership Representative may make a valid election under Section 6226 of the Code (and any analogous or similar provision of Law).

(g) To the extent that the Trust Administrator reasonably believes that the Trust is required to withhold and pay over any amounts (including taxes, interest, penalties, assessments, or additions to tax) to any tax authority with respect to distributions or allocations to any Beneficial Owner, the Trust Administrator and the Trust (and their respective agents and affiliates) shall be entitled to withhold such amounts, and any amounts withheld shall be treated as a distribution of cash to the Beneficial Owner in the amount of the withholding and shall thereby reduce the amount of cash or other property otherwise distributable to such Beneficial Owner. If an amount required to be withheld is not withheld, the Trust may reduce subsequent distributions by the amount of such required withholding (including any additional amounts it is required to withhold). The consent of Beneficial Owners shall not be required for such withholding. In the event of any claimed over-withholding, Beneficial Owners shall be limited to an action against the applicable jurisdiction. Notwithstanding the foregoing, the Trust Administrator is authorized in its sole discretion to treat amounts required to be withheld and paid over as an expense to be borne by Beneficial Owners generally. To the extent that the Trust is required to pay over any amounts of taxes (including interest, penalties, assessments, or additions to tax) that are not fully satisfied by withholding with respect to a particular Beneficial Owner, such Beneficial Owner shall indemnify and hold harmless the Partnership Representative and the Trust for such amounts, which indemnity obligation shall survive the termination of this Agreement or the termination of a given Beneficial Owner’s status as a Beneficial Owner.

(h) The parties hereto and, by its acceptance or acquisition of a Trust Certificate or a beneficial interest therein and continued ownership thereof, a Beneficial Owner and the broker or nominee through which the Beneficial Owner owns its Trust Certificate (i) agree to furnish the Trust Administrator with such representations, forms, documents, or information as may be necessary to enable the Trust to comply with its U.S. federal income tax reporting obligations with respect to such Trust Certificate, as applicable, including information regarding such Beneficial Owner’s secondary market transactions in Trust Certificates, as well as creations or redemptions of Trust Certificates and (ii) direct brokers and nominees to report to the Trust Administrator the Beneficial Owner’s name and address and such other information as may be reasonably requested by the Trust Administrator for purposes of complying with the Trust’s U.S. federal income tax reporting obligations.

(i) By its acceptance of a beneficial interest in any Trust Certificates (or fractions thereof), a Beneficial Owner waives all confidentiality rights, including all confidentiality rights provided by Section 3406(f) of the Code and Treasury Regulations Section 31.3406(f)-1, with respect to any representations, forms, documents, or information, and any information contained in such representations, forms, or documents, that the Beneficial Owner provides, or has previously provided, to any broker or nominee through which it owns its Trust Certificates, to the extent such representations, forms, documents, or information may be necessary to (i) assist the Trust in complying with its withholding tax and backup withholding tax obligations pursuant to this Section 4.9 or (ii) enable the Trust to comply with its U.S. federal income tax reporting obligations. Furthermore, the parties hereto and, by its acceptance of a beneficial interest in a Trust Certificate, a Beneficial Owner, acknowledge and agree that any broker or nominee through which a Beneficial Owner holds its Trust Certificates shall be a third-party beneficiary to this Agreement (with respect to the obligations of that Beneficial Owner) for the purposes set forth in this Section 4.9.

(j) The Trust Administrator shall maintain a capital account (a “Capital Account”) with respect to each Beneficial Owner, in the manner set forth on Schedule 3.

ARTICLE V

THE DELAWARE TRUSTEE AND THE TRUST ADMINISTRATOR

Section 5.1 Management of the Trust.

(a) Except as otherwise expressly provided in this Agreement, pursuant to Section 3806(b)(7) of the Act the Trust shall be managed by, and the Trust’s business shall be conducted exclusively by, the Trust Administrator in accordance with this Agreement. In furtherance of the foregoing, except as otherwise provided in this Agreement, the Trust Administrator shall have the power, on behalf of and in the name of the Trust to carry out any and all of the objects and purposes of the Trust and to perform such acts and enter into and perform such contracts and other undertakings on behalf of the Trust that the Trust Administrator may deem to be necessary, advisable, desirable, or incidental thereto.

(b) The Trust Administrator shall maintain all books, records and supporting documents that are necessary to comply with any and all aspects of its duties under this Agreement.

Section 5.2 Maintenance of Office and Transfer Books by the Trust Administrator.

(a) Until termination of this Agreement in accordance with its terms, the Trust Administrator shall maintain facilities for the execution and Delivery, registration, registration of transfers, and Surrender of Trust Certificates in accordance with the provisions of this Agreement.

(b) The Trust Administrator shall keep books for the registration of Trust Certificates and registration of transfers of Trust Certificates, which, at all reasonable times, shall be open for inspection by the Registered Owners to the same extent as is permitted stockholders of a corporation formed under the Delaware General Corporation Law. Notwithstanding the foregoing, the Trust Administrator shall be permitted to rely on the Chia blockchain as applicable in connection with its obligations under this Section 5.2.

(c) The Trust Administrator may close the transfer books at any time or from time to time if such action is deemed to be necessary, advisable, desirable, or incidental thereto in the reasonable judgment of the Trust Administrator.

(d) If any Trust Certificates are listed on one or more stock exchange in the United States, the Trust Administrator shall act as Registrar or appoint a registrar or one or more co-registrars for registry of such Trust Certificates in accordance with any requirements of such exchange or exchanges.

Section 5.3 [Reserved.]

Section 5.4 Prevention or Delay in Performance by the Trust Administrator. Neither the Trust nor the Trust Administrator nor any of their respective directors, employees, agents, or affiliates shall incur any liability to any Registered Owner, Beneficial Owner, Eligible Participant, or Depositor if, by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Trust or the Trust Administrator is prevented or forbidden from, or would be subject to any civil or criminal penalty on account of, or is delayed in, doing or performing any act or thing that, by the terms of this Agreement, it is provided shall be done or performed, and, accordingly, the Trust or the Trust Administrator does not do that thing or does that thing at a later time than would otherwise be required. The Trust and the Trust Administrator will not incur any liability to any Registered Owner, Beneficial Owner, Eligible Participant, or Depositor by reason of any non-performance or delay in the performance of any act or thing that, by the terms of this Agreement, it is provided may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Agreement.

Section 5.5 Liability of Covered Persons. A Covered Person shall have no liability to the Trust or to any Registered Owner, Beneficial Owner, Eligible Participant, Depositor, or to any other Covered Person for any loss suffered by the Trust that arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust and such course of conduct did not constitute gross negligence or willful misconduct of such Covered Person, in each case as finally adjudicated by a court of competent jurisdiction. Subject to the foregoing, no Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Registered Owner, Beneficial Owner, Eligible Participant, Depositor, or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to this Agreement shall be made solely from the assets of the Trust without any rights of contribution from any Covered Person. A Covered Person shall not be liable for the conduct or misconduct of any delegee selected if such selection was made with reasonable care. A Covered Person shall not be personally liable for special, consequential, exemplary, indirect, or punitive damages, however styled, including lost profits

Section 5.6 Fiduciary Duty.

(a) The Trust Administrator agrees to perform its duties under this Agreement in good faith and in its subjective belief as to what is in the best interests of the Trust, but only upon the express terms of this Agreement. To the fullest extent permitted by law and except as provided in this Agreement, the Trust Administrator hereto shall not have any implied duties (including fiduciary duties) or liabilities otherwise existing at law or in equity with respect to the Trust, the Registered Owners, the Beneficial Owners, the Eligible Participants, the Depositors or any other Person, all of which duties are hereby eliminated. The provisions of this Agreement, to the extent that they restrict or eliminate the duties (including fiduciary duties) and liabilities of the Trust Administrator otherwise existing at law or in equity are agreed by the parties hereto to replace such other duties and liabilities of the Trust Administrator. For the avoidance of doubt, no Person other than the parties hereto shall have any duties or obligations hereunder to the Trust, any Registered Owner, any Beneficial Owner, the Eligible Participants or the Depositors.

(b) Unless otherwise expressly provided herein, whenever (i) a conflict of interest exists or arises between the Trust Administrator or any of their respective Affiliates, on the one hand, and the Trust or any Registered Owner, Beneficial Owner, Eligible Participant, Depositor, or other Person, on the other hand; or (ii) this Agreement or any other agreement contemplated herein provides that the Trust Administrator shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, any Registered Owner, Beneficial Owner, Eligible Participant, Depositor, or other Person, then, in each case of clauses (i) and (ii), the Trust Administrator shall use its commercially reasonable efforts to resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction, or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Trust Administrator, the resolution, action, or terms so made, taken, or provided by the Trust Administrator shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the Trust Administrator at law or in equity or otherwise. Notwithstanding any other provision of this Agreement or of applicable law, in no event will the Trust Administrator or their respective affiliates be required to divest themselves of or restrict their services or other activities with respect to, any assets they currently or may hold, manage, or control on their own behalf or on behalf of any customer, client, or any other Person.

(c) Notwithstanding any other provision of this Agreement or of applicable law, whenever in this Agreement the Trust Administrator is permitted or required to make a decision:

(i) in its “discretion” or under a grant of similar authority, the Trust Administrator shall be entitled to consider such interests and factors as it desires, including its own interests, and, to the fullest extent permitted by applicable law, shall have no duty (including, for the avoidance of doubt, any fiduciary duty) or obligation to give any consideration to any interest, factors, or duties affecting the Trust, any Registered Owner, any Beneficial Owner, any Eligible Participant, any Depositor, or any other Person; or

(ii) in its “good faith” or under another express standard, the Trust Administrator shall act under such express standard and shall not be subject to any other or different standard. The term “good faith” as used in this Agreement shall mean subjective good faith as such term is understood and interpreted under Delaware law.

(d) The Trust Administrator and any of its respective Affiliates may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust, and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to the Trust Administrator. If the Trust Administrator acquires knowledge of a potential transaction, agreement, arrangement, or other matter that may be an opportunity for the Trust, it shall have no duty to communicate or offer such opportunity to the Trust, and the Trust Administrator shall not be liable to the Trust or to the Registered Owners, the Beneficial Owners, the Eligible Participants, or the Depositors for breach of any fiduciary or other duty by reason of the fact that the Trust Administrator pursues or acquires for, or directs such opportunity to, another Person or does not communicate such opportunity or information to the Trust. Neither the Trust nor any Registered Owner, Beneficial Owner, Eligible Participant, or Depositor shall have any rights or obligations by virtue of this Agreement, or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Trust, shall not be deemed to be wrongful or improper. Except to the extent expressly provided herein, the Trust Administrator may engage or be interested in any financial or other transaction with the Trust, the Registered Owners, the Beneficial Owners, the Eligible Participants, the Depositors, or any Affiliate of the Trust or the Beneficial Owners. The provisions of this Section 5.6(d), to the extent that they restrict or eliminate the duties (including fiduciary duties) and liabilities of the Trust Administrator otherwise existing at law or in equity are agreed by the parties hereto to replace such other duties and liabilities of the Trust Administrator.

Section 5.7 Obligations of the Trust and the Trust Administrator.

(a) The Trust and the Trust Administrator do not assume any obligation nor shall either of them be subject to any liability under this Agreement to any Registered Owner, Beneficial Owner, Eligible Participant, or Depositor (including liability with respect to the worth of the Trust Property), except that each of them agrees to perform its obligations specifically set forth in this Agreement without gross negligence or willful misconduct, in each case as finally adjudicated by a court of competent jurisdiction.

(b) The Trust and the Trust Administrator shall not be under any obligation to prosecute any action, suit, or other proceeding with respect to any Trust Property or with respect to the Trust Certificates on behalf of a Registered Owner, Beneficial Owner, Eligible Participant, Depositor, or other Person.

(c) The Trust and the Trust Administrator shall not be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any Registered Owner, any Beneficial Owner, any Eligible Participant, any Depositor or any other Person believed by it in good faith to be competent to give such advice or information.

(d) The Trust Administrator shall not be liable for any acts or omissions made by a successor Trust Administrator, whether in connection with a previous act or omission of the Trust Administrator or in connection with any matter arising wholly after the resignation of the Trust Administrator; provided, however, that in connection with any issue out of which any potential liability arises related to this Agreement because the Trust Administrator performed its obligations with gross negligence or willful misconduct while it acted as Trust Administrator, each such case will be finally adjudicated by a court of competent jurisdiction.

(e) The Trust and the Trust Administrator shall have no obligation to comply with any direction or instruction from any Registered Owner, Beneficial Owner, Eligible Participant, or Depositor regarding Trust Certificates except to the extent specifically provided in this Agreement.

(f) The Trust Administrator will be obligated to pay any marketing-related costs and expenses and the following administrative expenses incurred by the Trust: (1) the fees of the Delaware Trustee, the Trust Services Provider, and any permitted delegee of the foregoing, (2) the fees of the Custodian, (3) Exchange listing fees, (4) printing and mailing costs, (5) audit fees, (6) fees for registration of the Trust Certificates with the SEC, (7) tax reporting costs, (8) transaction fees on the Chia blockchain and other blockchain protocol fees for the Base Payment of a Dividend or the Base Payment of an Initial Issuance, and (9) pursuant to Section 4.5, legal fees and expenses.

(g) The Trust Administrator shall not be personally liable for any losses due to forces beyond the reasonable control of the Trust Administrator, including strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear, or natural catastrophes or acts of God, and interruptions, loss, or malfunctions of utilities, communications, or computer (software and hardware) services, including the Chia blockchain.

Section 5.8 Delegation of Obligations of the Trust Administrator. The Trust Administrator may and is hereby authorized to at any time delegate all or a portion of its duties and obligations under this Agreement to another entity, including the Trust Services Provider, without the consent of the Trust, any Registered Owner, or any Beneficial Owner; provided that any such delegee shall be appointed with reasonable care, and no such delegation shall be deemed to release the Trust Administrator from any duties or obligations so delegated. The Trust Administrator may terminate any such delegee at any time and is not required to appoint a replacement therefor.

Section 5.9 Resignation of the Trust Administrator; Appointment of Successor Trust Administrator.

(a) The Trust Administrator may at any time resign as the Trust Administrator hereunder by written notice of its election so to do, delivered to the Trust, and such resignation shall take effect upon the appointment by the Trust Administrator of a successor Trust Administrator and its acceptance of such appointment as hereinafter provided.

(b) Every successor Trust Administrator shall execute and deliver to its predecessor and to the Trust an instrument in writing accepting its appointment hereunder, and thereupon such successor Trust Administrator, without any further act or deed, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due to it and on the written request of the Trust, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title, and interest in the Trust Property to such successor and shall deliver to such successor a list of the Registered Owners of all outstanding Trust Certificates. The Trust or any such successor Trust Administrator shall promptly provide notice of the appointment of such successor Trust Administrator to the Registered Owners.

(c) Any corporation or other entity into which the Trust Administrator may be merged, consolidated, or converted in a transaction in which the Trust Administrator is not the surviving corporation or other entity shall be the successor of the Trust Administrator without the execution or filing of any document or any further act.

Section 5.10 Custodians. The Trust Administrator may at any time appoint one or more custodians (each, a “Custodian”) to hold assets of the Trust, without the consent of any Registered Owner or any Beneficial Owner. The Trust Administrator is further authorized to appoint any successor or replacement Custodian or terminate any previously appointed Custodian, in accordance with the terms of the applicable custodial or other agreements entered into by the Trust with such Custodian or Custodians.

Section 5.11 Indemnification.

(a) The Trust shall indemnify the Trust Administrator, its Affiliates, and its and their respective directors, officers, employees, delegees, and agents (collectively, the “Trust Administrator Indemnified Persons”) against, and hold each of them harmless from, any loss, liability, claim, cost, expense, or judgment of any kind whatsoever (including the reasonable and documented out-of-pocket fees and expenses of counsel) (collectively, “Indemnified Amounts”) that are incurred by any of them and that arise out of or are related to (i) the Trust, this Agreement, the Trust Property, the Trust Certificates, or any offer or sale by the Trust of Trust Units and Trust Certificates under this Agreement, (ii) acts performed or omitted pursuant to the provisions of this Agreement, as the same may be amended, modified, or supplemented from time to time, (A) by a Trust Administrator Indemnified Person or (B) by the Trust or the Delaware Trustee, or (iii) any filings with or submissions to the SEC in connection with or with respect to the Trust Certificates (which, by way of illustration and not by way of limitation, include any registration statement and any amendments or supplements thereto filed with the SEC or any periodic reports or updates that may be filed under the Exchange Act or any failure to make any filings with or submissions to the SEC that are required to be made in connection with or with respect to the Trust Certificates), except that the Trust shall not have any obligations under this Section 5.11(a) to pay any Indemnified Amounts incurred as a result of and attributable to (1) the gross negligence or willful misconduct of, or material breach of the terms of this Agreement by, the Trust Administrator, in each case as finally adjudicated by a court of competent jurisdiction, or (2) information furnished in writing by the Trust Administrator to the Trust expressly for use in the registration statement, or any amendment thereto, filed with the SEC relating to the Trust Certificates that is not materially altered by the Trust.

(b) The Trust Administrator shall indemnify the Trust, its directors, officers, employees, delegees, and agents against, and hold each of them harmless from, any Indemnified Amounts (i) caused by the gross negligence or willful misconduct of the Trust Administrator, in each case as finally adjudicated by a court of competent jurisdiction or (ii) arising out of any information furnished in writing to the Trust expressly for use in the registration statement, or any amendment thereto or periodic report, filed with the SEC relating to the Trust Certificates that is not materially altered by the Trust.

(c) If an action, proceeding (including, but not limited to, any governmental investigation), claim or dispute (collectively, a “Proceeding”) with respect to which indemnity may be sought by either party is brought or asserted against the other party, the party seeking indemnification (the “Indemnitee”) shall promptly (and in no event more than seven (7) days after receipt of notice of such Proceeding) notify the party obligated to provide such indemnification (the “Indemnitor”) of such Proceeding. The failure of the Indemnitee to so notify the Indemnitor shall not impair the Indemnitee’s ability to seek indemnification from the Indemnitor (but only for costs, expenses, and liabilities incurred after such notice) unless such failure adversely affects the Indemnitor’s ability to adequately oppose or defend such Proceeding. Upon receipt of such notice from the Indemnitee, the Indemnitor shall be entitled to participate in such Proceeding and, to the extent that it shall so desire and provided no conflict of interest exists as specified in clause (i) below and there are no other defenses available to Indemnitee as specified in clause (iii) below, to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee (in which case all attorney’s fees and expenses shall be borne by the Indemnitor, and the Indemnitor shall in good faith defend the Indemnitee). The Indemnitee shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but, in such case, no fees and expenses of such counsel shall be borne by the Indemnitor unless such fees and expenses are otherwise required to be indemnified under Section 5.11(a), or (b), as applicable, and (i) there is such a conflict of interest between the Indemnitor and the Indemnitee as would preclude, in compliance with the ethical rules in effect in the jurisdiction in which the Proceeding was brought, one lawyer from representing both parties simultaneously, (ii) the Indemnitor fails, within the earlier of (x) twenty (20) days following receipt of notice of the Proceeding from the Indemnitee or (y) seven (7) days prior to the date the first response or appearance is required to be made in such Proceeding, to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnitee or (iii) there are legal defenses available to Indemnitee that are different from or are in addition to those available to the Indemnitor. No compromise or settlement of such Proceeding may be effected by either party without the other party’s consent unless (m) there is no finding or admission of any violation of law and no effect on any other claims that may be made against such other party and (n) the sole relief provided is monetary damages that are paid in full by the party seeking the settlement. Neither party shall have any liability with respect to any compromise or settlement effected without its consent, which shall not be unreasonably withheld. The Indemnitor shall have no obligation to indemnify and hold harmless the Indemnitee from any loss, expense, or liability incurred by the Indemnitee as a result of a default judgment entered against the Indemnitee unless such judgment was entered after the Indemnitor agreed, in writing, to assume the defense of such Proceeding.

(d) The Trust shall make advance payments in connection with the expenses of defending any Proceeding with respect to which indemnification may be sought by any Trust Administrator Indemnified Person if the Trust receives a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking to reimburse the Trust if it is subsequently determined that the Indemnitee is not entitled to such indemnification.

Section 5.12 [Reserved.]

Section 5.13 Fees of the Trust Administrator.

(a) Each Person acquiring Trust Units pursuant to a Purchase Order shall pay to the Trust Administrator the transaction fee equal to fifty basis points (0.50%) of the total dollar value (determined as of the date of the Purchaser Order for the Trust Certificates) of Underlying Shares Deposited in the Trust pursuant to a Purchase Order (the “Deposit Fee”), and, for any and all expenses and costs incurred in connection with such Purchase Order.

(b) Each Person Surrendering Trust Units pursuant to a Redemption Order shall pay to the Trust Administrator the transaction fee equal to one hundred basis points (1.00%) of the total dollar value (determined as of the date of the Redemption Order for such Trust Units) of Trust Units redeemed pursuant to a Redemption Order, for any and all expenses and costs incurred in connection with such Redemption Order. In addition, upon the occurrence of certain events as set forth in Schedule 2, the Trust Administrator is entitled to a transaction fee equal to one hundred basis points (1.00%) of the total dollar value of cash, Stablecoins, securities, property, or other consideration distributed as further described in Schedule 2. Any such transaction fee payable pursuant to this Section 5.13(b), a “Redemption Fee.”

(c) The Trust Administrator is entitled to a fee equal to a specified percentage described herein of Dividends paid by the Subject Corporation with respect to the Underlying Shares held by the Trust. The Trust Administrator will automatically deduct and net the applicable Dividend Fee from the amount of such Dividends distributed to holders of Dividend Certificates. Accordingly, each holder of a Dividend Certificate will pay (effected by the Trust Administrator netting such fee from such Dividend distribution) the following percentage of any Dividend distribution received as follows: (1) ten percent (10%), for Dividend Certificates held in digital certificate as a CAT (the “CAT Dividend Fee”); and (2) twenty percent (20%), for Dividend Certificates held with DTC or otherwise not as a CAT (the “DTC Dividend Fee,” and together with the CAT Dividend Fee, the “Dividend Fee”), in the case of each of clauses (i) and (ii) as set forth in Schedule 2. The Trust Administrator’s Fees described in the above Sections 5.13(a) and 5.13(b) and this Section 5.13(c), respectively, shall be included in this Agreement in accordance with Section 6.1(a) prior to such commencement of trading of Trust Certificates on the Exchange.

(d) The Trust Administrator may, at its sole discretion and from time to time, waive all or a portion of the Trust Administrator’s Fees for such period(s) of time it specifies in a notice of such fee waiver to the Trust. The Trust Administrator is under no obligation to waive any portion of its fees hereunder or reimbursements pursuant to this Section 5.13, and any such waiver shall create no obligation to waive any such fees or reimbursements during any period not covered by the waiver. Any fee or reimbursement waiver by the Trust Administrator shall not operate to reduce the Trust Administrator’s obligations hereunder, including its obligations under Section 5.7(f). The Trust Administrator may from time to time withhold a portion of the Trust Administrator’s Fees otherwise payable to the Trust Administrator and to pay such withheld portion to Persons identified by the Trust Administrator for the purpose of satisfying certain expenses of the Trust for which the Trust Administrator is responsible under Section 5.7(f). In the future, if the Trust Administrator decides to waive all or a portion of the Trust Administrator’s Fees, holders of Trust Certificates will be notified of such waiver, which notice may be included in a prospectus supplement, in the Trust’s Exchange Act reports, and/or on the Trust Administrator’s website, as well as other means of public disclosure.

(e) The Trust Administrator is entitled to receive reimbursement from the Trust for all expenses and disbursements incurred by it under Section 5.11(b) or that the Trust Administrator pays or incurs of the type described in Section 4.5 (including the fees and disbursements of legal counsel), except that the Trust Administrator is not entitled to charge the Trust for (i) expenses and disbursements incurred by it prior to the commencement of trading of Trust Certificates on the Exchange and (ii) fees of agents for performing services the Trust Administrator is required to perform under this Agreement.

Section 5.14 Retention of Trust Documents. The Trust Administrator is authorized to destroy those documents, records, bills, and other data compiled during the term of this Agreement at the times permitted by the laws or regulations governing the Trust Administrator, unless the Trust reasonably requests the Trust Administrator in writing to retain those items for a longer period.

Section 5.15 Federal Securities Law Filings.

(a) The Trust Administrator has prepared, and the Trust has filed, a registration statement with the SEC for the registration of the issuance by the Trust of Trust Certificates, and the Trust Administrator shall (i) take such action as is necessary to register the issuance of the Trust Certificates under the federal securities laws of the United States, including the preparation and filing of amendments and supplements to such registration statement, and, if the Trust Administrator so determines, qualification of the Trust Certificates for offering and sale under the laws of any other relevant jurisdiction, (ii) promptly notify the Trust of any amendment or supplement to the registration statement or prospectus, of any order preventing or suspending the use of any prospectus, of any request to amend or supplement the registration statement or prospectus or if any event or circumstance occurs that is known to the Trust Administrator as a result of which the registration statement or prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made), not misleading and (iii) prepare, file and, distribute, if applicable, any periodic reports or updates that may be required under the Exchange Act or the rules and regulations thereunder. The Trust Administrator shall be permitted to use and, if applicable, disclose any information from the records of the Trust that the Trust Administrator reasonably determines is needed to prepare any filing or submission that the Trust Administrator or the Trust is required to make under the federal securities laws of the United States, or any other applicable laws, rules, or regulations, or the laws of any other jurisdiction.

(b) The Trust Administrator shall have all necessary and exclusive power and authority to (i) adopt, implement, or amend, from time to time, such disclosure and financial reporting information gathering and control policies and procedures as are necessary, advisable, desirable, or incidental, in the Trust Administrator’s reasonable judgment, to ensure compliance with applicable disclosure and financial reporting obligations under any applicable securities laws, (ii) appoint and remove the auditors of the Trust, (iii) make any determination, choice, estimate, or other decision that may be necessary, advisable, desirable, or incidental in connection with the preparation of the financial statements of the Trust, and (iv) seek from the relevant securities or other regulatory authorities such relief, clarification, or other action as the Trust Administrator shall deem to be necessary, advisable, desirable, or incidental regarding the disclosure or financial reporting obligations of the Trust.

Section 5.16 Prospectus Delivery. The Trust Administrator, or the Trust Services Provider on its behalf, will comply with any applicable requirements to provide copies of the current prospectus for the Trust to Eligible Participants to the extent provided in the relevant Depositor Agreements.

Section 5.17 Discretionary Actions by Trust Administrator; Consultation. The Trust Administrator may undertake any action that it deems to be necessary, advisable, desirable, or incidental to protect the Trust or the interests of the Registered Owners, Beneficial Owners, Eligible Participants, or Depositors. The expenses incurred by the Trust Administrator in connection with taking any such action (including the fees and disbursements of legal counsel) shall be expenses of the Trust, and the Trust Administrator shall be entitled to be reimbursed for those expenses by the Trust.

Section 5.18 Number of Trustees. The number of trustees of the Trust initially shall be one (1), and thereafter the number of trustees shall be such number as shall be fixed from time to time by the Trust Administrator. The Trust Administrator is entitled, subject to Section 5.9, to appoint or remove without cause any trustee at any time; provided, however, that as required by the Act, there shall always be a Delaware Trustee.

Section 5.19 Initial Trust Administrator. The initial Trust Administrator shall be Permuto Capital LLC.

Section 5.20 Delaware Trustee.

(a) The Delaware Trustee shall either be (i) a natural person who is at least twenty-one (21) years of age and a resident of the State of Delaware or (ii) a legal entity that is a trustee having its principal place of business in the State of Delaware, otherwise meets the requirements of applicable Delaware law, and shall act through one or more persons authorized to bind such entity. If at any time the Delaware Trustee shall cease to be eligible in accordance with the provisions of this Section 5.20, it shall resign immediately in the manner and with the effect hereinafter specified in this Section 5.20. The initial Delaware Trustee shall be CSC Delaware Trust Company.

(b) The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities of the Trust Administrator that are set forth herein, or otherwise have any power or duty to manage the affairs of the Trust. The Delaware Trustee shall be one of the trustees of the Trust for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Act and for taking such actions as are required to be taken by a trustee under the Act. Subject to the foregoing, the duties (including fiduciary duties), liabilities, and obligations of the Delaware Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) executing any certificates required to be filed with the Delaware Secretary of State that the Delaware Trustee is required to execute under Section 3811 of the Act, and there shall be no other duties (including fiduciary duties) or obligations, express or implied, at law or in equity, of the Delaware Trustee. The Delaware Trustee shall not be liable or accountable hereunder to the Trust or to any other Person or under any other agreement to which the Trust is a party, except for the Delaware Trustee’s own gross negligence or willful misconduct in connection with its express duties hereunder, in each case as finally adjudicated by a court of competent jurisdiction. In particular, but not by way of limitation:

(i) The Delaware Trustee shall have no liability or responsibility for the validity or sufficiency of this Agreement or for the form, character, genuineness, sufficiency, enforceability, collectability, location, existence, value, or validity of the Trust Property, or for the due execution hereof by the Trust Administrator;

(ii) The Delaware Trustee has not prepared or verified, and shall not be responsible or liable for, any information, disclosure, or other statement in any document issued or delivered in connection herewith or the sale or transfer of the Trust Certificates;

(iii) The Delaware Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Trust Administrator;

(iv) The Delaware Trustee shall not have any liability for the acts or omissions of the Trust Administrator, the Custodian, or any other Person;

(v) The Delaware Trustee shall have no duty or obligation to supervise the performance of any obligations of the Trust Administrator, the Custodian, or any other Person;

(vi) No provision of this Agreement shall require the Delaware Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder;

(vii) The Delaware Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request, order, or direction of the Trust Administrator unless the Trust Administrator has advanced any necessary expense and offered to CSC Delaware Trust Company (in its capacity as Delaware Trustee and individually) security or indemnity satisfactory to it against the costs, expenses, and liabilities that may be incurred by CSC Delaware Trust Company (including the reasonable and documented out-of-pocket fees and expenses of its counsel) therein or thereby;

(viii) To the extent that, at law or equity, the Delaware Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Trust Administrator, any Registered Owner, Beneficial Owner, Eligible Participant, or Depositor, it is hereby understood and agreed by the other parties that such duties and liabilities are replaced by the duties and liabilities of the Delaware Trustee expressly set forth in this Agreement and that the Delaware Trustee shall have no liability for the acts or omissions of any other Person, including, without limitation, the Trust Administrator;

(ix) Notwithstanding anything contained herein to the contrary, the Delaware Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware;

(x) The Delaware Trustee shall not be personally liable for any error of judgment made in good faith by an officer or employee of the Delaware Trustee and the permissive right of the Delaware Trustee to perform any discretionary act or exercise any privilege enumerated herein shall not be construed as a duty;

(xi) The Delaware Trustee shall have no obligation or duty to monitor the Trust’s obligations and duties or the Trust Administrator’s duties and obligations;

(xii) Under no circumstance shall the Delaware Trustee be personally liable for any representation, warranty, covenant, obligation, agreement, or indebtedness of the Trust;

(xiii) The Delaware Trustee shall not be personally liable for (A) special, consequential, exemplary, indirect, or punitive damages, however styled, including lost profits, (B) the acts or omissions of any nominee, correspondent, clearing agency, or securities depository through which it holds the Trust’s securities or assets or (C) any losses due to forces beyond the reasonable control of the Delaware Trustee, including strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear, or natural catastrophes or acts of God and interruptions, loss, or malfunctions of utilities, communications, or computer (software and hardware) services, including the Chia blockchain;

(xiv) In the exercise or administration of the Trust hereunder and in the performance of its duties and obligations under this Agreement, the Delaware Trustee may act directly or through agents or attorneys or a custodian or nominee and the Delaware Trustee shall not be liable for the conduct or misconduct of such agents or attorneys or a custodian or nominee if such agents or attorneys or a custodian or nominee shall have been selected by the Delaware Trustee in good faith;

(xv) Knowledge or information acquired by the Delaware Trustee will not be imputed to the Delaware Trustee in its individual capacity under any other document, nor shall it be imputed to any affiliate, line of business, or other division of the client (and vice versa);

(xvi) The Delaware Trustee shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document, other than this Agreement, and shall have no duty to inquire as to the performance or non-performance of any provision, whether or not an original or a copy of such agreement has been provided to the Delaware Trustee;

(xvii) In the event that any of the Trust Property shall be attached, garnished, or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment, or decree shall be made or entered by any court order affecting the Trust Property, the Delaware Trustee shall notify the Trust Administrator promptly in writing upon receipt by a Responsible Officer of the Delaware Trustee of notice of such event and naming the Trust and is hereby permitted, upon consultation with the Trust Administrator, to respond as it deems appropriate or to comply with all writs, orders, or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it. In the event that the Delaware Trustee obeys or complies with any such writ, order, or decree as provided in the immediately preceding sentence it shall not be liable to any Person, firm, or corporation even if such writ, order, or decree be subsequently reversed, modified, annulled, set aside, or vacated; and

(xviii) If any conflict, disagreement, or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Agreement, or the Delaware Trustee is in doubt as to the action to be taken hereunder, the Delaware Trustee may, at its option, after sending written notice of the same to transaction parties, refuse to act until such time as it (A) receives a final non-appealable order of a court of competent jurisdiction or (B) receives a written instruction, executed by each of the parties involved in such disagreement or dispute, in a form reasonably acceptable to the Delaware Trustee. The Delaware Trustee will be entitled to act on any such written instruction or final, non-appealable order of a court of competent jurisdiction without further question, inquiry, or consent. The Delaware Trustee may file an interpleader action in a state or federal court, and upon the filing thereof, Delaware Trustee will be relieved of all liability and will be entitled to recover reasonable and documented out-of-pocket attorneys’ fees, legal fees and expenses, and other costs incurred in commencing and maintaining any such interpleader action.

(c) The Delaware Trustee shall serve until such time as the Trust Administrator removes the Delaware Trustee or the Delaware Trustee resigns, and a successor Delaware Trustee is appointed by the Trust Administrator in accordance with the terms of this Section 5.20. The Delaware Trustee may resign at any time upon the giving of at least sixty (60) days’ advance written notice to the Trust Administrator; provided that such resignation shall not become effective unless and until a successor Delaware Trustee shall have been appointed by the Trust Administrator in accordance with Section 5.20. If the Trust Administrator does not act within such sixty (60) day period, the Delaware Trustee may apply to the Court of Chancery of the State of Delaware for the appointment of a successor Delaware Trustee.

(d) Upon the resignation or removal of the Delaware Trustee, the Trust Administrator shall appoint a successor Delaware Trustee by delivering a written instrument to the outgoing Delaware Trustee. Any successor Delaware Trustee must satisfy the requirements of Section 3807 of the Act. Any resignation or removal of the Delaware Trustee and appointment of a successor Delaware Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Delaware Trustee to the outgoing Delaware Trustee and the Trust Administrator and any fees and expenses due to the outgoing Delaware Trustee are paid. Following compliance with the preceding sentence, the successor Delaware Trustee (i) shall file an amendment to the Certificate of Trust reflecting the change of Delaware Trustee and (ii) shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Delaware Trustee under this Agreement, with like effect as if originally named as Delaware Trustee, and the outgoing Delaware Trustee shall be discharged of its duties and obligations under this Agreement. Any business entity into which the Delaware Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion, or consolidation to which the Delaware Trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the Delaware Trustee, shall be the successor of the Delaware Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto except as may be required by applicable law.

(e) The Trust shall indemnify the Delaware Trustee (in its individual capacity and in its capacity as such), its directors, employees, delegees, and agents (the “Delaware Trustee Indemnified Persons”) against, and hold each of them harmless from, any Indemnified Amounts (including the reasonable and documented out-of-pocket fees and expenses of counsel in the enforcement of this Agreement, and including the reasonable and documented out-of-pocket fees and expenses of counsel in the enforcement of the indemnification obligations hereunder) that are incurred by any of them and that arise out of or are related to (i) the Trust, this Agreement, the Trust Property, the Trust Certificates, or any offer or sale by the Trust of Trust Units and Trust Certificates under this Agreement, (ii) acts performed or omitted pursuant to the provisions of this Agreement, as the same may be amended, modified, or supplemented from time to time, (A) by a Delaware Trustee Indemnified Person or (B) by the Trust Administrator or (iii) any filings with or submissions to the SEC in connection with or with respect to the Trust Certificates (which, by way of illustration and not by way of limitation, include any registration statement and any amendments or supplements thereto filed with the SEC or any periodic reports or updates that may be filed under the Exchange Act or any failure to make any filings with or submissions to the SEC that are required to be made in connection with or with respect to the Trust Certificates), except that the Trust shall not have any obligations under this Section 5.20(e) to pay any Indemnified Amounts incurred as a direct result of and attributable to (1) the willful misconduct or gross negligence of the Delaware Trustee, in each case as finally adjudicated by a court of competent jurisdiction, or (2) representations regarding the Delaware Trustee in its individual capacity furnished in writing by the Delaware Trustee in its individual capacity to the Trust Administrator expressly for use in the registration statement, or any amendment thereto, filed with the SEC relating to the Trust Certificates that is not altered by the Trust Administrator or the Trust. Any such indemnity shall be subject to the provisions of Section 5.11(c).

Section 5.21 Compensation and Expenses of the Delaware Trustee. The Delaware Trustee shall be entitled to receive from the Trust Administrator compensation for its services hereunder as set forth in a separate fee agreement with the Delaware Trustee and shall be entitled to be reimbursed by the Trust Administrator for reasonable out-of-pocket expenses incurred by it in the performance of its duties hereunder, including the reasonable compensation, out-of-pocket expenses, and disbursements of counsel and such other agents as the Delaware Trustee may retain in connection with the exercise and performance of its rights and duties hereunder.

Section 5.22 Action Upon Instruction. Whenever the Delaware Trustee is (i) unable to decide between alternative courses of action permitted or required by the terms of this Agreement or (ii) unsure as to the application of any provision of this Agreement or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision or in the event that this Agreement is silent or is incomplete as to the course of action that the Delaware Trustee is required to take with respect to a particular set of facts, the Delaware Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Trust Administrator requesting instruction and, to the extent that the Delaware Trustee acts or refrains from acting in good faith in accordance with any such instruction received from the Trust Administrator, the Delaware Trustee shall not be liable, on account of such action or inaction, to any Person. If the Delaware Trustee shall not have received appropriate instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action as it shall deem to be in the best interests of the Trust, and shall not have liability to any Person for such action or inaction. The Delaware Trustee shall not be required to take any action hereunder or at the request or direction of the Trust Administrator, if the Delaware Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Delaware Trustee or is contrary to the terms hereof or of any document or is otherwise contrary to law or if the Delaware Trustee shall have reasonable grounds for believing that adequate indemnity (satisfactory in its sole and absolute discretion) against the costs, expenses, and liabilities which may be incurred by it in compliance with such request or direction is not reasonably assured or provided to it.

ARTICLE VI

AMENDMENT AND TERMINATION

Section 6.1 Amendment.

(a) Subject to compliance with this Section 6.1, the Trust Administrator may amend this Agreement without the consent of any Registered Owner, Beneficial Owner, Eligible Participant, or Depositor. Any amendment that imposes or increases any fees or charges required to be paid by Registered Owners (other than the Trust Administrator’s Fees to be included in this Agreement prior to the commencement of trading of Trust Certificates on the Exchange and other than taxes (including withholding) and other governmental charges, stock transfer, or registration fees or similar charges and fees) or prejudices a substantial existing contractual right of the Registered Owners will not become effective until thirty (30) days after notice of such amendment is given by the Trust Administrator to the Registered Owners. Every Registered Owner, Beneficial Owner, Eligible Participant, and Depositor, at the time any such amendment becomes effective, shall be deemed, by continuing to hold any Trust Certificates or an interest therein, to consent and agree to such amendment and to be bound by this Agreement as amended thereby. In no event shall any amendment impair the contractual right of a Registered Owner to Surrender Trust Units and receive therefor the amount of Trust Property represented thereby, except in order to comply with provisions of applicable law.

(b) No amendment shall be made to this Agreement without the written consent of the Delaware Trustee if such amendment adversely affects any of the Delaware Trustee’s rights, duties, indemnities, immunities, or liabilities. The Trust Administrator shall promptly notify the Delaware Trustee of any amendment to this Agreement.

Section 6.2 Termination.

(a) The term for which the Trust will exist commenced on the date of the filing of the Certificate of Trust and execution of the Initial Trust Agreement, and shall continue until terminated pursuant to the provisions hereof. In the event of a dissolution, the Trust Administrator shall set a date on which the Trust shall dissolve and provide notice of that dissolution to the Registered Owners at least thirty (30) days prior to the date set for dissolution.

(b) The Trust shall dissolve at any time if any of the following occurs:

(i) a U.S. federal or state court or regulator requires the Trust to shut down or forces the Trust to liquidate its Underlying Shares or seizes, impounds, or otherwise restricts access to Trust assets; or

(ii) the Trust Administrator determines, in its sole discretion, that the dissolution of the Trust is necessary, advisable, desirable, or incidental thereto for any reason.

(c) Without limiting the authority of the Trust Administrator to dissolve the Trust under Section 6.2(b), the Trust Administrator may, in its sole discretion, dissolve the Trust if any of the following occurs:

(i) sixty (60) days have elapsed since the Trust Administrator notified the Trust of the Trust Administrator’s election to resign, and a successor Trust Administrator has not been appointed and accepted its appointment as provided in Section 5.9;

(ii) the SEC (or its staff) or a court of competent jurisdiction determines that the Trust is an investment company under the Investment Company Act;

(iii) the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act;

(iv) FinCEN determines that the Trust or the Trust Administrator is required to register as a money services business, or the New York Department of Financial Services determines the Trust or the Trust Administrator is required to obtain licensure under 23 NYCRR Part 200 (BitLicense);

(v) if any regulator or court determines the Trust Administrator or the Trust is required to obtain a money transmitter license or other state license;

(vi) any ongoing event exists that either prevents the Trust from holding, or makes impractical the Trust’s holding of, the Underlying Shares, or prevents, or makes impractical, the Trust receiving deposits of Underlying Shares or creating and issuing Trust Certificates, or redeeming Trust Certificates and transferring Trust Property;

(vii) any custodian (including, for the avoidance of doubt, the Custodian) then acting resigns, is removed, is prohibited by applicable law or regulation from acting as, or otherwise ceases to act as custodian and, in the judgment of the Trust Administrator, no successor custodian has been employed prior to, at the Trust Administrator’s election, (A) the effective date of such resignation, removal, prohibition, or cessation, or (B) in the case of the Custodian, the final date as of which the Custodian will cease to hold any of the Trust’s assets;

(viii) to the extent the Trust Certificates have been listed on an Exchange, the Trust Administrator is notified that the Trust Certificates are suspended or delisted from the Exchange and are not approved for listing on another national securities exchange within five (5) Business Days of their suspension or delisting;

(ix) DTC is unable or unwilling to continue to perform its functions, and a comparable (in the judgment of the Trust Administrator) replacement is unavailable;

(x) any trustee (including, for the avoidance of doubt, the Delaware Trustee) then acting resigns, is removed, is prohibited by applicable law or regulation from acting as, or otherwise ceases to act as trustee and, in the judgment of the Trust Administrator, no successor trustee has been employed prior to the effective date of such resignation, removal, prohibition, or cessation;

(xi) the issuer of the Underlying Shares, or the Underlying Shares, ceases to exist by way of merger, consolidation, amalgamation, bankruptcy, liquidation, or other similar event, including the events described on Schedule 2, which provide for the winding up of the Trust; or

(xii) the Trust Administrator determines, in its sole discretion, that other legal, economic, commercial, regulatory, or other issues make early termination of the Trust necessary, advisable, desirable, or incidental, including in the event that the number of outstanding Trust Certificates is not sufficient to serve the objective and purpose of the Trust.

(d) On and after the dissolution of the Trust, the Trust Administrator shall, in accordance with Section 3808 of the Act, wind up the business and affairs of the Trust. The Trust Administrator shall not accept any Purchase Order or Redemption Order after the date of dissolution. If any Trust Certificates remain outstanding after the date of dissolution of the Trust, the Trust Administrator thereafter shall: (i) discontinue the registration of transfers of Trust Certificates; (ii) continue to collect distributions pertaining to Trust Property and hold the proceeds thereof uninvested, without liability for interest; and (iii) pay pursuant to Section 3808(e) of the Act the Trust’s expenses and may sell Trust Property as necessary to meet those expenses. After the dissolution of the Trust, subject to the payment or the reasonable provision of such payment by the Trust Administrator of the claims and obligations of the Trust as required by Section 3808(e) of the Act and deducting any fees, expenses, taxes, or other governmental charges payable by the Trust and any expenses for the account of the Registered Owner of such Trust Certificates in accordance with the terms and conditions of this Agreement and any applicable taxes or other governmental charges, the Trust Administrator shall promptly dispose of the remaining Trust Property to the Registered Owners in accordance with Schedule 2. The Trust Administrator shall not be liable for any loss or depreciation resulting from any sale or other disposition of property made by the Trust Administrator in good faith. Upon the dissolution of the Trust and the winding up of the Trust by the Trust Administrator, the Delaware Trustee shall, upon receipt of written direction of the Trust Administrator and at the expense of the Trust Administrator, execute and cause a certificate of cancellation of the Certificate of Trust to be filed with the Secretary of State in accordance with the Act. After making such filing, the Trust Administrator and the Delaware Trustee shall be discharged from all obligations under this Agreement and this Agreement shall terminate other than such provisions that expressly survive termination.

(e) Upon the termination of this Agreement, the Trust Administrator shall be discharged from all obligations under this Agreement.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. E-signature (such as DocuSign), PDF, scanned, or electronic image file signatures to this Agreement shall be acceptable and binding. Copies of this Agreement are filed with the Trust Administrator and are open to inspection by any Registered Owner during the Trust Administrator’s business hours.

Section 7.2 Third-Party Beneficiaries. This Agreement is for the exclusive benefit of the parties hereto and the Covered Persons and other indemnified parties referred to in Sections 5.11 and 5.20(e), and the Registered Owners, Beneficial Owners, Eligible Participants, and Depositors from time to time bound by all the terms and conditions hereof by acceptance of Trust Certificates or any interest therein or by depositing Underlying Shares, as the case may be, and shall not be deemed to give any legal or equitable right, remedy, or claim whatsoever to any other Person.

Section 7.3 Severability. In case any one or more of the provisions contained in this Agreement are or become invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions of this Agreement shall in no way be affected, prejudiced, or disturbed thereby.

Section 7.4 Notices.

(a) Notices, requests, instructions, or other documents to be given under this Agreement shall be in writing and shall be deemed given, (i) on the date sent by email if sent between 9:00 a.m. and 5:00 p.m. Eastern Time, and on the next business day if sent after normal business hours, (ii) when delivered, if delivered personally to the intended recipient and (iii) one business day later, if sent by overnight delivery via a national courier service (providing proof of delivery), and in each case, addressed to a party at the following address for such party:

To the Trust Administrator:

Permuto Capital LLC
611 Gateway Boulevard, Suite 120
South San Francisco, CA 94080

with a courtesy copy by email to: legalnotices@permuto.capital or (1) any other place to which the Trust Administrator may have transferred its Corporate Office with notice to the Delaware Trustee or (2) any entity to which the Trust Administrator may have transferred all or some of its duties hereunder pursuant to Section 5.8 at the address set forth in the notice of transfer provided to the Trust Administrator and the Delaware Trustee.

To the Delaware Trustee:

CSC Delaware Trust Company
251 Little Falls Drive
Wilmington, DE 19808
Attention: Corporate Trust—Permuto Capital AAPL Trust I

or any other place to which the Delaware Trustee may have transferred its principal office with notice to the Trust Administrator.

(b) Any notice to be given to a Registered Owner shall be deemed to have been duly given (i) when given in accordance with the procedures of DTC (in the case of global certificates) or the on Chia blockchain (in the case of digital certificates), including to a Registered Owner’s Digital Wallet, (ii) when sent by email, (iii) when delivered, if delivered by messenger or a recognized courier service, (iv) when mailed, if mailed postage prepaid, (v) when sent, if sent by overnight delivery via a national courier service (providing proof of delivery), in each case of clauses (ii)-(v) at or to the email or other address of such Registered Owner as it appears on the transfer books of the Trust Administrator, or, if such Registered Owner shall have filed with the Trust Administrator a written request that any notice or communication intended for such Registered Owner be delivered to some other address, at the address designated in such request.

Section 7.5 Governing Law; Consent to Jurisdiction.

(a) This agreement shall be interpreted, construed, and governed by and in accordance with the laws of the State of Delaware, and any claim arising out of or relating to this agreement and the transactions contemplated hereby shall be governed by the laws of the State of Delaware, in each case without regard to any conflict of law principles thereof that otherwise would result in the application of the laws of another jurisdiction; provided, however, that the following shall not be applicable to the Trust, the Trust Administrator, the Delaware Trustee, or this Agreement: (i) the provisions of Sections 3540 and 3561 of Title 12 of the Delaware Code or (ii) any provisions of the laws (statutory or common) of the State of Delaware (other than the Act) pertaining to trusts that relate to or regulate: (A) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (B) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (C) the necessity for obtaining court or other governmental approval concerning the acquisition, holding, or disposition of real or personal property, (D) fees or other sums payable to trustees, officers, agents, or employees of a trust, (E) the allocation of receipts and expenditures to income or principal, (F) restrictions or limitations on the permissible nature, amount, or concentration of trust investments or requirements relating to the titling, storage, or other manner of holding of trust assets, or (G) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees that are inconsistent with the limitations or liabilities or authorities and powers of the Trust Administrator and Delaware Trustee set forth or referenced in this Agreement.

(b) In any action or proceeding arising out of or relating to this Agreement between Persons who are party to or otherwise bound by this Agreement, each of such Persons hereby (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware; (ii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court; and (iii) agrees that it will not bring any such action in any court other than the Court of Chancery for the State of Delaware in and for New Castle County, Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, any other state or federal court in the State of Delaware with subject matter jurisdiction, and appellate courts thereof; provided, however, that the Federal District Courts of the United States of America shall, to the fullest extent permitted by laws, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Investment Company Act, the Securities Act or the Exchange Act. Service of process, summons, notice, or document to any party’s address and in the manner set forth in Section 7.4 shall be effective service of process for any such action.

(c) EACH PERSON WHO IS PARTY TO OR OTHERWISE BOUND BY THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PERSON WHO IS PARTY TO OR OTHERWISE BOUND BY THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.5(c).

Section 7.6 Merger.

(a) Notwithstanding anything else herein, the Trust Administrator may, without the approval of any Registered Owner, Beneficial Owner, Eligible Participant, or Depositor unless such approval is required by any applicable national securities exchange rules, (i) cause the Trust to convert into or merge, divide, reorganize, or consolidate with or into one or more trusts, partnerships, limited liability companies, business development companies, associations, corporations, or other business entities (or a series of any of the foregoing to the extent permitted by law) (including trusts, partnerships, limited liability companies, associations, corporations, or other business entities created by the Trust Administrator to accomplish such conversion, merger, division, or consolidation the governing documents of which shall have such terms as the Trust Administrator determines in its sole discretion) and that, in any case, is formed, organized, or existing under the laws of any state of the United States, (ii) cause the Trust Certificates to be exchanged under or pursuant to any state or federal statute to the extent permitted by law, (iii) cause the Trust to incorporate under the laws of another state of the United States, (iv) sell or convey all or substantially all of the assets of the Trust to another trust, partnership, limited liability company, association, corporation, or other business entity (or a series of any of the foregoing to the extent permitted by law) (including a trust, partnership, limited liability company, association, corporation, or other business entity created by the Trust Administrator to accomplish such sale and conveyance) that, in any case, is formed, organized, or existing under the laws of any state of the United States for adequate consideration as determined by the Trust Administrator, which may include the assumption of all outstanding obligations, taxes, and other liabilities, accrued or contingent of the Trust, and which may include shares of beneficial interest, stock, or other ownership interest of such trust, partnership, limited liability company, association, corporation, or other business entity (or series thereof), (v) create one or more statutory or business trusts, limited liability companies, limited partnerships, or other entities or associations to which all or any part of the assets, liabilities, profits, or losses of the Trust may be transferred and provide for the conversion of Trust Certificates in the Trust into beneficial or ownership interests in any such newly created trust or trusts, limited liability companies, limited partnerships, or other entities or associations, or any series or classes thereof or (vi) at any time, sell or convert into money all or any part of the assets of the Trust (in accordance with this Agreement and Schedule 2). Any agreement of merger, reorganization, consolidation, exchange, or conversion or certificate of merger, certificate of conversion, or other applicable certificate may be signed by the Trust Administrator on behalf of the Trust and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

(b) Pursuant to and in accordance with the provisions of Sections 3815(f) and 3825(f) of the Act, and notwithstanding anything to the contrary contained in this Agreement, an agreement of merger, division, or consolidation approved by the Trust Administrator in accordance with this Section 7.6 may effect any amendment to this Agreement or effect the adoption of a new declaration of the Trust or change the name of the Trust if the Trust is the surviving or resulting entity in the merger, division, or consolidation.

Section 7.7 Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

Section 7.8 Binding Effect; Entire Agreement. Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement is binding upon and inures to the benefit of the parties hereto and their respective personal representatives, successors, and permitted assigns. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, relating to such subject matter in any way.

Section 7.9 Provisions in Conflict with Law or Regulations. The provisions of this Agreement are severable, and if the Trust Administrator determines, with the advice of counsel, that any one or more of such provisions (the “Conflicting Provisions”) are in conflict with the Code, the Act, or other applicable U.S. federal or state laws, the Conflicting Provisions shall be deemed never to have constituted a part of this Agreement, even without any amendment of this Agreement pursuant to this Agreement; provided, however, that such determination by the Trust Administrator shall not affect or impair any of the remaining provisions of this Agreement or render invalid or improper any action taken or omitted prior to such determination. The Trust Administrator shall not be liable for making or failing to make such a determination.

Section 7.10 Patriot Act. The Trust and/or the Trust Administrator may, in their sole discretion, request certain information, or the Trust and/or the Trust Administrator may be required to obtain certain information to comply with the Bank Secrecy Act, as amended, Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended, and any other such anti-money laundering laws or regulations in effect from time to time, as applicable to the Trust or the Trust Administrator (“Applicable AML Law”), from Eligible Participants, Registered Owners, and/or Beneficial Owners, with respect to deposits of Underlying Shares, transfers of Trust Certificates, redemptions of Trust Units or other actions under this Agreement. Eligible Participants, Registered Owners, and Beneficial Owners shall provide such information upon the Trust Administrator’s request.

Pursuant to Applicable AML Law, the Trust Administrator may be required to obtain on or before accepting a deposit of Underlying Shares pursuant to Section 2.6 and from time to time thereafter, documentation to verify and record information that identifies each Eligible Participant and Depositor at the Trust or the Trust Administrator. For a non-individual Person such as a business entity, a charity, a trust, or other legal entity, the Trust Administrator may ask for documentation to verify the entity’s formation and existence, its financial statements, licenses, tax identification documents, identification and authorization documents from individuals claiming authority to represent the entity and other relevant documentation and information (including beneficial owners of such entities). To the fullest extent permitted by Applicable AML Law, the Trust and the Trust Administrator may conclusively rely on, and shall be fully protected in relying on, any such information. Failure to provide such information may result in an inability of the Trust Administrator to perform its obligations hereunder, which, at the sole option of the Trust Administrator, may result in the Trust Administrator’s resignation in accordance with the terms hereof. In addition to the Trust Administrator’s obligations under Applicable AML Law, the CTA may require the Trust or the Trust Administrator to file reports with FinCEN after the date of this Agreement. It shall be the Trust Administrator’s duty (and not the Delaware Trustee’s duty) to cause the Trust to make such filings and to cause the Trust to comply with its obligations under the CTA, if any. The parties hereto, and the Eligible Participants, Registered Owners, and Beneficial Owners, and agree that, for purposes of Applicable AML Law and/or the CTA, the Beneficial Owners shall be deemed to be the sole direct owners of the Trust, acknowledge that the Trust Administrator acts solely at the direction of other Persons designated hereunder and that one or more controlling parties of such Persons (and not of the Trust Administrator) are and shall deemed to be the parties with the power and authority to exercise substantial control over the Trust. The Eligible Participants, Registered Owners, and Beneficial Owners shall provide the Trust Administrator with such information as the Trust Administrator may request with respect to the Trust’s compliance with the CTA.

The parties hereto agree that neither the Trust nor the Trust Administrator are responsible for the accuracy of information provided by any third party.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first set forth above.

PERMUTO CAPITAL LLC,
as Trust Administrator

By:
Name:
Title:

CSC Delaware Trust Company,
as Delaware Trustee

By:
Name:
Title:

[Signature Page to Amended and Restated Agreement and Declaration of Voting Trust of

Permuto Capital AAPL Trust I]

EXHIBIT A-1

FORM OF DIVIDEND CERTIFICATE

THE DIVIDEND CERTIFICATE EVIDENCED HEREBY REPRESENT RIGHTS WITH RESPECT TO DIVIDENDS PAID BY THE ISSUER OF UNDERLYING SHARES TO HOLDERS OF UNDERLYING SHARES (AS DEFINED IN THE AMENDED AND RESTATED AGREEMENT AND DECLARATION OF VOTING TRUST REFERRED TO HEREIN) HELD BY THE PERMUTO CAPITAL AAPL TRUST I (THE “TRUST”) AND ARE NOT INTERESTS IN OR OBLIGATIONS OF ANY OF THE SUBJECT CORPORATION, THE TRUST, THE TRUST ADMINISTRATOR, THE DELAWARE TRUSTEE, OR THE CUSTODIAN OR ANY OF THEIR RESPECTIVE AFFILIATES OR ANY OTHER ENTITY. THE DIVIDEND CERTIFICATES ARE NOT INSURED OR GUARANTEED BY THE SUBJECT CORPORATION, THE TRUST, THE TRUST ADMINISTRATOR, THE DELAWARE TRUSTEE, OR THE CUSTODIAN OR ANY OF THEIR RESPECTIVE AFFILIATES OR ANY OTHER ENTITY.

DIVIDEND CERTIFICATES
ISSUED BY
Permuto Capital AAPL Trust I
REPRESENTING
BENEFICIAL INTEREST IN THE ECONOMIC RIGHTS OF A HOLDER OF AN UNDERLYING SHARE
PERMUTO CAPITAL LLC, as Trust Administrator

No.	*Dividend Certificates
CUSIP:

PERMUTO CAPITAL LLC, as Trust Administrator (the “Trust Administrator”), hereby certifies that CEDE & CO., as nominee of The Depository Trust Company, or registered assigns, IS THE OWNER OF ___________ Dividend Certificates issued by Permuto Capital AAPL Trust I (the “Trust”), each representing a beneficial interest in the economic rights of a holder of an Underlying Share, as provided in the Amended and Restated Agreement and Declaration of Voting Trust referred to below. The Trust Administrator’s Corporate Office and its principal executive office are located at Our principal executive offices are located at 611 Gateway Boulevard, Suite 120, South San Francisco, California 94080.

This Dividend Certificate is issued upon the terms and conditions set forth in the Amended and Restated Agreement and Declaration of Voting Trust, dated as of                        , 2025 (the “Trust Agreement”), among Permuto Capital LLC, a Delaware limited liability company, as trust administrator (the “Trust Administrator”) and CSC Delaware Trust Company, as Delaware trustee (the “Delaware Trustee”). The Trust Agreement sets forth the rights of Registered Owners and the rights and duties of the Trust Administrator. Copies of the Trust Agreement are on file at the Trust Administrator’s Corporate Office.

The Trust Agreement is hereby incorporated by reference into and made a part of this Dividend Certificate as if set forth in full in this place. Capitalized terms not defined herein shall have the meanings set forth in the Trust Agreement.

This Dividend Certificate shall not be entitled to any benefits under the Trust Agreement or be valid or obligatory for any purpose unless it is executed by the manual or digital signature of a duly authorized signatory of the Trust Administrator and, if a Registrar (other than the Trust Administrator) for the Trust Certificates shall have been appointed, countersigned by the manual signature of a duly authorized officer of the Registrar.

A-1-1

PERMUTO CAPITAL LLC, as
Trust Administrator

By:
Name:
Title:

THE TRUST ADMINISTRATOR’S CORPORATE OFFICE ADDRESS IS
611 GATEWAY BOULEVARD, SUITE 120, SOUTH SAN FRANCISCO, CA 94080

A-1-2

EXHIBIT A-2

FORM OF ASSET CERTIFICATE

THE ASSET CERTIFICATE EVIDENCED HEREBY REPRESENT RIGHTS WITH RESPECT TO UNDERLYING SHARES (AS DEFINED IN THE AMENDED AND RESTATED AGREEMENT AND DECLARATION OF VOTING TRUST REFERRED TO HEREIN) HELD BY THE PERMUTO CAPITAL AAPL TRUST I (THE “TRUST”) AND ARE NOT INTERESTS IN OR OBLIGATIONS OF ANY OF THE SUBJECT CORPORATION, THE TRUST, THE TRUST ADMINISTRATOR, THE DELAWARE TRUSTEE, OR THE CUSTODIAN OR ANY OF THEIR RESPECTIVE AFFILIATES OR ANY OTHER ENTITY. THE ASSET CERTIFICATES ARE NOT INSURED OR GUARANTEED BY THE SUBJECT CORPORATION, THE TRUST, THE TRUST ADMINISTRATOR, THE DELAWARE TRUSTEE, OR THE CUSTODIAN OR ANY OF THEIR RESPECTIVE AFFILIATES OR ANY OTHER ENTITY.

ASSET CERTIFICATES
ISSUED BY
Permuto Capital AAPL Trust I
REPRESENTING
BENEFICIAL INTEREST IN THE ECONOMIC RIGHTS OF A HOLDER OF AN UNDERLYING SHARE
PERMUTO CAPITAL LLC, as Trust Administrator

No.	*Asset Certificates
CUSIP:

PERMUTO CAPITAL LLC, as Trust Administrator (the “Trust Administrator”), hereby certifies that CEDE & CO., as nominee of The Depository Trust Company, or registered assigns, IS THE OWNER OF ___________ Asset Certificates issued by Permuto Capital AAPL Trust I (the “Trust”), each representing a beneficial interest in the economic rights of a holder of an Underlying Share, as provided in the Amended and Restated Agreement and Declaration of Voting Trust referred to below. The Trust Administrator’s Corporate Office and its principal executive office are located at Our principal executive offices are located at 611 Gateway Boulevard, Suite 120, South San Francisco, California 94080.

This Asset Certificate is issued upon the terms and conditions set forth in the Amended and Restated Agreement and Declaration of Voting Trust, dated as of    , 2025 (the “Trust Agreement”), among Permuto Capital LLC, a Delaware limited liability company, as trust administrator (the “Trust Administrator”) and CSC Delaware Trust Company, as Delaware trustee (the “Delaware Trustee”).The Trust Agreement sets forth the rights of Registered Owners and the rights and duties of the Trust Administrator. Copies of the Trust Agreement are on file at the Trust Administrator’s Corporate Office.

The Trust Agreement is hereby incorporated by reference into and made a part of this Asset Certificate as if set forth in full in this place. Capitalized terms not defined herein shall have the meanings set forth in the Trust Agreement.

This Asset Certificate shall not be entitled to any benefits under the Trust Agreement or be valid or obligatory for any purpose unless it is executed by the manual or digital signature of a duly authorized signatory of the Trust Administrator and, if a Registrar (other than the Trust Administrator) for the Trust Certificates shall have been appointed, countersigned by the manual signature of a duly authorized officer of the Registrar.

A-2-1

PERMUTO CAPITAL LLC, as
Trust Administrator

By:
Name:
Title:

THE TRUST ADMINISTRATOR’S CORPORATE OFFICE ADDRESS IS
611 GATEWAY BOULEVARD, SUITE 120, SOUTH SAN FRANCISCO, CA 94080

A-2-2

Schedule 1

Voting Rights of Asset Certificates and Dividend Certificates

Interaction with Schedule 2. If the Trust is entitled to vote its Underlying Shares with respect to any of the transactions set forth on Schedule 2, the voting rights set forth in this Schedule 1 will apply with respect to the Trust Certificates, except as otherwise provided in Schedule 2. In the event of any conflict between this Schedule 1 and Schedule 2 in terms of voting rights, Schedule 2 shall govern.

Defined Terms. The terms defined in this Schedule 1 shall have the meanings herein specified unless the context otherwise requires. Capitalized terms used but not defined in this Schedule 1 have the meanings specified in the Agreement to which this Schedule is attached.

References in this Schedule to “year” or “days” or another time period mean that time period based on a standard Gregorian calendar period, unless otherwise specified.

“90-Day VWAP” means, as of any date of determination, with respect to an Asset Certificate or a Dividend Certificate, as applicable, the volume-weighted average price with respect to such Asset Certificate or Dividend Certificate, respectively, calculated based on transactions on each Relevant Trading Platform for the 90-day period ending as of the Specified Cutoff Time; provided, however, that in the event that there are less than ninety (90) days of transactions ending as of the Specified Cutoff Time, then all of the transactions prior to and ending as of the Specified Cutoff Time shall be included in the 90-Day VWAP calculation.

In making the 90-Day VWAP calculation:

(1) The Trust Administrator shall calculate the 90-Day VWAP based on Trading Days in such 90-day period;

(2) The Trust Administrator shall use the following for the calculation: (a) in the case of an Exchange, the per certificate volume-weighted average price as displayed on Bloomberg page “VWAP” (or its equivalent successor if such page is not available) with respect to the period from the scheduled open of trading on such Exchange until the scheduled close of trading of the primary trading session on such Exchange (or if such volume-weighted average price is not available, the market value per Asset Certificate or Dividend Certificate, as applicable, using a volume-weighted average method, as determined by the Trust Administrator for this purpose); (b) in the case of the Chia blockchain, the per certificate volume-weighted average price as recorded on the Chia blockchain (or if such volume-weighted average price is not available, the market value per Asset Certificate or Dividend Certificate, as applicable, using a volume-weighted average method, as determined by the Trust Administrator for this purpose); and (c) in the case of any other Relevant Trading Platform, any comparable calculation of volume-weighted average price, as determined by the Trust Administrator for this purpose;

(3) “Relevant Trading Platform” means (a) an Exchange, (b) the Chia blockchain or (c) if the Trust Certificates are not then listed on an Exchange or traded on the Chia blockchain, such market or markets that the Trust Administrator has designated as the Relevant Trading Platform;

(4)  “Specified Cutoff Time” means: (a) in the case of a vote, consent, or waiver described on this Schedule 1, 4:00 p.m. Eastern Time on the Record Date; and (b) in the case of an Underlying Share Rights Offering, Spin-Off, or Transaction as described on Schedule 2 to the Agreement, 24 hours prior to the time of the earliest public announcement of such event or transaction;

Sch. 1-1

(5) “Trading Day” means, with respect to a Relevant Trading Platform, (1) in the case of an Exchange, a day on which the Exchange is open for business, and (2) in the case of a Relevant Trading Platform that is not an Exchange, any day on which trading in the Trust Certificates is scheduled to, or would normally occur, and, in each case of clauses (1) and (2), on which day there is no Market Disruption Event; and

(6) “Market Disruption Event” means (1) with respect to an Exchange, (a) a failure by such Exchange to open for trading during its regular trading session; or (b) the occurrence or existence prior to 1:00 p.m. Eastern Time, on any Trading Day on such Exchange the imposition of any suspension, halt, limitation, or restriction for more than one half-hour (in the aggregate during regular trading hours on such Exchange) on trading in securities generally on such Exchange or in any of the Trust Certificates; and (2) with respect to the Chia blockchain or any other Relevant Trading Platform that is not an Exchange, the occurrence or existence on any scheduled Trading Day of any outage, bug, soft or hard fork, security incident, reorganization, split, stall, or other event that results in downtime, interruption, unavailability, or other halt of block production on the Chia blockchain or such other Relevant Trading Platform for more than one half-hour (in the aggregate during trading hours on the Chia blockchain or such other Relevant Trading Platform).

“Aggregate Voting Proportion” means, for each Proposal Choice, (1) the aggregate Vote Total for Underlying Share Proposal Directions instructing that Proposal Choice, divided by (2) the sum of the aggregate of the Vote Totals for all Underlying Share Proposal Directions for that Underlying Share Proposal, rounded to the nearest basis point.

“Proposal Choice” means, for an Underlying Share Proposal, each option that can be selected for a vote, consent, or waiver (e.g., “for,” “against,” “abstain,” etc.) as set forth in the Underlying Share Proxy Materials with respect to that Underlying Share Proposal. Non-votes or non-responses are not considered to be a Proposal Choice, will not be taken into account in calculating the Vote Total or any Aggregate Voting Proportion, and will not have any impact on the applicable vote, consent, or waiver.

“Record Date” means: (1) for a vote, consent, or waiver, the date listed in the proxy materials of the Subject Corporation as the date that the Subject Corporation determines which shareholders are eligible to vote, or to give a consent or waiver, as applicable; and (2) for any other transaction (including a dividend, distribution, rights offering, spin-off, merger, or other acquisition or disposition transaction), the date listed in the applicable transaction materials as the record date that determines which shareholders are eligible to receive the dividend, distribution, or other consideration in such transaction.

“Underlying Share Proposal Direction” means, for each proposal, an instruction from a Registered Owner of Trust Certificates as of the Record Date as to which Proposal Choice the Trust Administrator should select with respect to the Underlying Shares held by the Trust on the corresponding Underlying Share Proposal.

Section 1. Calculation of Voting Rights

(a) The fraction of a vote attributable to an Asset Certificate and a Dividend Certificate, as applicable, (“Fractional Vote Share”) shall be calculated as follows (with one Asset Certificate plus one Dividend Certificate having a total of one vote or such other total number of votes to which each Underlying Share is entitled):

Sch. 1-2

If an Underlying Share is entitled to more than one vote per share, the applicable vote fraction would be multiplied by the number of votes per share to which such Underlying Share is entitled.

Illustrative Example:

For illustrative purposes only, below is a hypothetical example of the calculation of the respective vote fractions, assuming one vote per Underlying Share, the 90-Day VWAP of the Asset Certificate is $350.00 and the 90-Day VWAP of the Dividend Certificate is $50.00:

As a result, in this illustrative example, each Asset Certificate would be allocated 0.875 of a vote per certificate, and each Dividend Certificate would be allocated 0.125 of a vote per certificate.

Section 2. Voting Rights

With respect to each matter or proposal on which the Subject Corporation solicits the vote, consent, or waiver of registered holders of the Underlying Shares (each, an “Underlying Share Proposal”):

(a) The Trust Administrator shall distribute or make available to the Registered Owners, or notify the Registered Owners as to where they can access, the following:

(1) promptly following receipt from the Custodian, any proxy statement or other proxy materials (collectively the “Underlying Share Proxy Materials”) that the Trust received from the Subject Corporation with respect to such Underlying Share Proposal;

(2) the Record Date to determine which Registered Owners have the right to vote their Trust Certificates with respect to each such Underlying Share Proposal Direction (as defined below);

(3) information on how each Registered Owner as of such Record Date will be entitled, subject to any applicable provision of law and any applicable terms of such Underlying Shares, to vote, or to give a consent or waiver, if any, with respect to, its Trust Certificates for proposals that mirror the Underlying Share Proposals in order to provide an Underlying Share Proposal Direction for each Underlying Share Proposal;

(4) within three (3) Business Days after the Record Date, the information regarding the fraction of a vote to be allocated to each Trust Certificate, calculated as set forth under Section 1 above, with respect to each such Underlying Share Proposal Direction;

Sch. 1-3

(5) a proxy card, electronic voting form, or other voting instructions for the Registered Owners to vote their Trust Certificates with respect to each such Underlying Share Proposal Direction;

(6)  any deadline by which Registered Owners must submit their votes to the Trust Administrator in order for such votes to be counted with respect to each such Underlying Share Proposal Direction; and

(7) such other information that the Trust Administrator determines is necessary, desirable, or advisable.

(b) For each Underlying Share Proposal, the Trust Administrator (or its delegee) will tabulate the aggregate votes that Registered Owners have timely, validly, and properly submitted for the Trust Certificates as follows:

(1) The Trust Administrator will determine how many Underlying Share Proposal Directions were timely, validly, and properly received from the Trust Certificates with respect to such Underlying Share Proposal in total and for each Proposal Choice.

(2) For each Proposal Choice, each such Underlying Share Proposal Direction shall be multiplied by the Fractional Vote Share for the Trust Certificate type providing that Underlying Share Proposal Direction to arrive at a vote total (a “Vote Total”), by Trust Certificate type, for that Proposal Choice. The fractional component of any Vote Total shall be rounded down to the nearest whole number.

(c) The Trust Administrator will then vote the total number of Underlying Shares held by the Trust for each Underlying Share Proposal based on the aggregate vote of the Trust Certificates for the corresponding Proposal Choice by multiplying the Aggregate Voting Proportion of each Proposal Choice for each Underlying Share Proposal by the total number of Underlying Shares owned by the Trust as of the Record Date, with fractional components rounded down to the nearest whole number.

(d) The same voting standards that apply to the Underlying Shares with respect to each Underlying Share Proposal as described in the Underlying Share Proxy Materials (including as it relates to the vote required to approve the Underlying Share Proposal and the effect of abstentions, votes withheld, and broker non-votes) will be applied to the Trust Certificates with respect to the corresponding Underlying Share Proposal Direction in determining the outcome of the vote for such Underlying Share Proposal Direction.

Sch. 1-4

Illustrative Example:

For illustrative purposes only, below is a hypothetical example of the calculation of the aggregate vote of the trust for Underlying Share Proposal A (with three Proposal Choices of “For,” “Against” or “Abstain”). Assuming the Fractional Vote Share of the Dividend Certificate is 0.125, the Fractional Vote Share of the Asset Certificate is 0.875, and the aggregate votes cast by Trust Certificate holders are as outlined in the table below:

	Underlying Share Proposal Directions Received
Proposal Choice	Dividend Certificate Aggregate Votes	Asset Certificate Aggregate Votes
For	430,000	325,000
Against	100,000	125,000
Abstain	737	2,100
Non-Votes	69,263	147,900
Total Certificates Outstanding (same as Total Underlying Shares held by the Trust)	600,000	600,000

●	The Vote Totals for the Dividend Certificates would be “For” 53,750 (430,000 x 0.125), “Against” 12,500 (100,000 x 0.125), and “Abstain” 92 (737 x 0.125, rounded down). Non-votes are not taken into account in calculating Vote Totals.

●	The Vote Totals for the Asset Certificates would be “For” 284,375 (325,000 x 0.875), “Against” 109,375 (125,000 x 0.875), and “Abstain” 1,837 (2,100 x 0.875, rounded down). Non-votes are not taken into account in calculating Vote Totals.

●	The Aggregate Voting Proportion for each Proposal Choice for this hypothetical Underlying Share Proposal A: “For” = 73.20% ((53,750 + 284,375)/(53,750 + 12,500 + 92 + 284,375 + 109,375 + 1,837)), “Against” = 26.38% ((12,500 + 109,375)/461,929), and “Abstain” = 0.42% ((92 + 1,837)/461,929). Non-votes are not taken into account in calculating Aggregate Voting Proportions.

●	If the Trust held a total of 600,000 Underlying Shares, for Underlying Share Proposal A, the Trust would vote 439,200 Underlying Shares as “For” (73.20% x 600,000), 158,280 Underlying Shares as “Against” (26.38% x 600,000), and 2,520 Underlying Shares as “Abstain” (0.42% x 600,000).

Sch. 1-5

Schedule 2

Consequences of Corporate Actions

Defined Terms. The terms defined in this Schedule 2 shall have the meanings herein specified unless the context otherwise requires. Capitalized terms used by not defined in this Schedule 2 have the meanings specified in Schedule 1 or otherwise in the Agreement to which this Schedule 2 is attached.

In addition, the following terms as used in this Schedule 2 shall have the following meanings:

(a)	“Value” (for other than cash) shall be calculated based on (i) the cash conversion price as of 4:00 p.m. Eastern Time, (ii) for Trust Certificates or other securities on an Exchange, the market closing price, or (iii) for Trust Certificates on the Chia blockchain, the value of such Trust Certificates as of the first block on the Chia blockchain after 3:59:59 p.m. Eastern Time, in each case, on the applicable date of determination specified for the particular transaction (which date of determination, unless otherwise specified, shall be the Record Date for the particular transaction); and

(b)	a reference to “sell” or a “sale” by the Custodian or otherwise with respect to securities or other property shall mean the sale, over a period of time as determined by the Trust Administrator in its sole discretion, so as to attempt to minimize and mitigate, to the extent practicable, the market impact of such sale.

Voting. If the Trust is entitled to vote its Underlying Shares with respect to any of the following transactions, the voting rights set forth in Schedule 1 will apply with respect to the Trust Certificates, except as otherwise provided in this Schedule 2. In the event of any conflict between Schedule 1 and this Schedule 2 in terms of voting rights, this Schedule 2 shall govern.

No Dissenters’ Rights. The Trust Administrator will not provide any ability of holders of Trust Certificates to exercise appraisal rights, dissenters’ rights, or similar rights with respect to any of the events or transactions set forth in this Schedule 2, even if those rights are available to holders of Underlying Shares in such event or transaction. Accordingly, a Registered Owner who wishes to exercise any appraisal rights, dissenters’ rights, or similar rights with respect to such event or transaction (if those rights are available) must redeem its Trust Certificates and receive Underlying Shares in a timely manner prior to any deadline for exercising or electing such rights so as to be able to exercise or elect any such rights.

Corporate Action	Effect
Cash Dividend	In the event that the Subject Corporation declares and pays a dividend (whether regular, special, or otherwise, subject to “Other Actions” below) on the Underlying Shares in cash (a “Cash Dividend”), outstanding Trust Certificates will be treated as follows:
Dividend Certificates:
Each Registered Owner as of the Record Date of a Dividend Certificate will receive its pro rata share (less the Dividend Fee pursuant to Section 5.13(c) of the Agreement applicable to such Dividend Certificate type, any other expenses required to be paid by such Registered Owner to the Trust Administrator pursuant to the Agreement, and any taxes required to be withheld) as a Cash Distribution (as defined below) by the Trust Administrator of the aggregate amount of such Cash Dividend distributed to the Trust.

Sch. 2-1

Asset Certificates:
Asset Certificates do not have any rights with respect to Cash Dividends and would receive no distribution or payment.

A “Cash Distribution,” when used with respect to any Trust Certificates receiving a distribution, means a distribution by the Trust Administrator in the form of (i) cash (if those Trust Certificates are held in DTC or otherwise in physical form) and (ii) Stablecoins (if those Trust Certificates are held in digital form on the Chia blockchain).

Other Actions:

However, if it is deemed by the Trust Administrator, in its sole discretion, that the particular action taken by the Subject Corporation would, but for the use of the term “dividend,” constitute another covered action in this Schedule 2, then, in its sole discretion, the Trust Administrator may deem such a particular action as another type of covered action in this Schedule 2, including “Other Adjustments,” and, in such case, the procedures set forth with respect to that other type of covered action would apply instead of the procedures set forth in this “Cash Dividend” section.

In particular, in the event that the Cash Dividend (i) is described by the Subject Corporation as being a dividend or distribution of, or is made within a year after the Subject Corporation receives, proceeds from a sale of assets or similar transaction, (ii) is made substantially concurrently with or immediately prior to the closing of a merger, consolidation or transfer of all or substantially all of the assets of the Subject Corporation, or (iii) is otherwise described by the Subject Corporation as an extraordinary dividend of the Subject Corporation, then the Trust Administrator, in its sole discretion, may treat such Cash Dividend as set forth under “Merger, Consolidation, or Transfer or Sale of All or Substantially All of the Subject Corporation’s Assets for Cash Consideration” instead of the procedures set forth in this “Cash Dividend” section.
Stock Dividend of Underlying Shares (other than to effect a Forward Stock Split)

In the event that the Subject Corporation declares and pays a dividend (whether regular, special, or otherwise) on the Underlying Shares in the form of Underlying Shares (or a fraction thereof) (other than to effect a Forward Stock Split) (a “Stock Dividend” and, the stock dividend ratio, the “Stock Dividend Ratio”), outstanding Trust Certificates will be treated as follows:

Dividend Certificates:

Dividend Certificates held in DTC or otherwise in physical form:

Each Registered Owner as of the Record Date of a Dividend Certificate will receive a distribution of its pro rata share of a number of both Dividend Certificate(s) and Asset Certificate(s) (in equal numbers of Dividend Certificates and Asset Certificates) corresponding to the Underlying Shares distributed to the Trust in the Stock Dividend. The maximum number of Dividend Certificates and the maximum number of Asset Certificates that would be distributed to Registered Owners of Dividend Certificates each will be equal to the number of Underlying Shares distributed to the Trust in the Stock Dividend.

However, no fractional Dividend Certificates or Asset Certificates will be issued in the distribution, and if a Registered Owner’s pro rata share would entitle it to a fractional Dividend Certificate or Asset Certificate, then the number of Dividend Certificate(s) and the number of Asset Certificate(s) distributed to that Registered Owner each will be rounded down to the nearest whole number.

Sch. 2-2

Following the Stock Dividend and the distribution of Trust Certificates to such Registered Owners as described above, the number of additional Dividend Certificates and the number of additional Asset Certificates outstanding shall equal the number of additional Underlying Shares received by the Trust in the Stock Dividend, and, to the extent that there are Underlying Shares held by the Trust in excess of that number of additional outstanding Trust Certificates (as a result of the rounding down of fractional numbers of Trust Certificates as described above) (the “Excess Dividend Shares”), the Trust Administrator shall instruct the Custodian to sell the Excess Dividend Shares and distribute to Registered Owners whose number of Trust Certificates were so rounded down their applicable pro rata share (based on their rounded down fractions) of the amount of the net cash proceeds received by the Trust from the sale of the Excess Dividend Shares, such distribution to be made to such Registered Owners in cash as a Cash Distribution.

As a condition to receiving any distribution described above, each Registered Owner that is entitled to receive such a distribution will be required to pay the DTC Dividend Fee pursuant to Section 5.13(c) of the Agreement (calculated at 20% of the aggregate Value as of the Record Date of cash, Dividend Certificate(s), and Asset Certificate(s) distributed), and any expenses required to be paid by such Registered Owner to the Trust Administrator pursuant to the Agreement, and the Trust Administrator will withhold any taxes required to be withheld. If not otherwise specified by a Registered Owner in advance, the Trust Administrator will withhold from the distribution to such Registered Owner an amount of cash and/or each of Dividend Certificate(s) and Asset Certificate(s) attributable to a number of Underlying Shares that, when sold by the Trust Administrator, would be sufficient, together with any such cash withheld, to pay the DTC Dividend Fee and any such expenses or taxes.

Any cash that the Subject Corporation distributes to the Trust in lieu of fractional Underlying Shares that otherwise would have been distributed to the Trust in the Stock Dividend will be distributed to holders of Dividend Certificates as a Cash Distribution.

Dividend Certificates held in digital form on the Chia blockchain:

Each Registered Owner as of the Record Date of a Dividend Certificate will receive a distribution of its pro rata share of a number of both Dividend Certificate(s) and Asset Certificate(s) (in equal numbers of Dividend Certificates and Asset Certificates) corresponding to the Stock Dividend Ratio. The maximum number of Dividend Certificates and the maximum number of Asset Certificates that would be distributed to Registered Owners of Dividend Certificates will be equal to the number of Dividend Certificates held by that Registered Owner in digital form on the Chia blockchain multiplied by the Stock Dividend Ratio (the “Digital Certificate Distribution”).

Fractional Dividend Certificates or Asset Certificates will be issued in the distribution, and a Registered Owner’s pro rata share, even when it would entitle it to a fractional Dividend Certificate or Asset Certificate, will be distributed to that Registered Owner.

As a condition to receiving any distribution described above, each Registered Owner that is entitled to receive such a distribution will be required to pay the CAT Dividend Fee pursuant to Section 5.13(c) of the Agreement (calculated at 10% of the aggregate Value as of the Record Date of Dividend Certificate(s) and Asset Certificate(s) distributed on the Chia blockchain), and any expenses required to be paid by such Registered Owner to the Trust Administrator pursuant to the Agreement, and the Trust Administrator will withhold any taxes required to be withheld. If not otherwise specified by a Registered Owner in advance, the Trust Administrator will withhold from the distribution to such Registered Owner an amount of Dividend Certificate(s) and Asset Certificate(s) attributable to a number of Underlying Shares that, when sold by the Trust Administrator, would be sufficient to pay the CAT Dividend Fee and any such expenses or taxes.

Certificate Balance Adjustment:

In the event that the Trust receives fewer Underlying Shares than the Stock Dividend Ratio in the Stock Dividend from the Subject Corporation due to the Subject Corporation rounding down to the nearest whole number of Underlying Shares, not distributing fractional Underlying Shares, or any other reason, such that, immediately after giving effect to the receipt by the Trust of Underlying Shares in the Stock Dividend and the distributions to Registered Owners of Dividend Certificates (including the Digital Certificate Distribution), the total number of Underlying Shares held by the Trust is not equal to or more than the then outstanding total number of each of the Dividend Certificates and the Asset Certificates (such difference, the “Excess Fractional Share Certificates”), the Trust Administrator, at its own expense, will either, at its sole discretion:

(1)   purchase a number of outstanding Dividend Certificates and a number of outstanding Asset Certificates (such purchase to be in equal numbers of each type of Trust Certificate) then held on the Chia blockchain equal to the number of Excess Fractional Share Certificates, and then cancel such number of Excess Fractional Share Certificates to ensure that, immediately after giving effect to the receipt by the Trust of Underlying Shares in the Stock Dividend and the distributions to Registered Owners of Dividend Certificates (including the Digital Certificate Distribution) and the transactions in this paragraph, the total outstanding number of each of the Dividend Certificates and the Asset Certificates is equal to or less than the total number of Underlying Shares held by the Trust; or

Sch. 2-3

(2)   purchase and deposit into the Trust a number of outstanding additional Underlying Share(s) such that the total number of Underlying Shares then held by the Trust is equal to or greater than the total outstanding number of each of the Dividend Certificates and the Asset Certificates, issue and sell on the Chia blockchain a number of Trust Units (each comprised of one (1) Dividend Certificate(s) and one (1) Asset Certificate(s) in equal numbers) corresponding to any excess Underlying Shares so purchased (“Overage Fractional Share Certificates”), and then cancel such number of Overage Fractional Share Certificates issued on the Chia blockchain (in equal number between Dividend Certificates and Asset Certificates) to ensure that, immediately after giving effect to the receipt by the Trust of Underlying Shares in the Stock Dividend and the distributions to Registered Owners of Dividend Certificates (including the Digital Certificate Distribution) and the transactions in this paragraph, the total outstanding number of each of the Dividend Certificates and the Asset Certificates is equal to or less than the total number of Underlying Shares held by the Trust.

Asset Certificates:

Asset Certificates do not have any rights with respect to Stock Dividends and would receive no distribution or payment.

Other Actions:

However, if it is deemed by the Trust Administrator, in its sole discretion, that the particular action taken by the Subject Corporation would, but for the use of the term “dividend,” constitute another covered action in this Schedule 2 (e.g., accomplishing what is actually a “Spin-off” via a “Stock Dividend”), then, in its sole discretion, the Trust Administrator may deem such a particular action as another type of covered action in this Schedule 2, including “Other Adjustments,” and, in such case, the procedures set forth with respect to that other type of covered action would apply instead of the procedures set forth in this “Stock Dividend” section.

Dividend of Other Property or Assets (other than as otherwise addressed in this Schedule 2)

In the event that the Subject Corporation declares and pays a dividend (whether regular, special, or otherwise) on the Underlying Shares in the form of other property or assets (the “Property”) (excluding a Rights Offering, a Spin-Off, or any other transaction expressly addressed in this Schedule 2) (an “Other Dividend”), outstanding Trust Certificates will be treated as follows:

Dividend Certificates:

Each Registered Owner as of the Record Date of a Dividend Certificate will receive its pro rata share of the aggregate amount of such Other Dividend distributed to the Trust. If a Registered Owner’s pro rata share would entitle it to a fractional interest in the Property, and the Trust Administrator determines that it is not practical, advisable, or desirable to distribute a fractional interest in the Property, then the amount of Property distributed to that Registered Owner will be rounded down to the nearest whole number or other unit of measurement.

Following the distribution of the Property to such Registered Owners as described above, to the extent that there remains Property held by or on behalf of the Trust (as a result of the rounding down of fractional interests in the Property as described above), the Trust Administrator shall instruct the Custodian to sell that remaining Property and distribute to Registered Owners whose fractional interests in the Property were so rounded down their applicable pro rata share (based on their rounded down fractions) of the amount of the net cash proceeds received by the Trust from the sale of that remaining Property, such distribution to be made to such Registered Owners in cash or Stablecoins, as applicable, as a Cash Distribution.

As a condition to receiving any distribution described above, each Registered Owner that is entitled to receive such a distribution will be required to pay the Dividend Fee pursuant to Section 5.13(c) of the Agreement applicable to such Dividend Certificate type (calculated based on the aggregate Value of the Property, cash, and Stablecoins distributed), and any expenses required to be paid by such Registered Owner to the Trust Administrator pursuant to the Agreement, and the Trust Administrator will withhold any taxes required to be withheld. If not otherwise specified by a Registered Owner in advance, the Trust Administrator will withhold from the distribution to such Registered Owner an amount of cash, Stablecoins, and/or Property that, when sold by the Trust Administrator, would be sufficient, together with any such cash or Stablecoins withheld, to pay the applicable Dividend Fee and any such expenses or taxes.

Sch. 2-4

Any cash that the Subject Corporation distributes to the Trust in lieu of fractional Property that otherwise would have been distributed to the Trust in the Other Dividend will be distributed to holders of Dividend Certificates in cash or Stablecoins, as applicable, as a Cash Distribution.

In the event that the Trust Administrator determines, in its sole discretion, that a distribution of Property under this section is impracticable, inadvisable, or undesirable, then the Trust Administrator shall instruct the Custodian to sell all Property received and distribute the net cash proceeds to Registered Owners of Dividend Certificates on a pro rata basis, in cash or Stablecoins, as applicable, as a Cash Distribution, or determine such actions, distributions, or other adjustments as may be necessary, advisable, desirable, or incidental with respect to the outstanding Trust Certificates.

Asset Certificates:

Asset Certificates do not have any rights with respect to Other Dividends and would receive no distribution or payment.

Other Actions:

However, if it is deemed by the Trust Administrator, in its sole discretion, that the particular action taken by the Subject Corporation would, but for the use of the term “dividend,” constitute another covered action in this Schedule 2 (e.g., accomplishing what is actually a “Spin-off” via a “Dividend of Other Property or Assets”), then, in its sole discretion, the Trust Administrator may deem such a particular action as another type of covered action in this Schedule 2, including “Other Adjustments,” and, in such case, the procedures set forth with respect to that other type of covered action would apply instead of the procedures set forth in this “Dividend of Other Property or Assets” section.

Stock Split: Forward (including by Stock Dividend) and Reverse

In the event that the Subject Corporation effects a forward stock split (including a stock split that the Subject Corporation states is being made by way of stock dividend) (a “Forward Stock Split”) or a reverse stock split (a “Reverse Stock Split”) of the Underlying Shares, outstanding Trust Certificates will be treated as follows to reflect such stock split:

Forward Stock Split Adjustment:

For Trust Certificates held in DTC or otherwise in physical form:

The number of outstanding Dividend Certificates and Asset Certificates each will increase by the same ratio used for the Forward Stock Split (the “forward split factor”). If the forward split factor is not a whole number (e.g., 1.5 for 1), and fractional Trust Certificates would be issued as a result of the Forward Stock Split, the Trust Administrator will inform Registered Owners as to how those fractions will be treated (which may include rounding the fractions down and distributing cash) at the time it informs Registered Owners of the Forward Stock Split.

The increase will be effected by electronically reflecting such increase on the books and records of the transfer agent and by the transfer agent instructing DTC to adjust the number of Trust Certificates by the forward split factor.

Sch. 2-5

For Trust Certificates held in digital form on the Chia blockchain:

The number of outstanding Dividend Certificates and Asset Certificates each will increase by the forward split factor. Fractional Trust Certificates will be issued as a result of the Forward Stock Split.

The increase will be effected by issuing to each holder of a Dividend Certificate or Asset Certificate, respectively, additional Dividend Certificates or Asset Certificates, respectively, to reflect the increase in the amount of the forward split factor.

Certificate Balance Adjustment:

In the event that the Trust receives fewer Underlying Shares than the forward stock split factor in the Forward Stock Split from the Subject Corporation due to the Subject Corporation rounding down to the nearest whole number of Underlying Shares, not distributing fractional Underlying Shares, or any other reason, such that, immediately after giving effect to the Forward Stock Split and the adjustments to the Dividend Certificates and Asset Certificates described above, the total number of Underlying Shares held by the Trust is not equal to or more than the then outstanding total number of each of the Dividend Certificates and the Asset Certificates, the Trust Administrator, at its own expense, will either, at its sole discretion:

(1)   purchase a number of outstanding Dividend Certificates and a number of outstanding Asset Certificates (such purchase to be in equal numbers of each type of Trust Certificate) then held on the Chia blockchain equal to the number of Excess Fractional Share Certificates, and then cancel such number of Excess Fractional Share Certificates to ensure that, immediately after giving effect to the Forward Stock Split and the adjustments to the Dividend Certificates and Asset Certificates described above and the transactions in this paragraph, the total outstanding number of each of the Dividend Certificates and the Asset Certificates is equal to or less than the total number of Underlying Shares held by the Trust; or

(2)   purchase and deposit into the Trust a number of outstanding additional Underlying Share(s) such that the total number of Underlying Shares then held by the Trust is equal to or greater than the total outstanding number of each of the Dividend Certificates and the Asset Certificates, issue and sell on the Chia blockchain a number of Overage Fractional Share Certificates, and then cancel such number of Overage Fractional Share Certificates issued on the Chia blockchain (in equal number between Dividend Certificates and Asset Certificates) to ensure that, immediately after giving effect to the Forward Stock Split and the adjustments to the Dividend Certificates and Asset Certificates described above and the transactions in this paragraph, the total outstanding number of each of the Dividend Certificates and the Asset Certificates is equal to or less than the total number of Underlying Shares held by the Trust.

Reverse Stock Split Adjustment:

For Trust Certificates held in DTC or otherwise in physical form:

The number of outstanding Dividend Certificates and Asset Certificates each will decrease by the same ratio used for the Reverse Stock Split of the Underlying Shares (the “reverse split factor”). If fractional Trust Certificates would be issued as a result of the Reverse Stock Split, the Trust Administrator will inform Registered Owners as to how those fractions will be treated (which may include rounding the fractions down and distributing cash) at the time it informs Registered Owners of the Reverse Stock Split.

Sch. 2-6

The decrease will be effected by electronically reflecting such decrease on the books and records of the transfer agent and by the transfer agent instructing DTC to adjust the number of Trust Certificates by the reverse split factor.

For Trust Certificates held in digital form on the Chia blockchain:

The number of outstanding Dividend Certificates and Asset Certificates each will decrease by the reverse split factor. Fractional Trust Certificates will be issued as a result of the Reverse Stock Split.

The decrease will be effected by canceling the Dividend Certificate or Asset Certificate then outstanding on the Chia blockchain for each holder of a Trust Certificate, and issuing a new Dividend Certificate or Asset Certificate, respectively, to reflect the decrease in the amount of the reverse split factor.

Certificate Balance Adjustment:

In the event that the Trust receives fewer Underlying Shares than the reverse stock split factor in the Reverse Stock Split from the Subject Corporation due to the Subject Corporation rounding down to the nearest whole number of Underlying Shares, not distributing fractional Underlying Shares, or any other reason, such that, immediately after giving effect to the Reverse Stock Split and the adjustments to the Dividend Certificates and Asset Certificates described above, the total number of Underlying Shares held by the Trust is not equal to or more than the then outstanding total number of each of the Dividend Certificates and the Asset Certificates, the Trust Administrator, at its own expense, will either, at its sole discretion:

(1)   purchase a number of outstanding Dividend Certificates and a number of outstanding Asset Certificates (such purchase to be in equal numbers of each type of Trust Certificate) then held on the Chia blockchain equal to the number of Excess Fractional Share Certificates, and then cancel such number of Excess Fractional Share Certificates to ensure that, immediately after giving effect to the Reverse Stock Split and the adjustments to the Dividend Certificates and Asset Certificates described above and the transactions in this paragraph, the total outstanding number of each of the Dividend Certificates and the Asset Certificates is equal to or less than the total number of Underlying Shares held by the Trust; or

(2)   purchase and deposit into the Trust a number of outstanding additional Underlying Share(s) such that the total number of Underlying Shares then held by the Trust is equal to or greater than the total outstanding number of each of the Dividend Certificates and the Asset Certificates, issue and sell on the Chia blockchain a number of Overage Fractional Share Certificates, and then cancel such number of Overage Fractional Share Certificates issued on the Chia blockchain (in equal number between Dividend Certificates and Asset Certificates) to ensure that, immediately after giving effect to the Reverse Stock Split and the adjustments to the Dividend Certificates and Asset Certificates described above and the transactions in this paragraph, the total outstanding number of each of the Dividend Certificates and the Asset Certificates is equal to or less than the total number of Underlying Shares held by the Trust.

Sch. 2-7

Rights Offering (including by dividend of Rights)

In the event that the Subject Corporation issues to all or substantially all holders of the Underlying Shares (including the Trust) rights, options, or warrants (including through a dividend thereof) exercisable to acquire additional Underlying Shares (a “Rights Offering” and, such rights, the “Underlying Share Rights”), Dividend Certificates and Asset Certificates, subject to the conditions and apportionments below, will be given rights to subscribe for additional Trust Certificates and to instruct the Trust Administrator on how to exercise the corresponding Underlying Share Rights, as set forth below:

The Trust Administrator shall distribute or make available to the Registered Owners, or notify the Registered Owners as to where they can access, the following:

(1) promptly following receipt from the Custodian, any materials that the Trust received from the Subject Corporation with respect to such Rights Offering;

(2)  the Record Date to determine which Registered Owners will receive an allocation of a fraction of a right, calculated as set forth below (a “Fractional Right Share” and, such rights in whole, the “Trust Rights”), subject to the conditions and apportionment below, to be eligible to subscribe for additional Trust Certificates, and to give instructions to the Trust Administrator to exercise a corresponding number of Underlying Share Rights (the “Underlying Share Rights Offering Direction”), and instructions on how such Registered Owners can so exercise Trust Rights (including the exercise price) and give such Underlying Share Rights Offering Direction;

(4) within three (3) business days after the Record Date, the information regarding (i) the Fractional Right Share to be allocated to each Trust Certificate, taking into account the number of Underlying Share Rights distributed per Underlying Share held by the Trust, if other than one-to-one, and (ii) the number of Trust Rights that a Registered Owner must hold in order to exercise any Trust Rights, corresponding to the number of Underlying Share Rights that must be exercised to acquire one Underlying Share (the “Trust Right Exercise Minimum”);

(5) an electronic exercise form, or other exercise instructions for the Registered Owners to exercise Trust Rights, pay the aggregate exercise price of such Trust Rights to the Trust Administrator and give the Trust Administrator such Underlying Share Rights Offering Direction;

(6)   any deadline by which Registered Owners must submit their exercise form and payment of the aggregate exercise price of their Trust Rights to the Trust Administrator in order for such Trust Rights to be timely, validly, and properly exercised; and

(7)    such other information that the Trust Administrator determines is necessary, desirable, or advisable.

(b)     Trust Rights will only be exercisable in a minimum number equal to the Trust Right Exercise Minimum. Therefore, a Registered Owner will need to hold a sufficient number of Trust Certificates (whether Dividend Certificates or Asset Certificates) such that the aggregate Fractional Right Shares allocated to such Registered Owner total the applicable Trust Right Exercise Minimum.

Sch. 2-8

(c) For each exercise of Trust Rights and each corresponding Underlying Share Rights Offering Direction received from a Registered Owner, the Trust Administrator (or its delegee) will verify that such exercise and corresponding Underlying Share Rights Offering Direction have been timely, validly, and properly submitted, including that the aggregate exercise price for such Trust Rights has been received by Trust Administrator and that the exercise complies with the Trust Right Exercise Minimum. Such Registered Owners that have so timely, validly, and properly exercised their Trust Rights, and had such exercise so verified by the Trust Administrator, the “Verified Exercising Registered Owners.”

(d) The Trust Administrator will then exercise a number of Underlying Share Rights held by the Trust in the Rights Offering equal to the aggregate exercise of whole Trust Rights by the Verified Exercising Registered Owners.

(e)      When the additional Underlying Shares are received by the Custodian for such exercise of Underlying Share Rights, the additional Trust Certificates will be issued to the Verified Exercising Registered Owners in the number so subscribed for by such Verified Exercising Registered Owners and verified by the Trust Administrator.

(f)  For each whole Trust Right exercised, each Verified Exercising Registered Owner will receive, in accordance with the provisions of the Agreement, one (1) new Dividend Certificate and one (1) new Asset Certificate corresponding to each one (1) Underlying Share issuable upon the exercise of an Underlying Share Right, regardless of what type or types of Trust Certificates it originally held when it was allocated its Fractional Right Share.

(g)  The Fractional Right Share shall be calculated by multiplying the VWAP Fraction (as defined below) by the number of Underlying Share Rights distributed per Underlying Share held by the Trust. The Fractional Right Share of one Asset Certificate plus the Fractional Right Share of one Dividend Certificate will total the number of Underlying Share Rights distributed per one Underlying Share.

Appreciation Certificate “VWAP Fraction” =

Dividend Certificate “VWAP Fraction” =

Illustrative Example

For illustrative purposes only, assuming (i) the Fractional Right Share of the Dividend Certificate is 0.125, (ii) the Fractional Right Share of the Asset Certificate is 0.875, and (iii) the Trust Right Exercise Minimum is one (1) whole Trust Right. A Registered Owner could exercise a Trust Right if it held any of the following:

●     At least eight (8) Dividend Certificates (as one whole Trust Right divided by 0.125 equals 8);

Sch. 2-9

● At least 1.143 Asset Certificates (as one whole Trust Right divided by 0.875 equals 1.1429 (rounded up)); or ● One (1) Dividend Certificate and one (1) Asset Certificate.
Tender or Exchange Offer

In the event of a tender offer or exchange offer or any other offer to purchase or exchange Underlying Shares (each, a “Tender Offer”), the Trust will not allow election by Fractional Vote Share in order to prevent potential conflicts of interest that may arise between holders of Dividend Certificates, on one hand, and Asset Certificates, on the other hand, in such scenarios.

Trust Units:

Registered Owners as of the Record Date may only participate in giving an instruction to the Trust Administrator in a Tender Offer for Underlying Share(s) with respect to whole Trust Units (i.e., one (1) whole Trust Unit consisting of one (1) Dividend Certificate and one (1) Asset Certificate) (an “Eligible Trust Unit Holder”).

Any cash or other securities or property distributed to the Trust in the Tender Offer with respect to such Underlying Shares (the “Tender Consideration”) would then be distributed by the Trust Administrator to that electing Eligible Trust Unit Holder, and the Trust Units with respect to which that electing Eligible Trust Unit Holder made the election would be canceled by the Trust Administrator in exchange for that Tender Consideration.

Any cash Tender Consideration to be distributed to participating Eligible Trust Unit Holders will be distributed in cash or Stablecoins, as applicable, as a Cash Distribution.

As a condition to receiving any distribution described above, each electing Eligible Trust Unit Holder that is entitled to receive such a distribution will be required to pay the Redemption Fee pursuant to Section 5.13(b) of the Agreement (calculated at 1.00% of the aggregate Value as of the Record Date of the Tender Consideration distributed), and any expenses required to be paid by such Eligible Trust Unit Holder to the Trust Administrator pursuant to the Agreement, and the Trust Administrator will withhold any taxes required to be withheld. If not otherwise specified by an Eligible Trust Unit Holder in advance, the Trust Administrator will withhold from the distribution to such Eligible Trust Unit Holder an amount of Tender Consideration that, when sold by the Trust Administrator, would be sufficient to pay the Redemption Fee and any such expenses or taxes.

Unbalanced Certificates:

For each Dividend Certificate and Asset Certificate held by a Registered Owner as of the Record Date that does not constitute a whole Trust Unit (i.e., the Registered Owner holds only one type of Trust Certificate or holds more of one type of Trust Certificate than the other type) (any of the foregoing constituting “Unbalanced Certificates”), that Registered Owner will not be able to participate in giving any instructions in a Tender Offer for any Unbalanced Certificates held.

In a Tender Offer, the Trust Administrator will pass through directly to each electing Eligible Trust Unit Holder the Tender Consideration attributable to each Underlying Share corresponding to the Trust Unit for which that Eligible Trust Unit Holder made an election. The Trust Administrator will not aggregate or apply any tender or exchange elections, or tender or exchange, or apply any Fractional Vote, Fractional Vote Share, Aggregate Voting Proportion, or Vote Total process (as described in Schedule 1), to the remaining Underlying Shares held by the Trust.

Sch. 2-10

Spin-Off

In the event that the Subject Corporation effects a spin-off (including of a subsidiary or division) by making a dividend or distribution to the holders of Underlying Shares of the securities of the spun-off entity (the “Spin-Off Securities” and, such transaction, the “Spin-Off”), outstanding Trust Certificates will be treated as follows, as determined in the sole discretion of the Trust Administrator:

General Process (no Opt-In Option)

Trust Units:

For Trust Certificates that can together constitute a whole Trust Unit (i.e., for each one (1) Dividend Certificate and one (1) Asset Certificate) held by a Registered Owner as of the Record Date, that Registered Owner would receive such number and type of Spin-Off Securities distributed to the Trust with respect to one (1) Underlying Share (the “Trust Unit Spin Distribution”).

Unbalanced Certificates:

For Unbalanced Certificates, the Trust Administrator will instruct the Custodian to sell the Spin-Off Securities distributed to the Trust that remain after making the Trust Unit Spin Distribution described above. The cash received from such sale will then be distributed to those Registered Owners who as of the Record Date held Unbalanced Certificates, allocated between the Dividend Certificates and the Asset Certificates based on the VWAP Fractions, in cash or Stablecoins, as applicable, as a Cash Distribution.

Any cash that the Subject Corporation distributes to the Trust in lieu of fractional Spin-Off Securities that otherwise would have been distributed to the Trust in the Spin-Off will be distributed to holders of Dividend Certificates and Asset Certificates, allocated between the Dividend Certificates and the Asset Certificates based on the VWAP Fractions, in cash or Stablecoins, as applicable, as a Cash Distribution.

As a condition to receiving any distribution described above, each Registered Owner that is entitled to receive a Trust Unit Spin Distribution or Cash Distribution will be required to pay the Redemption Fee pursuant to Section 5.13(b) of the Agreement (but reduced to 50 basis points (0.50%) and calculated based on the aggregate Value as of the Record Date of the Spin-Off Securities, cash, and Stablecoins distributed), and any expenses required to be paid by such Registered Owner to the Trust Administrator pursuant to the Agreement, and the Trust Administrator will withhold any taxes required to be withheld. If not otherwise specified by a Registered Owner in advance, the Trust Administrator will withhold from the distribution to such Registered Owner an amount of cash, Stablecoins, and/or Spin-Off Securities that, when sold by the Trust Administrator, would be sufficient, together with any such any such cash or Stablecoins withheld, to pay the Redemption Fee and any such expenses or taxes.

Sch. 2-11

Opt-In to New Trust Holding Spin-Off Securities:

The Trust Administrator may determine, in its sole discretion, to offer holders of Trust Certificates the option to acquire Trust Certificates in a new trust that would hold the Spin-Off Securities. The process, any conditions to be satisfied (including participation threshold), eligibility for opting-in and additional information would be provided to Registered Owners by the Trust Administrator at such time, if any, that the Trust Administrator determines, in its sole discretion, to offer this option.

The Trust Administrator will have the right, in its sole discretion, to discount deposit fees for Spin-Off Securities acquired in a Spin-Off that are deposited in a new trust, such fees being similar in form to the fees set forth in Section 5.13(a) of the Agreement, up to the actual costs, and expenses incurred by the Trust Administrator to form and register the new trust that would hold the Spin-Off Securities. The Trust Administrator will also have the right, in its sole discretion, to waive the Redemption Fee pursuant to Section 5.13(b) of the Agreement in its entirety for Spin-Off Securities deposited into the new trust.

Merger, Consolidation, or Transfer or Sale of All or Substantially All of the Subject Corporation’s Assets for Cash Consideration

In the event that the Subject Corporation merges, consolidates, transfers, or sells all or substantially all of the Subject Corporation’s assets, or undertakes a similar transaction (a “Transaction”), and each Underlying Share is converted into, or would otherwise receive, cash consideration (the “Cash Consideration”), outstanding Trust Certificates will be treated as follows:

Voting Rights for Trust Certificates:

In the event of a Transaction for Cash Consideration, the Trust will not allow voting by Fractional Vote Share in order to prevent potential end-of-corporate-life conflicts of interest that may arise between holders of Dividend Certificates, on one hand, and Asset Certificates, on the other hand, in such scenarios.

A Registered Owner as of the Record Date may only vote with respect to an Underlying Share Proposal that would effectively end the corporate life of Subject Corporation pursuant to a Transaction for Cash Consideration if, and to the extent that, such Registered Owner is an Eligible Trust Unit Holder and only with respect to its whole Trust Units.

A Registered Owner will not be able to vote with respect to any Unbalanced Certificates it holds.

The Trust Administrator will not aggregate or apply any aforementioned vote of an Underlying Share, nor apply any Fractional Vote, Fractional Vote Share, Aggregate Voting Proportion, or Vote Total process (as described in Schedule 1), to the remaining Underlying Shares held by the Trust in such Underlying Share Proposal related to the Transaction for Cash Consideration.

Dividend Certificates:

Dividend Certificates do not have any rights with respect to Cash Consideration and would receive no distribution or payment.

Sch. 2-12

Asset Certificates:

Each Registered Owner as of the Record Date of an Asset Certificate (whether or not that Registered Owner had the right to vote as described above) will receive its pro rata share (less the Redemption Fee pursuant to Section 5.13(b) of the Agreement (calculated at 1.00% of the aggregate Value of the Cash Consideration distributed), any other expenses required to be paid by such Registered Owner to the Trust Administrator pursuant to the Agreement, and any taxes required to be withheld) of the aggregate amount of such Cash Consideration distributed to the Trust. Such pro rata share will be distributed in cash or Stablecoins, as applicable, as a Cash Distribution.

Following the distribution with respect to the Asset Certificates described above, the Trust Administrator will dissolve the Trust and wind up the business and affairs of the Trust in accordance with the Agreement, and all Dividend Certificates and Asset Certificates will be canceled.

Merger, Consolidation, or Transfer or Sale of All or Substantially All of the Subject Corporation’s Assets (for all or a portion of Non-Cash Consideration)

In the event that the Subject Corporation undertakes a Transaction, and each Underlying Share is converted into, or would otherwise receive, shares or other non-cash consideration (“Non-Cash Consideration”), or could receive (including by election) a combination of Cash Consideration and Non-Cash Consideration (any of the foregoing is referred to herein as “Merger Consideration” and, such Transaction, even if Cash Consideration could be elected, as a “Transaction for Non-Cash Consideration”), from an acquiring corporation or other acquisition counterparty (“Acquiring Corporation”), outstanding Trust Certificates will be treated as follows (with the choice among General Process, Roll-Over Process, and Related Trust described below to be determined in the sole discretion of the Trust Administrator):

Voting for the Underlying Proposal related to the Transaction for Non-Cash Consideration:

In the event of a Transaction for Non-Cash Consideration, the Trust will not allow voting by Fractional Vote Share in order to prevent potential end-of-corporate-life conflicts of interest that may arise between holders of Dividend Certificates, on one hand, and Asset Certificates, on the other hand, in such scenarios.

A Registered Owner as of the Record Date may only vote with respect to an Underlying Share Proposal that would effectively end the corporate life of Subject Corporation pursuant to a Transaction for Non-Cash Consideration if, and to the extent that, it is an Eligible Trust Unit Holder and only with respect to its whole Trust Units.

A Registered Owner will not be able to vote with respect to any Unbalanced Certificates it holds.

The Trust Administrator will not aggregate or apply any aforementioned vote of an Underlying Share, nor apply any Fractional Vote, Fractional Vote Share, Aggregate Voting Proportion, or Vote Total process (as described in Schedule 1), to the remaining Underlying Shares held by the Trust in such Underlying Share Proposal related to the Transaction for Non-Cash Consideration.

General Process (No Roll-Over of the Trust or Related Trust for the Underlying Shares of the Acquiring Corporation):

Dividend Certificates:

Dividend Certificates do not have any rights with respect to Merger Consideration and would receive no distribution or payment.

Sch. 2-13

Asset Certificates:

Each Registered Owner as of the Record Date of an Asset Certificate (whether or not that Registered Owner had the right to vote as described above) will receive its applicable pro rata share, either Elected Mix or Default Mix (as such terms are defined below), of the aggregate amount of the Merger Consideration distributed to the Trust.

Election of Merger Consideration: In connection with a Transaction for Non-Cash Consideration, where Registered Owners of Asset Certificates have the ability to elect to receive different types of Merger Consideration, or a combination thereof, the Trust Administrator will:

●     Allow all Registered Owners of Asset Certificates as of the Record Date to make an election to receive the applicable mix of Merger Consideration for the number of Underlying Shares equal to the number of Asset Certificates held by such Registered Owner (each, an “Electing Registered Owner”); and

●     For all holders of Asset Certificates who do not make any such election (the “Non-Electing Registered Owners”), the Trust Administrator will make an election for all remaining Underlying Shares to receive (a) Cash Consideration only, where applicable, and (b) the maximum amount of Cash Consideration where a mix of Cash Consideration and Non-Cash Consideration is required.

The Trust will distribute all Merger Consideration to Asset Certificate holders as detailed below in the following manner:

●     For Electing Registered Owners, the Trust will distribute to each such Electing Registered Owner the applicable elected mix of Merger Consideration specified, to the extent possible, or as close as practicable thereto (each, an “Elected Mix”);

●      For Non-Electing Registered Owners, the Trust Administrator will calculate the amount of Merger Consideration of each type remaining after all Elected Mixes have been distributed. The remaining Cash Consideration and Non-Cash Consideration will be distributed to Non-Electing Registered Owners on a pro rata basis (each, a “Default Mix”).

Any Cash Consideration to be distributed to Registered Owners of Trust Certificates held on the Chia blockchain will be distributed in Stablecoins.

By way of illustration, if Merger Consideration was $1,000,000 in the aggregate to be paid in a mix of Cash Consideration and Non-Cash Consideration, and Electing Registered Owners and Non-Electing Registered Owners opted for an aggregate Elected Mix plus Default Mix wherein 70% elected or defaulted to all Cash Consideration and 30% elected all Non-Cash Consideration, and due to limitations of total Cash Consideration offered by the Acquiring Corporation, the Trust received an overall mix of 60% ($600,000) in Cash Consideration and 40% ($400,000) in Non-Cash Consideration as the Merger Consideration, the Trust Administrator would distribute $300,000 in Non-Cash Consideration to Registered Owners who elected all Non-Cash Consideration, and the Trust Administrator would distribute $600,000 in Cash Consideration and $100,000 in Non-Cash Consideration to those Registered Owners who elected or defaulted to all-Cash Consideration (all on a pro rata basis).

Sch. 2-14

If a Registered Owner’s applicable pro rata share of Non-Cash Consideration would entitle it to a fractional interest in the Non-Cash Consideration, and the Trust Administrator determines that it is not practical, advisable, or desirable to distribute a fractional interest in the Non-Cash Consideration, then the amount of Non-Cash Consideration distributed to that Registered Owner will be rounded down to the nearest whole number or other unit of measurement.

Following the distribution of the Elected Mix and the Default Mix to such Registered Owners as described above, to the extent that there remains Non-Cash Consideration held by or on behalf of the Trust (e.g., as a result of the rounding down of fractional interests in the Non-Cash Consideration as described above), the Trust Administrator shall instruct the Custodian to sell that remaining Non-Cash Consideration and distribute to Registered Owners of Asset Certificates whose fractional interests in the Non-Cash Consideration were so rounded down their applicable pro rata share (based on their rounded down fractions) of the amount of the net cash proceeds received by the Trust from the sale of that remaining Non-Cash Consideration, such distribution to be made to such Registered Owners in cash or Stablecoins, as applicable as a Cash Distribution.

As a condition to receiving any distribution described above, each Registered Owner that is entitled to receive such a distribution will be required to pay the Redemption Fee pursuant to Section 5.13(b) of the Agreement (calculated at 1.00% of the aggregate Value as of the Record Date of the Merger Consideration distributed), and any expenses required to be paid by such Registered Owner to the Trust Administrator pursuant to the Agreement, and the Trust Administrator will withhold any taxes required to be withheld. If not otherwise specified by a Registered Owner in advance, the Trust Administrator will withhold from the distribution to such Registered Owner an amount of Merger Consideration that, when sold by the Trust Administrator, would be sufficient to pay the Redemption Fee and any such expenses or taxes.

Any cash that the Subject Corporation distributes to the Trust in lieu of fractional Non-Cash Consideration that otherwise would have been distributed to the Trust in the Transaction will be distributed to Registered Owners of Asset Certificates in cash or Stablecoins, as applicable, as a Cash Distribution.

In the event that the Trust Administrator determines, in its sole discretion, that any distribution of Non-Cash Consideration under this section is impracticable, inadvisable, or undesirable, then the Trust Administrator shall instruct the Custodian to sell all Non-Cash Consideration received and distribute the net cash proceeds to Registered Owners of Asset Certificates on a pro rata basis in cash or Stablecoins, as applicable, as a Cash Distribution, or determine, in its sole discretion, such actions, distributions, or other adjustments as it, in its sole discretion, may deem necessary, advisable, desirable, or incidental with respect to the outstanding Trust Certificates.

Dissolution of the Trust:

Following the distributions to Registered Owners of Asset Certificates as described above, the Trust Administrator will dissolve the Trust and wind up the business and affairs of the Trust in accordance with the Agreement, and all Dividend Certificates and Asset Certificates will be canceled.

Sch. 2-15

Roll-Over Process (Trust to Hold Underlying Shares of the Acquiring Corporation):

Rather than following the General Process described above and then dissolving the Trust, the Trust Administrator may determine, in its sole discretion, to continue the Trust with underlying shares of the Acquiring Corporation (in lieu of the Underlying Shares) and issue trust certificates representing the underlying shares in the Acquiring Corporation (“Roll-over Underlying Shares”) by amending the Trust, the Trust Agreement, and any relevant filings and agreements, and taking such other actions as the Trust Administrator, in its sole discretion, determines to be necessary, advisable, desirable, or incidental.

Dividend Certificates:

Dividend Certificates do not have any rights with respect to Merger Consideration, and therefore no rights to participate in any continuation of the Trust, and would receive no distribution or payment. In such a case, all existing Dividend Certificates will be canceled.

Asset Certificates:

Asset Certificates held in DTC or otherwise in physical form:

Asset Certificates outstanding as of the Record Date will be canceled. Each Registered Owner as of the Record Date of an Asset Certificate will be issued and receive its applicable pro rata share of roll-over trust units (“Roll-over Trust Units”) consisting of “Roll-over Asset Certificate(s)” and “Roll-over Dividend Certificate(s)” (together, “Roll-over Trust Certificates”), the number of whole Roll-over Trust Units to be issued (whether in DTC, physical form, or on the Chia blockchain) to be equal to the total number of Roll-over Underlying Shares received by the Trust in connection with the Transaction.

If a Registered Owner’s applicable pro rata share would entitle it to a fractional number of Roll-over Trust Units and/or Roll-over Trust Certificates and the Trust Administrator determines that it is not practical, advisable, or desirable to have a fractional Roll-over Trust Unit and/or Roll-over Trust Certificate, then the number of Roll-over Trust Units and/or Roll-over Trust Certificates distributed to that Registered Owner will be rounded down to the nearest whole number or other unit of measurement.

Any Merger Consideration that is in a form other than Roll-over Underlying Shares will be distributed to Registered Owners of Asset Certificates as set forth under “General Process” above.

Following the distribution of the Roll-over Trust Certificates and any other Merger Consideration to such Registered Owners of Asset Certificates as described above, to the extent that there remains Roll-over Underlying Shares in a number in excess of the total number of Roll-over Trust Units or there remains other Merger Consideration held by or on behalf of the Trust (e.g., as a result of the rounding down of fractional interests in Roll-over Trust Units and/or Roll-over Trust Certificates or in such other Merger Consideration as described above), the Trust Administrator shall instruct the Custodian to sell such excess number of remaining Roll-over Underlying Shares and any such other Merger Consideration and distribute to Registered Owners of Asset Certificates whose fractional interests in the Roll-over Trust Units and such other Merger Consideration were so rounded down their applicable pro rata share (based on their rounded down fractions) of the amount of the net cash proceeds received by the Trust from the sale of such Roll-over Underlying Shares and any such other Merger Consideration, such distribution to be made to such Registered Owners of Asset Certificates in cash as a Cash Distribution.

Sch. 2-16

Asset Certificates held in digital form on the Chia blockchain:

Asset Certificates outstanding as of the Record Date will be canceled. Each Registered Owner as of the Record Date of an Asset Certificate will be issued and receive its applicable pro rata share of Roll-over Trust Units, the number of whole Roll-over Trust Units to be issued (whether in DTC, physical form, or on the Chia blockchain) to be equal to the total number of Roll-over Underlying Shares received by the Trust in connection with the Transaction. Fractional Roll-over Trust Certificates will be issued in digital form on the Chia blockchain.

Certificate Balance Adjustment:

In the event that the Trust receives fewer Roll-over Underlying Shares as part of the Transaction from the Acquiring Corporation due to rounding down to the nearest whole number of Roll-over Underlying Shares, not distributing fractional Roll-over Underlying Shares, or any other reason, such that, immediately after giving effect to the receipt by the Trust of the Roll-over Underlying Shares in the Transaction and the issuance of Roll-over Trust Certificates as described above, the total number of Roll-over Underlying Shares held by the Trust is not equal to or more than the then outstanding total number of each of the Roll-over Dividend Certificates and the Roll-over Asset Certificates, the Trust Administrator, at its own expense, will either, at its sole discretion:

(1) purchase a number of outstanding Roll-over Dividend Certificates and a number of outstanding Roll-over Asset Certificates (such purchase to be in equal numbers of each type of Roll-over Trust Certificate) then held on the Chia blockchain equal to the number of Excess Fractional Share Certificates (applying such term to the Roll-over Trust Certificates and the Roll-over Underlying Shares), and then cancel such number of Excess Fractional Share Certificates to ensure that, immediately after giving effect to the receipt by the Trust of the Roll-over Underlying Shares in the Transaction and the issuance of Roll-over Trust Certificates as described above and the transactions in this paragraph, the total outstanding number of each of the Roll-over Dividend Certificates and the Roll-over Asset Certificates is equal to or less than the total number of Roll-over Underlying Shares held by the Trust; or

(2)  purchase and deposit into the Trust a number of outstanding additional Roll-over Underlying Share(s) such that the total number of Roll-over Underlying Shares then held by the Trust is equal to or greater than the total outstanding number of each of the Roll-over Dividend Certificates and the Roll-over Asset Certificates, issue and sell on the Chia blockchain a number of Overage Fractional Share Certificates (applying such term to the Roll-over Trust Certificates and the Roll-over Underlying Shares), and then cancel such number of Overage Fractional Share Certificates issued on the Chia blockchain (in equal number between Roll-over Dividend Certificates and Roll-over Asset Certificates) to ensure that, immediately after giving effect to the receipt by the Trust of the Roll-over Underlying Shares in the Transaction and the issuance of Roll-over Trust Certificates as described above and the transactions in this paragraph, the total outstanding number of each of the Roll-over Dividend Certificates and the Roll-over Asset Certificates is equal to or less than the total number of Roll-over Underlying Shares held by the Trust.

Sch. 2-17

Related Trust for the Underlying Shares of the Acquiring Corporation

Where there already exists a related trust similar to the Trust managed by the Trust Administrator (“Family Trust”) for the underlying shares of the Acquiring Corporation (“Family Trust Underlying Shares”), the Trust Administrator may determine, in its sole discretion, to move Registered Owners and their corresponding Trust Certificates to the Family Trust and issue trust certificates in the Family Trust (“Family Trust Certificates”) as follows.

Dividend Certificates:

Dividend Certificates do not have any rights with respect to Merger Consideration, and therefore no rights to participate in any Family Trust, and would receive no distribution or payment. In such a case, all existing Dividend Certificates will be canceled.

Asset Certificates:

Asset Certificates held in DTC or otherwise in physical form:

Each Registered Owner as of the Record Date of an Asset Certificate will be issued and receive its applicable pro rata share of Family Trust Certificates (consisting of “Family Asset Certificates” and “Family Dividend Certificates”), the number of whole Family Trust Units to be issued (whether in DTC, physical form, or on the Chia blockchain) to be equal to the total number of Family Trust Underlying Shares received by the Trust in connection with the Transaction. The Trust will then convey all Family Trust Underlying Shares received to the Family Trust. No fees will be charged for such conveyance.

If a Registered Owner’s applicable pro rata share would entitle it to a fractional number of Family Trust Units and/or Family Trust Certificates and the Trust Administrator determines that it is not practical, advisable, or desirable to have a fractional Family Trust Unit and/or Family Trust Certificate, then the number of Family Trust Units and/or Family Trust Certificates distributed to that Registered Owner will be rounded down to the nearest whole number or other unit of measurement.

Any Merger Consideration that is in a form other than Family Trust Underlying Shares will be distributed to Registered Owners of Asset Certificates as set forth under “General Process” above.

Following the distribution of the Family Trust Certificates and any other Merger Consideration to such Registered Owners of Asset Certificates as described above, to the extent that there remains Family Trust Underlying Shares in a number in excess of the total number of Family Trust Units or there remains other Merger Consideration held by or on behalf of the Trust (e.g., as a result of the rounding down of fractional interests in Family Trust Units and/or Family Trust Certificates or in such other Merger Consideration as described above), the Trust Administrator shall instruct the Custodian to sell such excess number of remaining Family Trust Underlying Shares and any such other Merger Consideration and distribute to Registered Owners of Asset Certificates whose fractional interests in the Family Trust Units and such other Merger Consideration were so rounded down their applicable pro rata share (based on their rounded down fractions) of the amount of the net cash proceeds received by the Trust from the sale of such Family Trust Underlying Shares and any such other Merger Consideration, such distribution to be made to such Registered Owners of Asset Certificates in cash as a Cash Distribution.

Sch. 2-18

Asset Certificates held in digital form on the Chia blockchain:

Each Registered Owner as of the Record Date of an Asset Certificate will be issued and receive its applicable pro rata share of Family Trust Certificates (consisting of Family Asset Certificates and Family Dividend Certificates) to be equal to the total number of Family Trust Underlying Shares received by the Trust in connection with the Transaction. Fractional Family Trust Units and fractional Family Trust Certificates will be issued in digital form on the Chia blockchain.

Certificate Balance Adjustment:

In the event that the Trust receives fewer Family Trust Underlying Shares as part of the Transaction from the Acquiring Corporation due to rounding down to the nearest whole number of Family Trust Underlying Shares, not distributing fractional Family Trust Underlying Shares, or any other reason, such that, immediately after giving effect to the receipt by the Trust of the Family Trust Underlying Shares in the Transaction and the issuance of Family Trust Certificates as described above, the total number of Family Trust Underlying Shares held by the Trust is not equal to or more than the then outstanding total number of each of the Family Dividend Certificates and the Family Asset Certificates, the Trust Administrator, at its own expense, will either, at its sole discretion:

(1) purchase a number of outstanding Family Dividend Certificates and a number of outstanding Family Asset Certificates (such purchase to be in equal numbers of each type of Family Trust Certificate) then held on the Chia blockchain equal to the number of Excess Fractional Share Certificates (applying such term to the Family Trust Certificates and the Family Trust Underlying Shares), and then cancel such number of Excess Fractional Share Certificates to ensure that, immediately after giving effect to the receipt by the Trust of the Family Trust Underlying Shares in the Transaction and the issuance of Family Trust Certificates as described above and the transactions in this paragraph, the total outstanding number of each of the Family Dividend Certificates and the Family Asset Certificates is equal to or less than the total number of Family Trust Underlying Shares held by the Trust; or

(2)  purchase and deposit into the Trust a number of outstanding additional Family Trust Underlying Share(s) such that the total number of Family Trust Underlying Shares then held by the Trust is equal to or greater than the total outstanding number of each of the Family Dividend Certificates and the Family Asset Certificates, issue and sell on the Chia blockchain a number of Overage Fractional Share Certificates (applying such term to the Family Trust Certificates and the Family Trust Underlying Shares), and then cancel such number of Overage Fractional Share Certificates issued on the Chia blockchain (in equal number between Family Dividend Certificates and Family Asset Certificates) to ensure that, immediately after giving effect to the receipt by the Trust of the Family Trust Underlying Shares in the Transaction and the issuance of Family Trust Certificates as described above and the transactions in this paragraph, the total outstanding number of each of the Family Dividend Certificates and the Family Asset Certificates is equal to or less than the total number of Family Trust Underlying Shares held by the Trust.

Dissolution of the Trust.

Following the distributions to Registered Owners of Asset Certificates as described above, the Trust Administrator will dissolve the Trust and wind up the business and affairs of the Trust in accordance with the Agreement, and all Dividend Certificates and Asset Certificates will be canceled.

Sch. 2-19

Dissolution and Winding Down of Trust

In the event of a dissolution pursuant to the Agreement, or any corporate action or other event that requires dissolution, or where the Trust Administrator determines dissolution necessary, advisable, desirable, or incidental for any reason, and that is not addressed elsewhere in this Schedule 2, then, subject to compliance with Section 6.2(d) of the Agreement and Section 3808(e) of the Act, the outstanding Trust Certificates will be treated as follows:

Trust Units: For Trust Certificates that can together constitute a Trust Unit (i.e., for each one (1) Dividend Certificate and one (1) Asset Certificate) held by a Registered Owner as of the Record Date, the Trust Administrator would distribute one (1) Underlying Share with respect to each Trust Unit held by such Registered Owner (the “Dissolution Share Distribution”), and cancel such Trust Certificates.

Unbalanced Certificates: For Unbalanced Certificates, the Trust Administrator shall instruct the Custodian to sell the Underlying Shares that remain after making the Dissolution Share Distribution described above. The cash received from such sale will then be distributed to those Registered Owners who as of the Record Date held Unbalanced Certificates, allocated between the Dividend Certificates and the Asset Certificates based on the VWAP Fractions, in cash or Stablecoins, as applicable, as a Cash Distribution.

As a condition to receiving any distribution described above, each Registered Owner that is entitled to receive such a distribution will be required to pay the Redemption Fee pursuant to Section 5.13(b) of the Agreement (calculated at 1.00% of the aggregate Value as of the distribution date of the Underlying Shares, cash, and Stablecoins distributed), and any expenses required to be paid by such Registered Owner to the Trust Administrator pursuant to the Agreement, and the Trust Administrator will withhold any taxes required to be withheld. If not otherwise specified by a Registered Owner in advance, the Trust Administrator will withhold from the distribution to such Registered Owner an amount of cash, Stablecoins, and/or Underlying Shares that, when sold by the Trust Administrator, would be sufficient, together with any such any such cash or Stablecoins withheld, to pay the Redemption Fee and any such expenses or taxes.

Following the distributions described above, the Trust Administrator will dissolve the Trust and wind up the business and affairs of the Trust in accordance with the Agreement, and all Dividend Certificates and Asset Certificates will be canceled.

Other Adjustments

In the event of any corporate action or other event that the Trust Administrator determines requires an adjustment to either or both of the Dividend Certificates or the Asset Certificates but which is not addressed elsewhere in this Schedule 2, the Trust Administrator shall determine, in its sole discretion, such actions, distributions, or other adjustments as may be necessary, advisable, desirable, or incidental with respect to the outstanding Trust Certificates.

In the event that a corporate action as described above results in (a) the Trust’s ownership of Underlying Shares in the Subject Corporation, (b) the Trust’s ownership of Roll-over Underlying Shares in the Acquiring Corporation, and/or (c) the Family Trust’s ownership of Family Trust Underlying Shares in the Acquiring Corporation exceeding the Trust’s or the Family Trust’s, as applicable, maximum ownership threshold described in Section 2.5(b) of the Agreement or applicable Family Trust agreement, or successor, replacement, or other agreement (the “Maximum Threshold”), the Trust and/or the Family Trust will immediately halt any and all deposits of Underlying Shares, Roll-over Underlying Shares, and/or Family Trust Underlying Shares and the issuance of new Trust Certificates, Roll-over Trust Certificates, and/or Family Trust Certificates until redemptions of Underlying Shares, Roll-over Underlying Shares, and/or Family Trust Underlying Shares result in the Trust’s and/or the Family Trust’s ownership decreasing below the Maximum Threshold.

Sch. 2-20

Schedule 3

Maintenance of Capital Accounts

For purposes of Section 4.9(j) of the Agreement, Capital Accounts shall be maintained pursuant to the following:

(a)	Definitions.

(i)	“Adjusted Capital Account” means the Capital Account maintained for each Beneficial Owner as of the end of each taxable year of the Trust, (a) increased by any amounts that such Beneficial Owner is obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of all losses and deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Beneficial Owner in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Beneficial Owner in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Beneficial Owner’s Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to paragraph (c)(iii)(1)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(ii)	“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to paragraph (b)(iv).

(iii)	“Agreed Value” of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the Trust Administrator, without taking into account any liabilities to which such Contributed Property was subject at such time. The Trust Administrator shall use such method as it determines to be appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Trust in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

(iv)	“Book-Tax Disparity” means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for U.S. federal income tax purposes as of such date.

(v)	“Capital Contribution” means any cash, cash equivalents, or the Net Agreed Value of Contributed Property that a Beneficial Owner contributes to the Trust pursuant to this Agreement.

Sch. 3-1

(vi)	“Carrying Value” means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization, and cost recovery deductions charged to the Beneficial Owners’ Capital Accounts with respect to such Contributed Property, and (b) with respect to any other Trust Property, the adjusted basis of such property for U.S. federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted to equal its respective gross fair market value (taking Code Section 7701(g) into account) upon an adjustment to the Capital Accounts of the Beneficial Owners in accordance with paragraph (b)(iv) and to reflect changes, additions, or other adjustments to the Carrying Value for dispositions and acquisitions of Trust Properties, in the sole discretion of the Trust Administrator.

(vii)	“Contributed Property” means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Trust. If the Carrying Value of a Contributed Property is adjusted pursuant to paragraph (b)(iv), such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.

(viii)	“Net Agreed Value” means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Trust upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Beneficial Owner by the Trust, the fair market value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Beneficial Owner upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.

(ix)	“Net Income” means, for any taxable year, the excess, if any, of the Trust’s items of income and gain for such taxable year over the Trust’s items of loss and deduction for such taxable year. The items included in the calculation of Net Income shall be determined in accordance with paragraph (b) and shall not include any items specially allocated under paragraph (c)(iii). Net Income shall be determined separately with respect to Asset Interests and Dividend Interests, with items of income or gain with respect to Dividend Interests including solely Dividends or earnings received with respect thereto, and items of deduction or loss including the Trust Administrator’s Fees and those other fees or expenses of the Trust properly allocable to the Dividend Interests, as determined in the discretion of the Trust Administrator.

(x)	“Net Loss” means, for any taxable year, the excess, if any, of the Trust’s items of loss and deduction for such taxable year over the Trust’s items of income and gain for such taxable year. The items included in the calculation of Net Loss shall be determined in accordance with paragraph (b) and shall not include any items specially allocated under paragraph (c)(iii). Net Loss shall be determined separately with respect to Asset Interests and Dividend Interests, with items of income or gain with respect to Dividend Interests including solely Dividends or earnings received with respect thereto, and items of deduction or loss including the Trust Administrator’s Fees and those other fees or expenses of the Trust properly allocable to the Dividend Interests, as determined in the discretion of the Trust Administrator.

Sch. 3-2

(xi)	“Percentage Interest” means, as of any date of determination, (i) as to any Asset Interests, a percentage obtained by dividing (x) the number of such Asset Interests by (y) the total number of all outstanding Asset Interests, and (ii) as to any Dividend Interests, a percentage obtained by dividing (x) the number of such Dividend Interests by (y) the total number of all outstanding Dividend Interests.

(xii)	“Required Allocations” means (a) any limitation imposed on any allocation of Net Loss under paragraph (c)(ii) and (b) any allocation of an item of income, gain, loss, or deduction pursuant to paragraph (c)(iii)(1) through (4).

(xiii)	“Residual Gain” or “Residual Loss” means any item of gain or loss, as the case may be, of the Trust recognized for U.S. federal income tax purposes resulting from a sale, exchange, or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to paragraph (d)(ii)(1)(A) or (d)(ii)(2)(A), respectively, to eliminate Book-Tax Disparities.

(xiv)	“Trust Minimum Gain” means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).

(b)	Maintenance of Capital Accounts.

(i)	The Trust shall maintain for each Beneficial Owner a separate Capital Account in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Trust with respect to the corresponding Trust Units pursuant to this Agreement and (ii) all items of Trust income and gain (including income and gain exempt from tax) computed in accordance with paragraph (b)(ii) and allocated to such Beneficial Owner pursuant to paragraph (c), and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made to such Beneficial Owner pursuant to this Agreement and (y) all items of Trust deduction and loss computed in accordance with paragraph (b)(ii) and allocated with respect to such Beneficial Owner pursuant to paragraph (c). Except as otherwise indicated in this Agreement, the foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulation. Capital Accounts shall be separately maintained with respect to Asset Interests and Dividend Interests, as reasonably determined by the Trust Administrator.

(ii)	For purposes of computing the amount of any item of income, gain, loss, or deduction, which is to be allocated pursuant to Article IV and is to be reflected in the Beneficial Owners’ Capital Accounts, the determination, recognition, and classification of any such item shall be the same as its determination, recognition, and classification for U.S. federal income tax purposes (including any method of depreciation, cost recovery, or amortization used for that purpose); provided that:

(1)	All fees and other expenses incurred by the Trust to promote the sale of (or to sell) Trust Units that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Beneficial Owners pursuant to paragraph (c).

Sch. 3-3

(2)	Except as otherwise provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss, and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Trust and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for U.S. federal income tax purposes. To the extent an adjustment to the adjusted tax basis of any Trust asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.

(3)	Any income, gain, or loss attributable to the taxable disposition of any Trust Property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Trust’s Carrying Value with respect to such property as of such date.

(iii)	A transferee of an Asset Interest or a Dividend Interest shall succeed to a pro rata portion of the Capital Account of the transferor attributable to such transferor’s Asset Interests or Dividend Interests, based on the number of Asset Interests or Dividend Interests so transferred, as reasonably determined by the Trust Administrator.

(iv)	The Capital Account balance of each Beneficial Owner shall be adjusted in accordance with the rules set forth in Treasury Regulation Section 1.704-1(b)(2)(iv)(f) to reflect the Beneficial Owner’s allocable share (as determined under paragraph (c)) of the items of Net Income or Net Loss that would be realized by the Trust if it sold all of its property at its fair market value (taking Code Section 7701(g) into account) on (a) the date of the acquisition of any additional interest in the Trust by any new or existing Beneficial Owner in exchange for more than a de minimis Capital Contribution; (b) the date of the distribution of more than a de minimis amount of Trust assets to a Beneficial Owner; (c) the date any interest in the Trust is relinquished to the Trust; or (d) any other date specified in the United States Treasury Regulations; provided, however, that adjustments pursuant to clauses (a), (b), (c) and (d) above shall be made only if the Trust Administrator, in its sole discretion, determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Beneficial Owners.

(v)	Notwithstanding anything expressed or implied to the contrary in this Agreement, in the event the Trust Administrator shall determine, in its sole and absolute discretion, that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to effectuate the intended economic sharing arrangement of the Beneficial Owners, the Trust Administrator may make such modification.

Sch. 3-4

(vi)	Notwithstanding anything expressed or implied to the contrary in this Agreement, no Beneficial Owner shall have the right to request, demand, or receive any distribution with respect to such Beneficial Owner’s Capital Account from the Trust except as expressly set forth in the Agreement.

(c)	Allocations for Capital Account Purposes. For purposes of maintaining the Capital Accounts and in determining the rights of the Beneficial Owners among themselves, the Trust’s items of income, gain, loss, and deduction (computed in accordance with paragraph (b)) shall be allocated among the Beneficial Owners in each taxable year (or portion thereof) as provided herein below.

(i)	Net Income. After giving effect to the special allocations set forth in paragraph (c)(iii), (x) Net Income attributable to Asset Interests for each taxable year and all items of income, gain, loss, and deduction taken into account in computing Net Income attributable to Asset Interests for such taxable year shall be allocated to the Beneficial Owners of Asset Interests in accordance with their respective Percentage Interests, and (y) Net Income attributable to Dividend Interests for each taxable year and all items of income, gain, loss, and deduction taken into account in computing Net Income attributable to Dividend Interests for such taxable year shall be allocated to the Beneficial Owners of Dividend Interests in accordance with their respective Percentage Interests.

(ii)	Net Loss. After giving effect to the special allocations set forth in paragraph (c)(iii), (x) Net Loss attributable to Asset Interests for each taxable year and all items of income, gain, loss, and deduction taken into account in computing Net Loss attributable to Asset Interests for such taxable year shall be allocated to the Beneficial Owners of Asset Interests in accordance with their respective Percentage Interests, and (y) Net Loss attributable to Dividend Interests for each taxable year and all items of income, gain, loss, and deduction taken into account in computing Net Loss attributable to Dividend Interests for such taxable year shall be allocated to the Beneficial Owners of Dividend Interests in accordance with their respective Percentage Interests; provided that to the extent any allocation of Net Loss would cause any Beneficial Owners to have a deficit balance in its Adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in its Adjusted Capital Account), such allocation of Net Loss shall be reallocated among the other Beneficial Owners in accordance with their respective Percentage Interests.

(iii)	Special Allocations. Notwithstanding any other provision of this paragraph (c), the following special allocations shall be made for such taxable period:

(1)	Trust Minimum Gain Chargeback. Notwithstanding any other provision of this paragraph (c), if there is a net decrease in Trust Minimum Gain during any Trust taxable period, each Beneficial Owner shall be allocated items of Trust income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. This paragraph (c)(iii)(1) is intended to comply with the Trust Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

Sch. 3-5

(2)	Qualified Income Offset. In the event any Beneficial Owner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6), items of Trust income and gain shall be specially allocated to such Beneficial Owner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations, or distributions as quickly as possible. This paragraph (c)(iii)(2) is intended to qualify and be construed as a “qualified income offset” within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(3)	Gross Income Allocations. In the event any Beneficial Owner has a deficit balance in its Capital Account at the end of any Trust taxable period in excess of the sum of (A) the amount such Beneficial Owner is required to restore pursuant to the provisions of this Agreement and (B) the amount such Beneficial Owner is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), such Beneficial Owner shall be specially allocated items of gross income and gain in the amount of such excess as quickly as possible; provided that such an allocation shall be made only if and to the extent that such Beneficial Owner would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this paragraph (c) have been tentatively made as if this paragraph (c)(iii)(3) were not in this Agreement.

(4)	Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Trust asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Beneficial Owners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

(5)	Curative Allocation. The Required Allocations are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Beneficial Owners that, to the extent possible, all Required Allocations shall be offset either with other Required Allocations or with special allocations of other items of Trust income, gain, loss, or deduction pursuant to this paragraph (c)(iii)(5). Therefore, notwithstanding any other provision of this paragraph (c) (other than the Required Allocations), the Trust Administrator shall make such offsetting special allocations of Trust income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Beneficial Owner’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Beneficial Owner would have had if the Required Allocations were not part of this Agreement and all Trust items were allocated pursuant to the economic agreement among the Beneficial Owners. The Trust Administrator shall, with respect to each taxable period, apply the foregoing rules in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to the foregoing rules among the Beneficial Owners in a manner that is likely to minimize such economic distortions.

Sch. 3-6

(d)	Allocations for Tax Purposes.

(i)	Except as otherwise provided herein, each item of income, gain, loss, and deduction shall be allocated, for U.S. federal income tax purposes, among the Beneficial Owners in the same manner as its correlative item of “book” income, gain, loss, or deduction is allocated pursuant to paragraph (c).

(ii)	In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or an Adjusted Property, items of income, gain, loss, depreciation, amortization, and cost recovery deductions shall be allocated for U.S. federal income tax purposes among the Beneficial Owners as follows:

(1)	(A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Beneficial Owners in the manner provided under Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Beneficial Owners in the same manner as its correlative item of “book” gain or loss is allocated pursuant to paragraph (c).

(2)	(A) In the case of an Adjusted Property, such items shall (1) first, be allocated among the Beneficial Owners in a manner consistent with the principles of Section 704(c) of the Code to take into account the variation between the adjusted basis of such property for U.S. federal income tax purposes and its Carrying Value, and (2) second, in the event such property was originally a Contributed Property, be allocated among the Beneficial Owners in a manner consistent with Section 4.2(b)(i)(A); and (B) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Beneficial Owners in the same manner as its correlative item of “book” gain or loss is allocated pursuant to paragraph (c).

(iii)	The Trust Administrator may cause the Trust to eliminate Book-Tax Disparities using any method or methods described in Treasury Regulation Section 1.704-3, or that it otherwise determines is appropriate in its sole discretion.

Sch. 3-7

(iv)	For the proper administration of the Trust and for the preservation of uniformity of the shares (or any class or classes thereof), the Trust Administrator, as it determines in its sole discretion is necessary or appropriate to execute the provisions of this Agreement and to comply with federal, state, and local tax law may (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization, and cost recovery deductions; (ii) make special allocations for U.S. federal income tax purposes of income (including gross income) or deductions; (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity among Asset Interests or Dividend Interests, as the case may be; and (iv) adopt and employ methods for (A) the maintenance of Capital Accounts for book and tax purposes, (B) the determination and allocation of adjustments, if any, under Sections 704(c), 734, and 743 of the Code, (C) the determination and allocation of taxable income, tax loss, and items thereof under this Agreement and pursuant to the Code, (D) the determination of the identities and tax classification of Beneficial Owners, (E) the provision of tax information and reports to the Beneficial Owners, (F) the adoption of reasonable conventions and methods for the valuation of assets and the determination of tax basis, (G) the allocation of asset values and tax basis, (H) the adoption and maintenance of accounting methods, (I) the recognition of the transfer of shares and (J) tax compliance and other tax-related requirements, including the use of computer software, and to use filing and reporting procedures similar to those employed by publicly traded partnerships and limited liability companies.

(v)	All items of income, gain, loss, deduction, and credit recognized by the Trust for U.S. federal income tax purposes and allocated to the Beneficial Owners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code that may be made by the Trust; provided, however, that such allocations, once made, shall be adjusted (in the manner determined by the Trust Administrator) to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

(vi)	For purposes of determining the items of Trust income, gain, loss, deduction, or credit allocable to any Beneficial Owner with respect to any period, such items shall be determined on a daily, monthly, quarterly or other basis, as determined by the Trust Administrator in its sole discretion, using any permissible method under Section 706 of the Code and the Treasury Regulations promulgated thereunder.

Sch. 3-8